Exhibit 10.9

Execution Version

THE BANK OF NOVA SCOTIA

as Administrative Agent

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THE BANK OF NOVA SCOTIA,
CANADIAN IMPERIAL BANK OF COMMERCE and
TD SECURITIES
as Joint Bookrunners and Co-Lead Arrangers

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CANADIAN IMPERIAL BANK OF COMMERCE and
TD SECURITIES
as Co-Syndication Agents

and-

BANK OF MONTREAL, MUFG BANK, LTD., CANADA BRANCH, NATIONAL BANK OF CANADA,
 ROYAL BANK OF CANADA and WELLS FARGO BANK, N.A., CANADIAN BRANCH,
as Co-Documentation Agents

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THE BANK OF NOVA SCOTIA,
CANADIAN IMPERIAL BANK OF COMMERCE,
THE TORONTO-DOMINION BANK,
BANK OF MONTREAL,
MUFG BANK, LTD., CANADA BRANCH,
NATIONAL BANK OF CANADA,
ROYAL BANK OF CANADA,
WELLS FARGO BANK, N.A., CANADIAN BRANCH,
HSBC BANK CANADA,
BANK OF CHINA (CANADA),
FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC,
ICICI BANK CANADA,
SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH,
and
TELUS CORPORATION
as Lenders

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TELUS INTERNATIONAL (CDA) INC.
as Borrower

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

December 22, 2020

Fasken Martineau DuMoulin LLP
333 Bay Street
Suite 2400, Bay-Adelaide Centre
Toronto, Ontario  M5H 2T6

3.6	Inability to Fund U.S. Dollar Advances in Canada	55
3.7	Inability to Fund Euribor Advances in Canada	57
3.8	Timing of Credit Availments	58
3.9	Time, Place and Source of Payments	58
3.10	Remittance of Payments	58
3.11	Evidence of Indebtedness	59
3.12	General Provisions Relating to Letters	59
3.13	Notice Periods	61
3.14	Overdraft Loans	62
3.15	Administrative Agent’s Discretion to Allocate	64
3.16	Benchmark Replacement Setting	64
3.17	CDOR Discontinuance	71

ARTICLE 4 DRAWDOWNS		72

4.1	Drawdown Notice	72

ARTICLE 5 ROLLOVERS		72

5.1	Bankers’ Acceptances	72
5.2	LIBOR Loans and BA Equivalent Loans	73
5.3	Rollover Notice	73

ARTICLE 6 CONVERSIONS		74

6.1	Converting Loan to Other Type of Loan	74
6.2	Converting Loan to Bankers’ Acceptances	74
6.3	Converting Bankers’ Acceptances to Loan	74
6.4	Conversion Notice	74
6.5	Absence of Notice	75
6.6	Conversion After Default	75

ARTICLE 7 INTEREST AND FEES		75

7.1	Interest Rates	75
7.2	Interest In Advance	76
7.3	Calculation and Payment of Interest	76
7.4	General Interest Rules	76
7.5	Selection of Interest Periods	77
7.6	Acceptance Fees	78
7.7	Standby Fees	78
7.8	Letter Fees	78
7.9	Interest and Fee Adjustment	79

ARTICLE 8 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS		80

8.1	Conditions of Credit	80
8.2	Change of Circumstances	80
8.3	Failure to Fund as a Result of Change of Circumstances	82
8.4	Indemnity Relating to Credits	82

8.5	Indemnity for Transactional and Environmental Liability	83
8.6	Payments Free and Clear of Taxes	84

ARTICLE 9 REPAYMENTS AND PREPAYMENTS		88

9.1	Repayment of Credit Facilities	88
9.2	Voluntary Prepayments	88
9.3	Mandatory Prepayments	88
9.4	Prepayment Notice	89
9.5	Reimbursement Obligation for Maturing Bankers’ Acceptances	89
9.6	Reimbursement or Conversion on Presentation of Letters	89
9.7	Letters Subject to an Order	90
9.8	Repayment of Credit Excess	90
9.9	Currency of Repayment	91

ARTICLE 10 REPRESENTATIONS AND WARRANTIES		91

10.1	Representations and Warranties	91
10.2	Survival of Representations and Warranties	97

ARTICLE 11 COVENANTS		98

11.1	Affirmative Covenants	98
11.2	Performance of Covenants by Administrative Agent	106
11.3	Restrictive Covenants	107
11.4	Compliance	114

ARTICLE 12 CONDITIONS PRECEDENT TO OBTAINING CREDIT		114

12.1	Conditions Precedent to All Credit	114
12.2	Conditions Precedent to Effectiveness of Agreement and Initial Extension of Credit	115
12.3	Conditions Precedent to Initial Extension of Credit under NRT 2 Facility and Entirety of RT 2 Credit Limit	117
12.4	Transaction	118
12.5	Waiver	118
12.6	Existing Credit Outstanding under Existing Credit Agreement	118

ARTICLE 13 DEFAULT AND REMEDIES		119

13.1	Events of Default	119
13.2	Refund of Overpayments	122
13.3	Remedies Cumulative	123
13.4	Set-Off.	123

ARTICLE 14 THE ADMINISTRATIVE AGENT		123

14.1	Appointment and Authorization of Administrative Agent	123
14.2	Interest Holders	124
14.3	Consultation with Counsel	124
14.4	Documents	124

14.5	Administrative Agent as Creditor.	124
14.6	Responsibility of Administrative Agent.	125
14.7	Action by Administrative Agent	125
14.8	Notice of Events of Default	125
14.9	Responsibility Disclaimed	126
14.10	Indemnification	126
14.11	Credit Decision	126
14.12	Successor Administrative Agent	127
14.13	Delegation by Administrative Agent	127
14.14	Waivers and Amendments	128
14.15	Determination by Administrative Agent Conclusive and Binding	129
14.16	Adjustments among Lenders after Acceleration	129
14.17	Redistribution of Payment	130
14.18	Distribution of Notices	131
14.19	Decision to Enforce Security	131
14.20	Enforcement	131
14.21	Determination of Exposures	131
14.22	Application of Cash Proceeds	132
14.23	Entering into Contracts	135
14.24	Other Security Not Permitted	135
14.25	German Security	135
14.26	Parallel Debt owed to the Administrative Agent	136
14.27	Discharge of Security	137
14.28	Survival	138

ARTICLE 15 MISCELLANEOUS		138

15.1	Waivers	138
15.2	Notices	138
15.3	Severability	139
15.4	Counterparts	139
15.5	Successors and Assigns; No Third Party Rights or Liabilities	139
15.6	Assignment	139
15.7	Entire Agreement	141
15.8	Further Assurances	141
15.9	Judgment Currency	142
15.10	Forum Selection and Consent to Jurisdiction	142
15.11	Confidentiality	143
15.12	USA PATRIOT Act Notice	143
15.13	Waivers of Jury Trial	144
15.14	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	144
15.15	Acknowledgement Regarding Any Supported QFCs	144

SCHEDULE A INDIVIDUAL COMMITMENTS	1

SCHEDULE B COMPLIANCE CERTIFICATE	1

SCHEDULE C FORM OF ASSIGNMENT	1

SCHEDULE D FORM OF DRAWDOWN NOTICE	1

SCHEDULE E FORM OF ROLLOVER NOTICE	1

SCHEDULE F FORM OF CONVERSION NOTICE	1

SCHEDULE G CORPORATE STRUCTURE	1

SCHEDULE H GUARANTEE AND SECURITY DOCUMENTS	1

SCHEDULE I TRANSACTIONS WITH AFFILIATES	1

SCHEDULE J CONSENTS AND APPROVALS	1

SCHEDULE K APPLICABLE MARGIN	1

SCHEDULE L ACCORDION AGREEMENT	1

SCHEDULE M QUALIFIED AFFILIATE INSTRUMENT OF ADHESION	1

SCHEDULE N GUARANTORS	1

SCHEDULE O NON-GUARANTEEING MATERIAL SUBSIDIARIES	1

SCHEDULE P TARGET ENTITIES	1

SCHEDULE Q AGREED SECURITY PRINCIPLES	1

SCHEDULE R POST-CLOSING MATTERS RE EXISTING OBLIGORS	1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT made as of the 22nd day of December, 2020.

BETWEEN:

THE BANK OF NOVA SCOTIA, a Canadian chartered bank

(herein, in its capacity as administrative agent of the Creditors (as defined herein), called the “Administrative Agent”)

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THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE, THE TORONTO-DOMINION BANK, BANK OF MONTREAL, MUFG BANK, LTD., CANADA BRANCH, NATIONAL BANK OF CANADA, ROYAL BANK OF CANADA, WELLS FARGO BANK, N.A., CANADIAN BRANCH, HSBC BANK CANADA, BANK OF CHINA (CANADA), FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, ICICI BANK CANADA, SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH, TELUS CORPORATION, and one or more Persons (as defined herein) to whom the foregoing or their respective permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof as a Lender (as defined herein)

(herein, in their capacities as lenders to the Borrower (as defined herein), collectively called the “Lenders” and individually called a “Lender”)

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TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the laws of the Province of British Columbia

(herein called the “Borrower”)

WHEREAS pursuant to a credit agreement made as of May 31, 2016 between the Borrower, the lenders party thereto and the Administrative Agent, as amended by a first amending agreement and consent dated October 31, 2016 and a second amending agreement dated December 20, 2017 (the “Original Credit Agreement”), such lenders established certain credit facilities in favour of the Borrower;

AND WHEREAS pursuant to an amended and restated credit agreement made as of January 28, 2020 between the Borrower, the lenders party thereto and the Administrative Agent, as modified by the consent and waiver dated May 27, 2020 (the “Existing Credit Agreement”), the provisions of the Original Credit Agreement were amended and restated without novation;

AND WHEREAS the parties hereto wish to enter into this agreement in order to amend and restate the provisions of the Existing Credit Agreement without novation on and subject to the terms and conditions of this agreement for the purposes set forth herein, all with effect as of and from the date hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree that the Existing Credit Agreement shall be and is hereby amended and restated without novation as hereinafter set forth:

ARTICLE 1
INTERPRETATION

1.1                                                                               Defined Terms.

The following defined terms shall for all purposes of this agreement, or any amendment, substitute, supplement, replacement or addition hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

“Accordion Agreement” means an agreement in the form of Schedule L hereto (or in such other form having substantially similar effect as the Administrative Agent may accept) duly completed, executed and delivered by the Borrower, an Accordion Lender, and the Administrative Agent and, if applicable, the Issuing Lender and the Overdraft Lender, in accordance with Section 2.2(c).

“Accordion Confirmation” shall have the meaning ascribed thereto in Section 2.2(c).

“Accordion Effective Date” means in respect of an Accordion Increase requested by the Borrower in an Accordion Notice pursuant to Section 2.2 (a) to the extent such Accordion Notice specifies an Accordion Lender that is an existing Lender, the date on which an Accordion Confirmation has been duly executed and delivered by such Accordion Lender, the Administrative Agent and the Borrower and received by the Administrative Agent, and (b) to the extent such Accordion Notice specifies an Accordion Lender that is not an existing Lender at the time such Accordion Notice is delivered to the Administrative Agent, the date on which an Accordion Agreement has been duly executed and delivered by the Borrower, the Administrative Agent, the Issuing Lender, the Overdraft Lender and such Accordion Lender and received by the Administrative Agent.

“Accordion Increase” shall have the meaning ascribed thereto in Section 2.2(a).

“Accordion Lender” shall have the meaning ascribed thereto in Section 2.2(a).

“Accordion Notice” shall have the meaning ascribed thereto in Subsection 2.2(a).

“Acquisition” means, with respect to any Person (for purposes of this definition, the “purchaser”), any direct or indirect acquisition, regardless of how accomplished or effected (including pursuant to an amalgamation, merger, arrangement, business combination or other form of corporate reorganization), of:

(a)                                 any other Person (including any purchase or acquisition of such number of the issued and outstanding Equity Interests in such other Person such that such other Person becomes a Subsidiary of the purchaser or of any of its affiliates), or

(b)                                 all or substantially all of the assets of any other Person.

“Administrative Agent” shall have the meaning ascribed thereto in the preamble.

“affiliate” shall have the meaning ascribed thereto in the Canada Business Corporations Act.

“Agency Fee Letter” means the amended and restated fee letter dated January 28, 2020 between the Borrower and the Administrative Agent.

“Agreed Security Principles” means the security principles set out in Schedule Q hereto.

“Alternate Base Rate Canada” means, at any particular time, the greater of (a) the Base Rate Canada at such time and (b) the Federal Funds Effective Rate at such time plus ½ of 1% per annum.

“AML/CTF Laws” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any other anti-money laundering or counter-terrorism financing laws or regulations including without limitation, any laws or regulations imposing “know your customer” or other identification checks or procedures, that apply to a Lender, in any jurisdiction in connection with the Loan Documents.

“Anti-Corruption Laws” has the meaning given to it in Section 10.1(bb).

“Applicable Law” means all public laws, statutes, ordinances, decrees, judgments, codes, standards, acts, orders, by-laws, rules, regulations, Official Body Consents, permits and requirements of all Official Bodies, in each case having the force of law and which now or hereafter may be lawfully applicable to and enforceable against any Subject Entity or its property or any part thereof.

“Applicable Margin” means, at any particular time, the applicable margin or fee rate, as the case may be, expressed as basis points per annum which are in effect at such time based upon (a) the Total Net Debt/EBITDA Ratio for the Fiscal Quarter that is the subject of the compliance certificate delivered by the Borrower to the Administrative Agent pursuant to Section 12.2(f)(vi) until such time as the Borrower is required to deliver a compliance certificate to the Administrative Agent pursuant to Section 11.1(b)(iii), and (b) thereafter, the Total Net Debt/EBITDA Ratio for the Fiscal Quarter that is the subject of the compliance certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iii), in each case, as set forth in the tables at Schedule K hereto; provided that changes in the Applicable Margin shall be effective as set forth in Section 7.9.

“Applicable Margin Increase” shall have the meaning ascribed thereto in Section 2.2(a).

“Arrangers’ Fee Letters” means the Scotia Fee Letter, the TD Fee Letter and the CIBC Fee Letter.

“Austrian Obligor” means an Obligor organized under the laws of Austria.

“Available RT 1 Credit” means, at any particular time, the amount, if any, by which the RT 1 Credit Limit at such time exceeds the aggregate amount of credit outstanding under the RT 1 Facility at such time.

“Available RT 2 Credit” means, at any particular time, the amount, if any, by which the RT 2 Credit Limit at such time exceeds the aggregate amount of credit outstanding under the RT 2 Facility at such time.

“BA Discounted Proceeds” means, in respect of any Bankers’ Acceptances to be accepted by a Lender on any day, an amount (rounded to the nearest whole cent and with one-half of one cent being rounded up) calculated on such day by multiplying:

(a)                                 the aggregate face amount of such Bankers’ Acceptances; by

(b)                                 the amount equal to one divided by the sum of one plus the product of:

(i)                                     the BA Rate which is applicable to such Bankers’ Acceptance (expressed as a decimal); and

(ii)                                  a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptances and the denominator of which is 365;

with the amount as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up.

“BA Equivalent Loan” shall have the meaning ascribed thereto in Section 3.5.

“BA Non-Schedule I Rate” means, with respect to an issue of Bankers’ Acceptances with the same maturity date to be accepted by a Non-Schedule I Lender hereunder, the lesser of (i) the discount rate per annum, calculated on the basis of a year of 365 days, determined by the Administrative Agent as being the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Non-Schedule I Lenders determined in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers’ Acceptances, for bankers’ acceptances having a comparable face value and maturity date to the face value and the maturity date of such issue of Bankers’ Acceptances and (ii) the BA Schedule I Rate with respect to an issue of Bankers’ Acceptances with the same maturity date to be accepted by a Schedule I Lender hereunder on the same date plus 0.10% per annum.

“BA Proceeds” means, with respect to a particular Bankers’ Acceptance, the BA Discounted Proceeds with respect thereto less the amount of the acceptance fees in respect of such Bankers’ Acceptance calculated in accordance with Section 7.6.

“BA Rate” means the BA Schedule I Rate or the BA Non- Schedule I Rate, as the case may be, provided that in no event shall the BA Rate be less than zero.

“BA Schedule I Rate” means, with respect to an issue of Bankers’ Acceptances with the same maturity date to be accepted by a Schedule I Lender hereunder, the discount rate per annum, calculated on the basis of a year of 365 days, (i) equal to, as determined by the Administrative Agent, the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Schedule I Lenders that appear on the Reuters Screen CDOR Page (or any page substituted therefor) for the Schedule I Lenders at or about 10:00 a.m. (Toronto time) on the date of issue and acceptance of such Bankers’ Acceptances, for bankers’ acceptances having a comparable face value and maturity date to the face value and maturity date of such issue of Bankers’ Acceptances or (ii) if such Page or any substitute therefor is not available, equal to, as determined by the Administrative Agent, the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the discount rates of the Schedule I Lenders determined in accordance with their normal practices at or about 10:00 a.m. (Toronto time) on the date of acceptance of such Bankers’ Acceptances, for bankers’ acceptances having a comparable face value and maturity date to the face value and maturity date of such issue of Bankers’ Acceptances.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of an EEA Financial Institution.

“Bail-In Legislation” means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union, the implementing law for such EEA Member Country from time to time, which is described in the EU Bail-In Legislation Schedule.

“Bankers’ Acceptance” means a bill of exchange under the Bills of Exchange Act (Canada) or a depository bill under the Depository Bills and Notes Act (Canada) (a) drawn by the Borrower and accepted by a Lender, (b) denominated in Canadian dollars, (c) having a term of 30 to 180 days, as selected by the Borrower, (d) issued and payable only in Canada and (e) having a face amount of an integral multiple of Cdn.$1,000.

“Banking Day” means:

(a)                                 when used in respect of LIBOR (U.S.) Loans, any day other than a Saturday or a Sunday on which banks generally are open for business in Toronto, Ontario, New York, New York and London, England and on which transactions can be carried on in the London interbank market;

(b)                                 when used in respect of EURIBOR Loans, any day other than a Saturday or a Sunday on which banks generally are open for business in Toronto, Ontario, New York, New York, London, England and Berlin, Germany and on which transactions can be carried on in the European interbank market and which day is also a TARGET Day; and

(c)                                  when used in all other respects, any day other than a Saturday or a Sunday on which banks generally are open for business in Toronto, Ontario and New York, New York.

“Base Rate Canada” means the variable rate of interest per annum equal to the rate of interest determined by the Administrative Agent from time to time as its base rate for United States dollar loans made by the Administrative Agent to commercial borrowers in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent, calculated on the basis of a year of 365 days or 366 days in the case of a leap year.

“Base Rate Canada Loan” means monies lent by the Lenders to the Borrower in United States dollars and upon which interest accrues at a rate referable to the Alternate Base Rate Canada.

“Borrower” shall have the meaning ascribed thereto in the preamble.

“Borrower Shareholders Agreements” means (i) the second amended and restated shareholders agreement effective April 1, 2020 among the Borrower, the Parent, Riel B.V. and certain management shareholders, (ii) the minority shareholders agreement dated February 5, 2018 between, among others, the Parent, Riel B.V., XIS Holdings LLC and the Borrower and (iii) the minority shareholders agreement dated January 30, 2020 between the Parent, Riel B.V., XIS Holdings LLC, Christian Legat, Ulf Herbrechter and the Borrower.

“Branch of Account” means the Global Wholesale Operations of the Administrative Agent located at 720 King Street West, Toronto, Ontario, or such other branch of the Administrative Agent located in Canada as the Borrower and the Administrative Agent may agree upon.

“CallPoint Entities” means, collectively, CallPoint New Europe EAD and CallPoint New Europe S.R.L.

“Canadian Dollar Equivalent” means the Exchange Equivalent in Canadian dollars of any amount of any other currency.

“Capital Expenditures” means, for any particular period, the aggregate amount (expressed in Canadian dollars) of those expenditures of the Borrower which would, in accordance with generally accepted accounting principles and on a consolidated basis, be considered expenditures for capital assets of the Borrower for such period, all as determined in accordance with Section 1.17.

“Capital Market Agreement” means any interest rate swap or foreign exchange agreement which the Borrower enters into in the ordinary course of business with any Qualified Capital Market Lender relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing.

“Cash” means, with respect to any Person at any particular time, cash and Cash Equivalents of such Person at such time.

“Cash Balance” means, at any particular time, the aggregate amount of unencumbered, unrestricted and available Cash of the Subject Entities (other than any Subject Entity that is not wholly-owned, directly or indirectly by, the Borrower and any Immaterial Subsidiary) at such time up to a maximum aggregate amount of U.S.$100,000,000; provided that, at such time, no more than U.S.$10,000,000 shall be Cash of wholly-owned Subsidiaries of the Borrower that have not granted Security.

“Cash Equivalents” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) or by the government of Canada or any province thereof, in each case, having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit, money market deposits of, and bankers’ acceptances and commercial papers issued by, any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of U.S.$50,000,000 or of any Canadian chartered bank, in each case, with maturities of not more than one year from the date of acquisition by such Person, and (iii) investments in money market funds substantially all of whose assets are comprised of securities or instruments of the types described in clauses (i) and (ii) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearing house,  and other cash management arrangements between the Borrower, on the one hand, and any one of the Lenders (for so long as the relevant financial institution remains a Lender hereunder), on the other (including, for certainty, any spot foreign exchange transaction).

“Cash Management Lenders” means any financial institution which is (at the time the relevant Cash Management Agreement is entered into) a Lender and is a party to such Cash Management Agreement.

“Cash Proceeds” means, at any time, the aggregate of (i) all Proceeds of Realization in the form of cash and (ii) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization, in each case expressed in U.S. dollars at such time.

“CCC Secured Non-Lender Hedge Arrangements” means certain short term foreign exchange EUR-CHF futures that were entered into by CCC Holding GmbH with DZ Bankand prior to the Closing Date.

“CDOR Rate” means the rate of interest per annum equal to the average annual rate applicable to Canadian dollar bankers’ acceptances having an identical or comparable term as the proposed Bankers’ Acceptance or BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited as at approximately 10:00 A.M. (Toronto time) on such day (or, if such day is not a Banking Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Banking Day), provided that if such rate does not appear on the CDOR Page at such time on such date, the CDOR Rate will be the annual interest rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. (Toronto time) determined by the Administrative Agent on such day equivalent to the discount rate at which the Administrative Agent is then offering to purchase Canadian dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term) and provided further that, in the event such rate is less than zero, such rate shall be deemed to be zero for the purposes hereof.

“CEA Swap Obligation” means, with respect to any U.S. Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 of the United States, as amended by the Superfund Amendments and Reauthorization Act and as further amended from time to time, and any successor statute.

“CIBC Fee Letter” means the fee letter dated as of the date hereof between Canadian Imperial Bank of Commerce and the Borrower.

“Closing Date” means the date on which all of the conditions precedent set forth in Section 12.2 have been fulfilled or waived.

“Code” means the Internal Revenue Code of 1986 of the United States, as amended from time to time, and any successor statute.

“Commodity Exchange Act” means the Commodity Exchange Act of the United States of America (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conversion Notice” shall have the meaning ascribed thereto in Section 6.4.

“Credit Documents” means the Loan Documents, the Capital Market Agreements and the Cash Management Agreements and “Credit Document” means any of the Credit Documents.

“Credit Facilities” means the RT 1 Facility, the RT 2 Facility, the NRT 1 Facility and the NRT 2 Facility and “Credit Facility” means any of the Credit Facilities.

“Credit Excess” means the RT 1 Credit Excess, the RT 2 Credit Excess, the NRT 1 Credit Excess or the NRT 2 Credit Excess, as applicable.

“Credit Limit” means the RT 1 Credit Limit, the RT 2 Credit Limit, the NRT 1 Credit Limit or the NRT 2 Credit Limit, as applicable.

“Creditors” means, collectively, the Administrative Agent, the Lenders, the Qualified Capital Market Lenders and the Cash Management Lenders, in each case in their capacity as creditors of one or more of the Obligors pursuant to any of the Credit Documents.

“Debt Service Charges” means for a particular period the aggregate of Interest Expenses for such period and the aggregate of all scheduled principal payments of Indebtedness for borrowed money of the Borrower on a consolidated basis during such period; provided that, in the event the Borrower or any of the other Subject Entities has made a Permitted Acquisition or a disposition permitted pursuant to Section 11.3(o)(v), during such period, the computation of Debt Service Charges shall be made on a pro forma basis as if the Permitted Acquisition or disposition, as applicable, had taken place on the first day of such period.

“Debt Service Coverage Ratio” means, for a particular Fiscal Quarter, the ratio of Rolling EBITDA for such Fiscal Quarter to Rolling Debt Service Charges for such Fiscal Quarter.

“Default” means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of any extension of credit required to be funded by it hereunder within three Banking Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Banking Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the Administrative Agent that such Lender does not intend to fund its commitments hereunder except in connection with an assertion by such Lender that the conditions to funding are not met, (d) has been determined by a court of competent jurisdiction or regulator to be insolvent or is unable to meet its obligations or admits in writing it is unable to pay its debts as they generally become due, (e) is the subject of a bankruptcy or insolvency proceeding, (f) is subject to or is seeking the appointment of an administrator, regulator, conservator, liquidator, receiver, trustee, custodian or other similar official over any portion of its assets or business or (g) become subject to any Bail-In Action.

“Designated Account” means, with respect to transactions in a particular currency, the account of the Borrower maintained by the Administrative Agent at the Branch of Account for the purposes of transactions in such currency under this agreement.

“Distribution” means (a) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of the Borrower; (b) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of the Borrower or any securities, instruments or contractual rights capable of being converted into, exchanged or  exercised for shares in the capital of the Borrower, including options, warrants, conversion or exchange privileges and similar rights, or any other return of capital of the Borrower to its shareholders, (c) the repayment of Indebtedness of the Borrower to any of its shareholders or to any Subsidiary, in each case, that is not an Obligor (including, for certainty, any Shareholder Loans), (d) the payment of management fees to any shareholder of the Borrower and (e) the setting aside of funds for any of the aforesaid purposes.

“Draft” means any draft, bill of exchange, receipt, acceptance, demand or other request for payment drawn or issued under or in respect of a Letter.

“Drawdown Notice” shall have the meaning ascribed thereto in Section 4.1.

“EBITDA” means for any particular period, Net Income for such period plus, to the extent deducted in determining such Net Income and without duplication, the aggregate of the following:

(a)                                 Interest Expenses for such period;

(b)                                 consolidated income tax expenses of the Borrower for such period;

(c)                                  consolidated depreciation and amortization expenses and other non-cash expenses of the Borrower for such period;

(d)                                 unrealized derivative financial instrument gains or losses of each Subject Entity for such period;

(e)                                  transaction fees and expenses relating to the Triple C Transaction and the Lionbridge Transaction and this agreement, provided this clause (e) shall only be included in the calculation of EBITDA for the purposes of determining the Total Net Debt/EBITDA Ratio and not Free Cash Flow; and

(f)                                   net losses from discontinued operations, provided this clause (f) shall only be included in the calculation of EBITDA for the purposes of determining the Total Net Debt/EBITDA Ratio and not Free Cash Flow;

provided that, the determination of EBITDA shall exclude any extraordinary, unusual or non-recurring gains or losses. In the event the Borrower or any of the other Subject Entities has made a Permitted Acquisition or a disposition permitted pursuant to Section 11.3(o)(v) during such period, the computation of EBITDA shall be made on a pro forma basis, giving effect to actual results, as if the Permitted Acquisition or disposition, as applicable, had taken place on the first day of such period.  As concerns any non wholly owned Subsidiary of the Borrower or any Investment of any Subject Entity, unless otherwise agreed by the Majority Lenders, only an amount equal to the following shall be included in the calculation of EBITDA: (x) in the case of a non wholly owned Subsidiary of the Borrower, the EBITDA of such non wholly owned Subsidiary during the relevant period in a proportionate amount to the ownership interest of the Borrower in such non wholly owned Subsidiary during such period, provided that no more than 15% of the EBITDA of all such non wholly owned Subsidiaries may be included in the calculation of the consolidated EBITDA in any relevant period and (y) in the case of any Investment of any Subject Entity, the cash received by an Obligor from such Investment during the relevant period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Enforcement Date” means the date on which the Administrative Agent notifies the Borrower, pursuant to and as then authorized by Section 13.1 hereof, that all

Indebtedness of the Borrower to the Lenders hereunder has become immediately due and payable or on which such Indebtedness automatically becomes due and payable pursuant to Section 13.1, whichever occurs first or, if all Indebtedness of the Borrower to the Administrative Agent, the Issuing Lender and the Lenders hereunder has been repaid in full and all commitments of the Lenders hereunder have terminated, the date on which the Administrative Agent notifies the Borrower that the Administrative Agent is entitled to enforce the Security in accordance with the terms of one or more of the Capital Market Agreements or Cash Management Agreements.

“Environmental Laws” means all national, international, foreign, federal, state provincial or local statutes, laws, ordinances, codes, rules, regulations, guidelines, consent decrees and administrative orders applicable to any Property having the force of law and relating to: (i) the protection of the environment, or (ii) any hazardous or toxic waste, substance or material.

“Equitably Subordinated Lender” means any Lender which has a corporate or similar relationship with a German Obligor which pursuant to the applicable German insolvency laws (i) leads to a reduction or prohibition of payment (including payments in form of an insolvency quota) or other distribution (including the proceeds from the enforcement of any Security) by that German Obligor (including any administrator or insolvency administrator) to that Lender, and/or (ii) prejudices or adversely affects the Security granted by that German Obligor (including rendering the Security granted by that German Obligor voidable) in relation to any Lender other than an Equitably Subordinated Lender, including in each case, without limitation, by reason of that Lender: (A) being a member of the Group or affiliate of such a member; or (B) having acquired (directly or indirectly) any participating interests in any credit outstanding hereunder or any commitment hereunder (including by way of sub-participation) in any Credit Facility from a member of the Group or affiliate of such a member in accordance with Section 15.6 (Assignment) or otherwise.

“Equity Interests” means Shares, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, warrants, options, or any other equity interests in any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code, and the rules and regulations promulgated thereunder from time to time in effect.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euribor” means, with respect to any Interest Period applicable to a Euribor Loan, the per annum rate of interest for deposits in Euros for the specified period published by the European Money Markets Institute, which appears on the Thomson Reuters Screen Page Euribor01 (or any successor thereto or other service selected by the Administrative Agent which is an authorized information vendor for the purpose of displaying such rates) at or about 11:00 a.m. (Brussels time), on the second Banking Day prior to the commencement of such Interest Period. If such Thomson Reuters Screen Page Euribor01 is not available, then the rate of interest will be equal to Euribor-Reference Banks’ Rate; provided that if Euribor is less than zero, such rate shall be deemed to be zero for the purposes of this agreement.

“Euribor-Reference Banks’ Rate” means the arithmetic mean of the rates quoted by four major banks in the Euro-zone, selected by the Administrative Agent, at approximately 11:00 a.m. (Brussels time) on the second Banking Day prior to the commencement of such Interest Period for loans in Euros to leading European banks for a period equal to such Interest Period.

“Euribor Loan” means monies lent by the Lenders to the Borrower in Euros and upon which interest accrues at a rate referable to Euribor.

“Euros” or “€” mean the currency of the European Economic and Monetary Union.

“Event of Default” means any one of the events set forth in Section 13.1.

“Exchange Equivalent” means, as of any particular date, with reference to any amount (the “original amount”) expressed in a particular currency (the “original currency”), the amount expressed in another currency which would be required to buy the original amount of the original currency using the 12:00 noon (Toronto time) spot rate quoted by the Administrative Agent for such date and for comparable amounts of such original currency, or if such rate is unavailable, the Bank of Canada average exchange rate at the close of business on the preceding Banking Day.

“Excluded Accounts” means (a) deposit accounts containing funds which are used solely for the payment of salaries and wages, workers’ compensation, pension benefits, employment benefits, social services taxes and similar expenses or taxes related thereto and (b) deposit accounts and securities accounts not specifically pledged or charged by the Obligors with balances that shall not at any one time exceed an aggregate amount of more than U.S. $500,000.

“Excluded Assets” means:

(a)                                 any property or assets in respect of which the granting of a Lien would be contrary to Applicable Law;

(b)                                 any contracts or agreements, to the extent that the granting of a Lien therein would constitute a breach or cause the acceleration of such contract or agreement, in each case, after giving effect to any applicable anti-assignment provisions of the PPSA or other Applicable Law;

(c)                                  any permits, intangibles or licenses of any Obligor:

(i)                                     that prohibit, or require the consent of, any Person other than a Specified Entity for the granting of a Lien therein; and

(ii)                                  to the extent that the granting of a Lien therein would cause such Obligor’s rights therein or with respect thereto to be forfeited or to become void, voidable, terminable or revocable, or would cause such Obligor to have breached, violated or defaulted in respect thereof and the consent of the applicable third party thereto (if any) has not been obtained, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by any applicable anti-assignment provisions of any Applicable Law;

(d)                                 any inventory or equipment subject to a Permitted Lien, to the extent the terms of an agreement or instrument giving rise to such Permitted Lien would not permit any other Lien to be granted in such inventory or equipment;

(e)                                  any Trademark application filed with the United States Patent and Trademark Office on an “intent-to-use” basis, until such time as a statement of use is filed with and duly accepted by the United States Patent and Trademark Office;

(f)                                   Equity Interests held by any Obligor in (i) any Immaterial Subsidiary or (ii) in any non-wholly owned Subsidiary where the terms of the organizational documents or any shareholders agreement or similar agreement in respect of such Subsidiary would prohibit or require consent for the granting of a Lien;

(g)                                  Excluded Accounts; and

(h)                                 the property, assets and Equity Interests of TELUS International Philippines, Inc.;

provided, that Excluded Assets shall not include any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would also constitute Excluded Assets).

“Excluded CEA Swap Obligation” means, with respect to any U.S. Obligor, any CEA Swap Obligation if, and only to the extent that, all or a portion of the guaranty of such U.S. Obligor of, or the grant by such U.S. Obligor of a security interest to secure, such CEA Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission of the United States of America (or the application or official interpretation of any thereof), including by virtue of such U.S. Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time such U.S. Obligor’s guaranty, or grant of such security interest, becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such U.S. Obligor’s guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Creditor or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes imposed on it (in lieu of net income taxes) and capital Taxes imposed on it, in each case by any jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Creditor and the jurisdiction imposing such tax (other than any such connection arising solely from the Creditor having executed, delivered, become party to, or performed its obligations, or received or perfected a security interest under, or received a payment under, or engaged in any transaction in respect of, or enforced, any Loan Document, or selling or assigning any interest in any Loan Document), (b) any branch profits Taxes or any similar Tax imposed by any jurisdiction as a result of a connection described in clause (a) above, (c) withholding Taxes payable under Part XIII of the Tax Act that are imposed on amounts payable to or for the account of a Creditor as a consequence of the Creditor not dealing at arm’s length (within the meaning of the Tax Act) with the Borrower at the time of such payment (other than where the non-arm’s length relationship arises as a result of the Creditor having become party to, received or perfected a security interest under, or received or enforced any right under, any Loan Document), (d) withholding Taxes payable under Part XIII of the Tax Act that are imposed on amounts payable to or for the account of a Creditor as a consequence of the Creditor being a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Borrower, or not dealing at arm’s length (within the meaning of the Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of the Borrower (other than where the Creditor is a “specified non-resident shareholder”, or does not deal at arm’s length with a “specified shareholder”, as a result of the Creditor having become party to, received or perfected a security interest under, or received or enforced any right under, any Loan Document), and (e) U.S. withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is used with the defined meaning set forth in the recitals to this agreement.

“Existing Immaterial Subsidiaries” means TELUS Communications (U.K.) Ltd., Progressive Pathway, SDN, BHD, TELUS International Korea Corp. and TELUS Philippines, Inc. and “Existing Immaterial Subsidiary” means any of the Existing Immaterial Subsidiaries.

“Exposure” means, with respect to a particular Creditor at a particular time and without duplication, the aggregate amount of the Secured Obligations of each Obligor owing to such Creditor at such time determined by such Creditor.  Any portion of the Exposure for a particular Creditor denominated in a currency other than Canadian dollars shall be calculated as the Canadian Dollar Equivalent thereof at such time.

“FATCA” means Section 1471 through 1474 of the Code, as amended as of the date of this agreement (or any amended or successor version that is substantially comparable, and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements with respect thereto.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

“Federal Funds Effective Rate” means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 360 days and for the actual number of days elapsed, equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or, for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Financial Statements” means the unaudited consolidated financial statements of the Borrower for the Fiscal Quarter ending September 30, 2020.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on the balance sheet of the lessee but, for certainty and consistent with Section 1.22, excluding any leases that would have been classified as, and determined to be, operating leases in accordance with generally accepted accounting principles in effect immediately prior to the implementation of IFRS 16 - Leases.

“Fiscal Quarter” means (i) in respect of the Subject Entities (other than TELUS Int’l FinCo 3 Ltd., TELUS Int’l FinCo 4 Ltd., TELUS Int’l FinCo 5 Ltd. and TELUS Int’l FinCo 6 Ltd.), any of the three-month periods ending on the last day of March, June, September and December in each year, (ii) in respect of TELUS

Int’l FinCo 3 Ltd., any of the three-month periods ending on the last day of April, July, October and January, and (iii) in respect of TELUS Int’l FinCo 4 Ltd., TELUS Int’l FinCo 5 Ltd. and TELUS Int’l FinCo 6 Ltd., any of the three-month periods ending on the last day of February, May, August and November.

“Fiscal Year” means (i) in respect of the Subject Entities (other than TELUS Int’l FinCo 3 Ltd. , TELUS Int’l FinCo 4 Ltd., TELUS Int’l FinCo 5 Ltd. and TELUS Int’l FinCo 6 Ltd.), any of the twelve-month periods ending on the last day of December in each year, and (ii) in respect of TELUS Int’l FinCo 3 Ltd., any of the twelve-month periods ending on the last day of January, and (iii) in resepect of TELUS Int’l FinCo 4 Ltd., TELUS Int’l FinCo 5 Ltd. and TELUS Int’l FinCo 6 Ltd., any of the twelve-month periods ending on the last day of November.

“Free Cash Flow” means, for any particular Fiscal Quarter, EBITDA for such Fiscal Quarter less the sum (without duplication) of the following:

(a)                                 unfunded Capital Expenditures made by the Subject Entities during such Fiscal Quarter;

(b)                                 consolidated cash payments on account of income tax of the Subject Entities for such period; and

(c)                                  Debt Service Charges during such Fiscal Quarter;

determined in each case in accordance with Section 1.17 and expressed in Canadian dollars.

“Funding Date” means the date of the initial extension of credit under the NRT 2 Facility and the extension of credit under the RT 2 Facility up to an amount equal to the RT 2 Credit Limit upon fulfillment or waiver of the conditions precedent specified in Section 12.3 on or prior to January 29, 2021.

“generally accepted accounting principles” means IFRS, applied on a consistent basis and subject at all times to the application of Section 1.22.

“German Obligor” shall have the meaning ascribed thereto in Section 12.2(f)(i).

“Group” means the Parent and each of its subsidiaries within the meaning of Sections 15 - 17 of the German Stock Corporation Act (Aktiengesetz) from time to time .

“Guarantees” means one or more guarantees which have been entered into or are to be entered into by the Guarantors in favour of the Administrative Agent, each in accordance with the Agreed Security Principles and in form and substance satisfactory to the Administrative Agent and its counsel, acting reasonably, and pursuant to which each Guarantor guarantees the Secured Obligations of the Borrower from time to time, including the guarantees described in Section 1 of Schedule H.

“Guarantors” means the Subsidiaries of the Borrower other than (i) the Non-Guaranteeing Subsidiaries and (ii) the Immaterial Subsidiaries, and “Guarantor” means any of the Guarantors. As at the Closing Date, the Guarantors are the Subsidiaries listed in Part 1 of Schedule N. As at the completion of the Lionbridge Transaction, the Guarantors are the Subsidiaries listed in Part 2 of Schedule N.  For certainty and notwithstanding the grace period set forth in Section 11.1(v) to deliver the Guarantees and Security Documents referenced therein (in this definition, the “Section 11.1(v) Deliverables”), each of the Target Entities listed in Part 2 of Schedule N shall be deemed to be and shall be treated as a Guarantor for purposes of this agreement upon and following the completion of the Lionbridge Transaction regardless of whether the Section 11.1(v) Deliverables have been delivered and the parties hereto agree that no Default or Event of Default shall occur solely as a consequence of such Target Entity completing a transaction or taking an action that a Guarantor is permitted to complete or take, as the case may be, pursuant to this agreement prior to the delivery by such Target Entity of the Section 11.1(v) Deliverables required to be delivered by it in accordance with Section 11.1(v)) unless such Target Entity fails to do so as required by Section 11.1(v).

“Hazardous Materials” means any hazardous substance, other pollutant or contaminant or hazardous or toxic chemical, material or substance within the meaning of Environmental Laws applicable to the Property.

“Hedging Obligations” of any Person means obligations of such Person under any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“IFRS” means, at any given date, International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Immaterial Subsidiaries” means the Existing Immaterial Subsidiaries and any such other Subsidiary of the Borrower designated in writing as an Immaterial Subsidiary by the Borrower to the Administrative Agent that otherwise complies with Section 10.1(z) and 11.3(r) and “Immaterial Subsidiary” means any of the Immaterial Subsidiaries.

“Indebtedness” of any Person means, without duplication, (i) indebtedness for borrowed money of such Person and such Person’s redemption obligations in respect of mandatorily redeemable Preferred Stock, (ii) Purchase Money Obligations of such Person, (iii) other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iv) obligations of such Person under any Financing Lease, (v) all Hedging Obligations of such Person measured on a marked-to-market basis at the time of determination, (vi) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (vii) contingent obligations of such Person with respect to the Indebtedness of another Person (including any guarantee or indemnity of such Person in respect of Indebtedness of another Person), (viii) actual end of day indebtedness of such Person under any Cash Management Agreements, and (ix) indebtedness of such Person for the deferred purchase price of property acquired by such Person (including, without limitation, all indebtedness created or arising under any conditional sale or other title retention agreement with respect to such property).  For certainty, “Indebtedness” shall not include trade payables and other accrued liabilities incurred by such Person in the ordinary course of business.

“Indemnified Person” shall have the meaning ascribed thereto in Section 8.5(a).

“Indemnified Taxes” means Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Individual Accordion Commitment” shall have the meaning ascribed thereto in Section 2.2(a).

“Individual Commitment” means, with respect to a particular Lender and a particular Credit Facility, the amount set forth in Schedule A attached hereto, as reduced, increased or amended from time to time pursuant to Sections 2.2, 2.5, 8.3 and 15.6, as the Individual Commitment of such Lender with respect to such Credit Facility, provided that, upon the termination of a Credit Facility pursuant to Section 2.6, the Individual Commitment of each Lender with respect to such Credit Facility shall thereafter be equal to the amount of outstanding credit extended to the Borrower by such Lender under such Credit Facility immediately prior to the termination of such Credit Facility. As concerns the Individual Commitment of the Lender that is also the Overdraft Lender, only such Lender’s Pro Rata Share of any Overdraft Loans shall be included in calculating, at any particular time, the outstanding credit advanced to the Borrower by such Lender at such time.

“Intellectual Property” shall mean all of the Subject Entities’ (a) Canadian, United States and foreign registered and unregistered trade names, trademarks, service marks, domain names and other Internet addresses or identifiers, trade dress, corporate names and similar rights thereto, including any registrations for and applications (including intent to use applications) to register any of the foregoing, all renewals thereof and all goodwill associated therewith; (b) Canadian, United States and foreign patents and patent applications, including all provisional, divisions, continuations, continuations in part and reissues; (c) Canadian, United States and foreign registered and unregistered copyrights and applications for registration, renewals and extensions in connection any such registrations, together with all translations thereof; (d) trade secrets, know-how, inventions, invention disclosures, methods, processes, technical data, specifications, techniques, research and development information, technology, product roadmaps, drawings, designs, plans, proposals, financial, marking and business data, pricing and cost information, customer and supplier lists and any other confidential information (collectively, “Trade Secrets”); and (e) moral rights, publicity rights, database rights, mask works, utility and industrial models and registrations and applications for registration thereof, and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by trademarks, patents, copyrights or Trade Secrets.

“Interest Expenses” means for any particular period the amount (expressed in Canadian dollars) which would be classified on the consolidated statement of earnings of the Borrower for such period as interest expenses and interest equivalents (whether expensed or capitalized), all as determined in accordance with Section 1.17.

“Interest Period” means, in the case of any LIBOR Loan, the applicable period for which interest on such LIBOR Loan shall be calculated in accordance with Article 7 of this agreement.

“Investment” shall mean, in respect of any Person,  any advance, loan, extension of credit or capital contribution to, purchase of Shares, bonds, notes, debentures or other securities of, or any other investment made in, any other Person but shall exclude any Acquisition, any acquisition of tangible personal property and any capital or exploration expenditures. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment, as determined in good faith by the Borrower.

“Issuing Lender” means The Bank of Nova Scotia or any other Lender selected by the Administrative Agent and acceptable to the Borrower who assumes in writing the obligation of issuing Letters under the RT Facilities on behalf of the Lenders.

“Lender” and “Lenders” shall have the meaning ascribed thereto in the preamble, and shall include any Accordion Lender that has executed and delivered an Accordion Confirmation or an Accordion Agreement in accordance with Section 2.2.

“Lenders’ Fee Letter” means the fee letter dated as of the date hereof between the Borrower and the Administrative Agent, for and behalf of the Lenders.

“Letter” means a standby letter of credit or letter of guarantee denominated in Canadian or United States dollars or Euros and in form satisfactory to and issued by the Issuing Lender for a term not exceeding one year, or as otherwise agreed to by the Issuing Lender, whereby the Issuing Lender, acting at the request and on the credit of the Borrower (and, if applicable, a Subsidiary of the Borrower) and in accordance with the instructions of the Borrower, is to make payment in accordance with the terms and conditions thereof of an amount to or to the order of a third party.

“LIBOR” means Euribor or LIBOR (U.S.), as applicable.  In the event an applicable LIBOR is below zero, such rate shall be deemed to be zero.

“LIBOR Loans” means Euribor Loans and LIBOR (U.S.) Loans and “LIBOR Loan” means either one of the LIBOR Loans.

“LIBOR (U.S.)” means, with respect to any Interest Period applicable to a LIBOR (U.S.) Loan, the per annum rate of interest determined by the Administrative Agent, based on a 360 day year as the rate for deposits in United States dollars appearing on the display referred to as the “LIBOR 01 Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service for a period equal to the number of days in the applicable Interest Period, at or about 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period.  If such “LIBOR 01 Page” is not available, then “LIBOR (U.S.)” shall mean, with respect to any such Interest Period, the per annum rate of interest, based on a 360 day year (rounded upwards, if necessary, to the nearest 1/100th of one percent) determined by the Administrative Agent at approximately 11:00 a.m. (London, England time) (or so soon thereafter as practicable) on the second Banking Day prior to the first day of such Interest Period offered to the Administrative Agent by leading banks in the London interbank market for the placing of United States dollar deposits with the Administrative Agent having a term comparable to such Interest Period and in an amount comparable to the principal amount of the applicable LIBOR (U.S.) Loan.  In no event shall LIBOR (U.S.) be less than zero.

“LIBOR (U.S.) Loan” means monies lent by the Lenders to the Borrower in United States dollars and upon which interest accrues at a rate referable to LIBOR (U.S.).

“Lien” means any mortgage, charge, hypothec, assignment, pledge, lien, vendor’s privilege, supplier’s right of reclamation or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation.

“Lionbridge Transaction” means the acquisition of all of the issued and outstanding Shares of the Target by TELUS International Holding (U.S.A.) Corp. pursuant to the Lionbridge Sale and Purchase Agreement.

“Lionbridge Sale and Purchase Agreement” means the stock purchase agreement dated as of November 6, 2020 by and among LBT Investment Holdings, LLC, as seller, TELUS International Holding (U.S.A.) Corp., as purchaser, and the Target, as company, pursuant to which TELUS International Holding (U.S.A.) Corp. agreed to purchase all of the outstanding shares of the Target.

“Loan Documents” means this agreement, the Guarantees, the Security Documents, the Perfection Certificates, the Agency Fee Letter and the Lenders’ Fee Letter and the Arrangers’ Fee Letters.

“Loans” means Prime Rate Loans, BA Equivalent Loans, Base Rate Canada Loans and LIBOR Loans.

“Majority Lenders” means, at any particular time prior to the repayment in full of all Indebtedness of the Borrower to the Lenders hereunder and the termination of all commitments of the Lenders hereunder, such group of Lenders whose Individual Commitments (expressed in Canadian dollars) aggregate at least a majority of the aggregate amount of the Individual Commitments of all of the Lenders at such time and, at any particular time thereafter, such group of Qualified Capital Market Lenders and Cash Management Lenders which have aggregate Exposure in an amount of at least a majority of the aggregate Exposure of all of the Qualified Capital Market Lenders and Cash Management Lenders at such time.  Notwithstanding the foregoing, (x) the unfunded Individual Commitment of, and the outstanding extensions of credit held or deemed to be held by, any Defaulting Lender and (y) the Individual Commitment of TELUS Corporation shall in all cases be excluded for purposes of making a determination of Majority Lenders.

“Master Services Agreement” means the master services agreement dated April 1, 2016 between the Borrower and TELUS Communications Company, as the same has been amended by a master services agreement amending agreement #1 effective as of April 1, 2020 and a third amending agreement dated October 10, 2020.

“Material Adverse Change” means any change of circumstances or any event which the Majority Lenders determine, acting reasonably, is reasonably likely to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on:

(a)                                 the business, property, assets, liabilities or condition (financial or otherwise) of the Obligors considered as a whole from September 30, 2020;

(b)                                 the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents; or

(c)                                  the rights and remedies of the Creditors under the Loan Documents.

“Material Contracts” means the Master Services Agreement and the Shared Services Agreements.

“Maturity Date” means (i) in respect of the RT Credit Facilities, the RT Maturity Date, (ii) in respect of the NRT 1 Facility, the NRT 1 Facility Maturity Date, and (iii) in respect of the NRT 2 Facility, the NRT 2 Facility Maturity Date.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 3(37) or section 4001(a)(3) of ERISA).

“Net Income” means, for any particular period, the amount (expressed in Canadian dollars) which would be classified on the consolidated income statement of the Borrower for such period as net income, determined in accordance with Section 1.17.

“Net Proceeds” means, with respect to any disposition of assets by a Subject Entity pursuant to Section 11.3(o)(v), the aggregate cash proceeds (including cash proceeds subsequently received (as and when received by such Subject Entity) in respect of non-cash consideration initially received) of such disposition net of all transaction costs (including fees and commissions applicable thereto) and expenses incurred and reserves taken for taxes reasonably estimated to be payable in connection therewith.

“Non-FATCA Compliant Lender” means any Lender hereunder who is in breach of its obligations under FATCA.

“Non-Guaranteeing Subsidiaries” means:

(a)                                 any Subsidiary of the Borrower which is not a direct or indirect wholly-owned Subsidiary of the Borrower;

(b)                                 any Subsidiary of the Borrower with respect to which the provision of a guarantee of the Secured Obligations of the Borrower or the granting of security to secure the Secured Obligations of such Subsidiary would be contrary to Applicable Law (which as at the Closing Date includes, for greater certainty, Xavient Infotech Pvt. Ltd. and Xavient Software Solutions India Pvt. Ltd.); or

(c)                                  any Subsidiary of the Borrower (other than TELUS International Philippines, Inc.) with respect to which the Majority Lenders have determined that the cost of having such Subsidiary guarantee the Secured Obligations of the Borrower and grant a security interest in the assets of such Subsidiary would be excessive in relation to the value of such guarantee and security; provided at no time shall the aggregate EBITDA of all Subsidiaries of the Borrower that qualify as Non-Guaranteeing Subsidiaries pursuant to this clause (c) constitute more than 15% of the consolidated EBITDA of the Borrower.

For certainty, any Subsidiary of the Borrower which is not a direct or indirect wholly-owned Subsidiary of the Borrower and subsequently becomes a direct or indirect wholly-owned Subsidiary of the Borrower thereupon shall cease to be a

Non-Guaranteeing Subsidiary, unless such Subsidiary otherwise qualifies as a Non-Guaranteeing Subsidiary pursuant to clause (b) or clause (c) of this definition. As at the Closing Date, the Non-Guaranteeing Subsidiaries are the Subsidiaries listed in Part 1 of Schedule O.  As at the completion of the Lionbridge Transaction, the Non-Guaranteeing Subsidiaries are the Subsidiaries listed in Part 2 of Schedule O.

“Non-Schedule I Lenders” means the Lenders that are not Schedule I Lenders, including Lenders that are listed in Schedule II or Schedule III to the Bank Act (Canada).

“Non-U.S. Plan” shall mean any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any of the Subject Entities primarily for the benefit of employees of such member residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“NRT 1 Credit Excess” means, as at a particular date, the amount, if any, by which the amount of credit outstanding under the NRT 1 Facility as at the close of business on such date exceeds the NRT 1 Credit Limit as at the close of business on such date.

“NRT 1 Credit Limit” means U.S.$600,000,000, as such amount may be increased from time to time pursuant to Section 2.2 or reduced from time to time pursuant to Section 2.5.

“NRT 1 Facility” shall have the meaning ascribed thereto in Section 2.1(c).

“NRT 1 Facility Scheduled Repayment Aggregate” means, at the time of any scheduled repayment under the NRT 1 Facility pursuant to the first sentence of Section 9.1(b), the aggregate of (x) the amount of credit extended to the Borrower pursuant to the initial Drawdown Notice delivered by the Borrower to the Administrative Agent under the NRT 1 Facility and (y) all increases of the NRT 1 Credit Limit pursuant to Section 2.2 on or prior to such date.

“NRT 1 Maturity Date” means January 28, 2025.

“NRT 2 Credit Excess” means, as at a particular date, the amount, if any, by which the amount of credit outstanding under the NRT 2 Facility as at the close of business on such date exceeds the NRT 2 Credit Limit as at the close of business on such date.

“NRT 2 Credit Limit” means U.S.$250,000,000, as such amount may be increased from time to time pursuant to Section 2.2 or reduced from time to time pursuant to Section 2.5.

“NRT 2 Facility” shall have the meaning ascribed thereto in Section 2.1(d).

“NRT 2 Facility Scheduled Repayment Aggregate” means, at the time of any scheduled repayment under the NRT 2 Facility pursuant to the first sentence of Section 9.1(b), the aggregate of (x) the amount of credit extended to the Borrower pursuant to the initial Drawdown Notice delivered by the Borrower to the Administrative Agent under the NRT 2 Facility and (y) all increases of the NRT 2 Credit Limit pursuant to Section 2.2 on or prior to such date.

“NRT Credit Limits” means the NRT 1 Credit Limit and the NRT 2 Credit Limit and “NRT Credit Limit” means either of the NRT Credit Limits.

“NRT Facilities” means the NRT 1 Facility and the NRT 2 Facility and “NRT Facility” means either of the NRT Facilities.

“NRT 2 Maturity Date” means December 22, 2022.

“Obligors” means, collectively, the Borrower and the Guarantors and “Obligor” means any of the Obligors.

“Official Body” means any national government or government of any political subdivision thereof, or any parliament, legislature, council, agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, in each case having jurisdiction in the relevant circumstances.

“Official Body Consent” means any licence, right, permit, franchise, privilege, registration, direction, decree, consent, order, permission, approval or authority issued or provided by an Official Body.

“Order” means an order, judgment, injunction or such other determination of an Official Body restricting payment by the Issuing Lender under and in accordance with a Letter or extending the Issuing Lender’s liability under a Letter beyond the expiration date stated therein.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this agreement or any other Loan Document.

“Overdraft Lender” means The Bank of Nova Scotia or any other Lender with an Individual Commitment with respect to the RT 2 Facility selected by the Administrative Agent and acceptable to the Borrower who assumes in writing the obligation of making Overdraft Loans on behalf of the Lenders.

“Overdraft Loan” shall have the meaning ascribed thereto in Section 3.14(a).

“Parent” means TELUS Communications Inc., a corporation incorporated under the laws of the Province of British Columbia.

“PBGC” means Pension Benefit Guaranty Corporation or any governmental body succeeding to its functions.

“Perfection Certificate” means, in respect of each Obligor, the certificate of a senior officer of such Obligor, addressed to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and pursuant to which certain factual matters relating to such Obligor and, to the extent applicable, the assets of such Obligor are certified true and correct, together with all schedules and exhibits attached thereto or referred to therein, as the same may be updated from time to time pursuant to Section 11.1(b).

“Permitted Acquisition” means (i) the Triple C Transaction, (ii) the Lionbridge Transaction, and (iii) any other Acquisition with respect to which:

(a)                                 the business of the entity being acquired is (in the case of a share Acquisition) or the assets being acquired are used in or relate to (in the case of an asset Acquisition), a business of the nature conducted at such time by the Subject Entities or related to such business;

(b)                                 no Default or Event of Default exists at the time of such proposed Acquisition and no Default or Event of Default would exist immediately after the implementation of any such proposed Acquisition;

(c)                                  with respect to any Acquisition the aggregate consideration for which exceeds U.S.$10,000,000, historical audited financial statements for the assets or of the entity being acquired, as applicable, as well as a copy of the purchase agreement, have been provided to the Administrative Agent;

(d)                                 the Borrower would be in compliance with the financial covenants set out in Sections 11.1(f) and 11.1(g), on a pro forma basis, immediately after giving effect to the implementation of any such Acquisition; and

(e)                                  the board of directors of the entity being acquired or of the entity whose assets are being acquired, as applicable, have not publically expressed their opposition to such Acquisition.

“Permitted Daylight Loan Transactions” means unsecured loans made by one or more Lenders (other than TELUS Corporation) to any Obligor on terms and conditions satisfactory to the Administrative Agent and the Overdraft Lender, each acting reasonably, on any Banking Day (a “Daylight Loan Date”), the proceeds of which are, by way of one or more steps, used by such Obligor and other Subject Entities, directly or indirectly, to: (i) make loans to, equity investments in or capital contributions to one or more Subject Entities, including one or more newly formed Subject Entitles, (ii) repay loans owing to, redeem equity investments in or otherwise return capital to one or more Subject Entities, (iii) make interest payments on loans from or pay dividends or other Distributions to one or more Subject Entities, or (iv) purchase loans or equity interests in one or more Subject Entities, in each case, pursuant to transactions among Subject Entities and which proceeds are returned in full to an Obligor and used to repay the obligations owing to the relevant Lenders in respect of such loans no later than on the Banking Day immediately following the Daylight Loan Date.

“Permitted Indebtedness” means (without duplication):

(a)                                 the Secured Obligations of any Obligor;

(b)                                 Indebtedness of the Subsidiaries of the Borrower in respect of (i) working capital loans, and (ii) reimbursement obligations with respect to rental guarantees issued in connection with properties leased by any such Subsidiary and letters of credit or similar facilities, which do not exceed in the aggregate the greater of (i) U.S.$60,000,000, and (ii) 2.5% of the total consolidated assets of the Borrower;

(c)                                  Financing Leases and Purchase Money Obligations in an aggregate amount not to exceed U.S.$15,000,000;

(d)                                 Indebtedness owing by a Subject Entity to an Obligor;

(e)                                  unsecured Indebtedness owing by a Subject Entity to a Non-Guaranteeing Subsidiary that has executed and delivered a Postponement and Subordination Undertaking (or, with respect to any Target Entity that will be a Non-Guaranteeing Subsidiary, unsecured Indebtedness owing by a Subject Entity to such Non-Guaranteeing Subsidiary, provided that such Non-Guaranteeing Subsidiary has executed and delivered a Postponement and Subordination Undertaking on or before January 18, 2021);

(f)                                   Shareholder Loans;

(g)                                  Indebtedness incurred in connection with any unsecured guarantee of the Borrower (the “Guaranteed Indebtedness”) of any Indebtedness permitted under paragraph (b), provided that the aggregate amount of such Guaranteed Indebtedness shall not exceed in the aggregate the greater of (i) U.S.$60,000,000 and (ii) 2.5% of the total consolidated assets of the Borrower;

(h)                                 unsecured Indebtedness pursuant to Permitted Daylight Loan Transactions (provided that, for certainty, any such Indebtedness is repaid no later than on the Banking Day immediately following the Daylight Loan Date); and

(i)                                     Indebtedness in connection with CCC Secured Non-Lender Hedge Arrangement.

“Permitted Investments” means an Investment by a Subject Entity with respect to which:

(a)                                 such Investment is a Secured Asset;

(b)                                 Investments in Cash;

(c)                                  extensions of trade credit and asset purchases in the ordinary course of business;

(d)                                 Investments made by any Subject Entity in another Subject Entity;

(e)                                  Investments consisting of non-cash consideration received in connection with a disposition of property or assets permitted under Section 11.3(o);

(f)                                   Investments consisting of Equity Interests, securities or notes received in settlement of accounts receivable incurred in the ordinary course of business from a customer that the Borrower or any other Subject Entity has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable;

(g)                                  accounts receivable created or acquired, and deposits, prepayments and other credits to suppliers made, in the ordinary course of business;

(h)                                 prepaid expenses and lease, utility, workers’ compensation, performance and other similar deposits made in the ordinary course of business; and

(i)                                     Investments by the Subject Entities made after the date hereof not otherwise referenced in this definition in the maximum consolidated and aggregated amount of U.S.$10,000,000.

“Permitted Liens” means any one or more of the following with respect to the property and assets of a Subject Entity:

(a)                                 inchoate or statutory Liens for taxes, assessments and other governmental charges or levies which are not delinquent (taking into account any relevant grace periods) or the validity of which are currently being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a reserve (segregated to the extent required by generally accepted accounting principles) in an amount which is adequate therefor;

(b)                                 Liens granted pursuant to Section 8a of the German Old Age Employees Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV);

(c)                                  inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers, lessors and others in respect of construction, maintenance, repair, operation or location of Secured Assets, provided that such Liens are related to obligations not due or delinquent (taking into account any applicable grace or cure periods), are not registered as encumbrances against title to any of the property and assets of such Subject Entity and adequate holdbacks are being maintained as required by applicable legislation or such Liens are being contested in good faith by appropriate proceedings and in respect of which there shall have been set aside a reserve (segregated to the extent required by generally accepted accounting principles) in an amount which is adequate with respect thereto and provided further that such Liens do not in the aggregate materially detract from the value of the property and assets of such Subject Entity encumbered thereby or materially interfere with the use thereof in the operation of the business of such Subject Entity;

(d)                                 easements, rights-of-way, servitudes, restrictions and similar rights in real property comprised in the property and assets of such Subject Entity or interests therein granted or reserved to other Persons, provided that such rights do not in the aggregate materially detract from the value of the property and assets of such Subject Entity subject thereto or materially interfere with the use thereof in the operation of the business of such Subject Entity;

(e)                                  Liens constituted by rights of distress or similar rights reserved in or exercisable under any lease or easement for rent or other payment and for compliance with the terms of such lease or easement;

(f)                                   title defects or irregularities which are of a minor nature and which do not in the aggregate materially detract from the value of the property and assets of such Subject Entity encumbered thereby or materially interfere with the use thereof in the operation of the business of such Subject Entity;

(g)                                  Liens securing appeal bonds and other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose;

(h)                                 attachments, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the same would not constitute an Event of Default;

(i)                                     the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown or other Official Body of any real property or any interest therein;

(j)                                    Liens, charges or other security interests given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business of such Subject Entity or the ownership of the property and assets of such Subject Entity, provided that such Liens do not in the aggregate reduce the fair market value of the property and assets of such Subject Entity or materially interfere with the use thereof in the operation of the business of such Subject Entity;

(k)                                 servicing agreements, development agreements, site plan agreements, and other agreements with governmental or public authorities pertaining to the use or development of any of the property and assets of such Subject Entity, provided same are complied with including, without limitation, any obligations to deliver letters of credit and other security as required;

(l)                                     applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided such restrictions have been complied with;

(m)                             Liens pursuant to the general terms and/or conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und/oder Sparkassen) arising as a matter of their general terms and conditions or law encumbering deposits (including the right of set-off);

(n)                                 Liens granted pursuant to the Security Documents;

(o)                                 Liens securing the Permitted Indebtedness referred to in paragraphs (b), (c) and (d) of the definition thereof;

(p)                                 Liens securing the Permitted Indebtedness referred to in paragraph (i) of the definition thereof provided such Liens extend only to certain amounts in bank account DE05200600000301141029, GENODEFF200, which are on deposit in such bank account to secure such Permitted Indebtedness; and

(q)                                 the extension, renewal or refinancing of any Permitted Lien, provided that such Liens do not extend to any additional assets, property or undertaking of such Subject Entity.

“Person” means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA, or Section 412 of the Code that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate may have any liability.

“Pledged Subject Entities” means those Subject Entities (other than Immaterial Subsidiaries) that are directly or indirectly wholly-owned Subsidiaries of the Borrower, the Equity Interests of which have been pledged to the Administrative Agent pursuant to a Security Document on the Closing Date or which are required to be pledged to the Administrative Agent pursuant to Sections 11.1(v) or 11.3(l).

“Postponement and Subordination Undertaking” means a postponement and subordination undertaking to be entered into by any Non-Guaranteeing Subsidiary to which a Subject Entity is indebted in form and substance satisfactory to the Administrative Agent.

“PPSA” means the Personal Property Security Act (Ontario) or the Personal Property Security Act in any other province or territory of Canada, as applicable or as the context may otherwise require.

“Preferred Stock” shall mean any class of Shares of a corporation that is preferred over any other class of Shares of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Prepayment Notice” shall have the meaning ascribed thereto in Section 9.4.

“Prime Rate” means the greater of (i) the variable rate of interest per annum equal to the rate of interest determined by the Administrative Agent from time to time as its prime rate for Canadian dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent calculated on the basis of a year of 365 days or 366 days in the case of a leap year and (ii) the sum of (a) the BA Schedule I Rate for a 30 day term, and (b) 1% per annum.

“Prime Rate Loan” means monies lent by the Lenders to the Borrower hereunder in Canadian dollars and upon which interest accrues at a rate referable to the Prime Rate.

“Pro Rata Share” means:

(a)                                 when used with reference to a particular Credit Facility at any particular time and with respect to a particular Lender, the ratio of the Individual Commitment of such Lender with respect to such Credit Facility at such time to the aggregate of the Individual Commitments of all of the Lenders with respect to such Credit Facility at such time; and

(b)                                 when used without reference to a particular Credit Facility at any particular time and with respect to a particular Lender, the ratio of the aggregate Individual Commitments of such Lender with respect to both of the Credit Facilities at such time to the aggregate of the Individual Commitments of all of the Lenders with respect to both of the Credit Facilities at such time.

“Proceeds of Realization” means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets or received from any Guarantor pursuant to a Guarantee (i) on or after the Enforcement Date, (ii) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of an Obligor (or any other arrangement or marshalling of the Secured Assets that is similar thereto) (other than any dissolution, liquidation, winding-up or reorganization permitted pursuant to Section 11.3(c)) or (iii) upon the enforcement of, or any action taken with respect to, any of the Guarantees or the Security Documents.  For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets shall not constitute Proceeds of Realization prior to the Enforcement Date.

“Property” means all present or future real property which is owned, leased, operated, occupied, controlled or used by the Subject Entities.

“Purchase Money Obligations” means Indebtedness arising in the ordinary course of business which is assumed as part of, or issued or incurred to pay or provide funds to pay, all or a part of the purchase price of any personal or moveable property but specifically excluding Indebtedness under Financing Leases.

“Qualified Affiliate” means an affiliate of a Lender who has executed and delivered to the Administrative Agent an instrument of adhesion in the form set forth in Schedule M.

“Qualified Capital Market Lender” means (x) any Person that enters into a Capital Market Agreement at a time when such Person is a Lender or (y) any Person that is a Qualified Affiliate and enters into a Capital Market Agreement at a time when the Lender with which such Qualified Affiliate is affiliated is a Lender, even if, in each case, such Person subsequently ceases to be Lender or a Qualified Affiliate, as the case may be.

“Qualified ECP Obligor” means, in respect of any CEA Swap Obligation, an Obligor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receiver” means a receiver, receiver and manager or other person having similar powers or authority appointed by the Administrative Agent or by a court at the instance of the Administrative Agent in respect of the Secured Assets or any part thereof.

“Release” means a “release”, as such term is defined in CERCLA.

“Reporting Date” means, for each of the first three Fiscal Quarters of each Fiscal Year, the date which is 60 days after the end of each such Fiscal Quarter and, for the fourth Fiscal Quarter of each Fiscal Year, the date which is 120 days after the end of each such Fiscal Quarter.

“Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the regulation of any EEA Financial Institution.

“Restricted Countries” means, at any particular time, any country subject to Sanctions at such time.

“Rolling Debt Service Charges” means, for any Fiscal Quarter, the sum of Debt Service Charges for such Fiscal Quarter and for the three immediately preceding Fiscal Quarters.

“Rolling EBITDA” means, for any Fiscal Quarter, the sum of EBITDA for such Fiscal Quarter and for the three immediately preceding Fiscal Quarters.

“Rollover Notice” shall have the meaning ascribed thereto in Section 5.3.

“RT Credit Limits” means the RT 1 Credit Limit and the RT 2 Credit Limit and “RT Credit Limit” means either of the RT Credit Limits.

“RT 1 Credit Excess” means, as at a particular date, the amount, if any, by which the amount of credit outstanding under the RT 1 Facility as at the close of business on such date exceeds the RT 1 Credit Limit as at the close of business on such date.

“RT 1 Credit Limit” means U.S.$230,000,000, as such amount may be increased from time to time pursuant to Section 2.2 or reduced from time to time pursuant to Section 2.5.

“RT 1 Facility” shall have the meaning ascribed thereto in Section 2.1(a).

“RT 2 Credit Excess” means, as at a particular date, the amount, if any, by which the amount of credit outstanding under the RT 2 Facility as at the close of business on such date exceeds the RT 2 Credit Limit as at the close of business on such date.

“RT 2 Credit Limit” means U.S.$620,000,000, as such amount may be increased from time to time pursuant to Section 2.2 or reduced from time to time pursuant to Section 2.5.

“RT 2 Facility” shall have the meaning ascribed thereto in Section 2.1(b).

“RT Facilities” means the RT 1 Facility and the RT 2 Facility and “RT Facility” means either of the RT Facilities.

“RT Maturity Date” means January 28, 2025.

“Sanctioned Person” means any Person who is a designated target of Sanctions or is otherwise a subject of Sanctions, including as a result of being:

(a)                                 owned or controlled directly or indirectly by any Person which is a designated target of Sanctions; or

(b)                                 organized under the laws of any country that is subject to general or country-wide Sanctions; or

any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian or United Kingdom Sanctions law.

“Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the Parliament of Canada, the European Union, and/or any present or future member state thereof and/or the United Kingdom’s Her Majesty’s Treasury or other relevant sanctions authority.

“Schedule I Lenders” means the Lenders that are listed in Schedule I to the Bank Act (Canada).

“Scotia Fee Letter” means the fee letter dated as of the date hereof between The Bank of Nova Scotia and the Borrower.

“Secured Assets” means all of the present and future assets, property and undertaking of each Obligor and any and all proceeds of any of the foregoing (including all Equity Interests that constitute Investments of any Obligor as well as all Equity Interests held by any Obligor in any non wholly-owned Subsidiary of the Borrower), other than Excluded Assets.

“Secured Obligations” shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by the Obligors to the Creditors or any of them or remaining unpaid to the Creditors or any of them under or in connection with the Credit Documents and Secured Obligations of a particular Obligor shall mean all indebtedness, obligations and liabilities, present or future, absolute or contingent, matured or not, at any time owing by such Obligor to the Creditors or any of them, or remaining unpaid to the Creditors or any of them, under or in connection with the Credit Documents to which such Obligor is a party; provided that, (i) with respect to each U.S. Obligor, “Secured Obligations” shall not include any CEA Swap Obligation that constitutes an Excluded CEA Swap Obligation with respect to such U.S. Obligor; and (ii) with respect to any Security granted by a German Obligor, “Secured Obligations” shall to the extent provided in Section 14.22(c)(iii) not include any indebtedness, obligations and liabilities owed to any Equitably Subordinated Lender by such German Obligor; and further provided that, with respect to each Spanish Obligor,

“Secured Obligations” will be subject to Spanish Legal Restrictions. For certainty, “Secured Obligations” shall include interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable pursuant to this agreement upon the occurrence of any Default that is continuing to the extent lawful) specified herein, whether or not such interest is an allowable claim in such bankruptcy proceeding.

“Secured Obligations Termination Date” means the date on which all Secured Obligations of the Obligors (other than those provisions which by their terms survive the termination of the Credit Documents) have been paid in full and the Creditors have no Individual Commitments.

“Secured Parties” means each Creditor (subject to Section 14.22(c)(iii)) and any Receiver.

“Security” means the Liens created by the Security Documents.

“Security Documents” means the security documents which, in the reasonable opinion of the Administrative Agent, are required to be entered into from time to time by the Obligors in favour of the Administrative Agent in order to grant to the Administrative Agent a Lien on the Secured Assets as continuing collateral security for the payment and performance of the Secured Obligations of the Obligors in accordance with the Agreed Security Principles, such security documents to be in form and substance satisfactory to the Lenders and their counsel, acting reasonably, and to include the security documents described in Section 2 of Schedule H.

“Shared Services Agreements” means, collectively (i) the shared services agreement dated April 1, 2016 between the Borrower and TELUS Communications Company, a predecessor of TELUS Communications Inc., and (ii) the shared services agreement (MITS support) made effective as of April 1, 2020 between the Borrower and TELUS Communications Inc.

“Shareholder Loans” means unsecured, deeply subordinated loans that may be made from time to time by TELUS Corporation to the Borrower in an aggregate principal amount not to exceed U.S. $250,000,000, which (i) have a maturity date at least 6 years after the Closing Date, (ii) have no mandatory principal, interest or other payments required to be made by the Borrower, and (iii) are postponed and subordinated to the Secured Obligations on terms and conditions (including, without limitation,  standstill terms which apply until the Secured Obligations Termination Date) satisfactory to the Administrative Agent.

“Shares”, as applied to the shares of any corporation or other entity, means the shares or other ownership interests of every class whether now or hereafter authorized, regardless of whether such shares or other ownership interests shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in Distributions and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such corporation or other entity.

“Spanish Companies Law” means Royal Legislative Decree 1/2010, of 2 July (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended from time to time.

“Spanish Insolvency Law” means Spanish Royal Legislative Decree 1/2020, of 5 May, approving the revised text of the Bankruptcy Law (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended from time to time.

“Spanish Legal Restrictions” shall mean any restriction imposed at any time by the laws of Spain in relation with the scope of the obligations to be guaranteed or secured, as applicable, by any Spanish Obligor and the Spanish Security; and shall include: the financial assistance prohibition rule that the scope of both any Guarantee provided by any Spanish Obligor and the Spanish Security will exclude any obligations which payment would cause a breach of the financial assistance prohibitions contained in article 143 of the Spanish Companies Act, in relation to private limited liability companies (sociedades limitadas), and in articles 149 and 150 of the Spanish Companies Act, in relation to public limited liability companies (sociedades anónimas).

“Spanish Obligor” means any Obligor incorporated under the laws of Spain.

“Spanish Security” means any Security governed by the laws of Spain.

“Subject Entities” means, collectively, the Borrower and its Subsidiaries and “Subject Entity” means any of the Subject Entities.

“Subsidiary” means, at any time, as to any Person, any other Person, if at such time the first mentioned Person owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such other Person.  For greater certainty, “Subsidiary” shall include, at any time, as to any Person, any general partnership in which such first mentioned Person owns, directly or indirectly, a majority of the partnership interests therein.

“Syndicated Loans” means all credit outstanding under the RT 2 Facility other than Overdraft Loans.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euros.

“Target” means LBT Intermediate Holdings, Inc.

“Target Entities” means, collectively, the entities listed on Schedule P, and “Target Entity” means any of the Target Entities.

“Tax Act” means the Income Tax Act (Canada), as amended from time to time, and regulations promulgated thereunder.

“Taxes” means all taxes, charges, fees, levies, imposts, rates, dues and assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers’ compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties with respect thereto, imposed, levied, collected, withheld or assessed by any Official Body (including federal, state, provincial, territorial, municipal and foreign Official Bodies), and whether disputed or not.

“TD Fee Letter” means the fee letter dated as of the date hereof between The Toronto-Dominion Bank and the Borrower.

“TI Germany” means TELUS International Germany GmbH.

“TI Germany Holdco” means Triple C Holding GmbH.

“Total Debt” means, at any particular time, the aggregate of the following amounts determined for the Borrower on a consolidated basis and without duplication (in each case expressed in Canadian dollars):

(a)                                 the amount of credit outstanding hereunder at such time;

(b)                                 the principal amount of other Indebtedness for borrowed money  (including, for certainty, the Shareholder Loans) or for the deferred purchase price of property or services (other than trade payables, accrued current liabilities and obligations under operating leases incurred in the ordinary course of business);

(c)                                  the aggregate amount capitalized on the balance sheet of the applicable lessee under all Financing Leases;

(d)                                 the principal amount of Indebtedness which is evidenced by a note, bond, debenture or similar instrument;

(e)                                  the face amount of all obligations in respect of bankers’ acceptances issued or created for the account of the Borrower;

(f)                                   with respect to letters of credit and letters of guarantee issued on behalf of the Borrower, the contingent liability of the issuing bank thereunder;

(g)                                  all Hedging Obligations of the Borrower measured on a marked to market basis; and

(h)                                 all guarantees in respect of the Indebtedness, liabilities and obligations of another Person of the kind referred to in clauses (a) to (f) of this definition.

“Total Net Debt” means, at any particular time, Total Debt at such time less (i) the Cash Balance at such time and (ii) the aggregate amount of any Shareholder Loans at such time .

“Total Net Debt/EBITDA Ratio” means, for a particular Fiscal Quarter, the ratio of Total Net Debt as at the last day of such Fiscal Quarter to Rolling EBITDA for such Fiscal Quarter.

“Trade Secrets” shall have the meaning specified in the definition of Intellectual Property.

“Triple C Sale and Purchase Agreement” means the sale and purchase agreement dated December 5, 2019, by and among Triple C Institutional Holding SA, Sunshine MEP Beteiligungs GmbH & Co. KG, Ulf Herbrechter, Thomas Kloibhofer and Christian Legat, as sellers, the Borrower, as purchaser, Triple C Holding S.a.r.l. and TELUS Communications Inc., as guarantor, pursuant to which the Borrower agreed to purchase all of the outstanding shares of Triple C Holding S.a.r.l. (including both ordinary shares and preferred shares), as amended by a first amendment to sale and purchase agreement dated as of January 30, 2020 and assigned by the Borrower to TI Germany pursuant to an assignment agreement and assumption agreement dated and signed in counterparts on January 22, 2020 and January 23, 2020.

“Triple C Transaction” means the acquisition of all of the issued and outstanding Shares of Triple C Holding S.a.r.l. by TI Germany pursuant to the Triple C Sale and Purchase Agreement, on or about January 31, 2020, followed by the acquisition of all the issued and outstanding Shares of TI Germany Holdco by TI Germany on or about February 3, 2020.

“U.S. Dollar Equivalent” means the Exchange Equivalent in United States dollars of any amount of any other currency.

“U.S. Obligor” means an Obligor that is formed under the laws of the United States of America or any state thereof.

“Write-down and Conversion Powers” means, with respect to any Resolution Authority, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member

Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2                                                                               Construction - Spanish terms

In each Loan Document, where it relates to a Person incorporated or having its centre of main interests (as defined in the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast)) in Spain, a reference to:

(a)                                 “financial assistance” has the meaning stated under:

(i)                         (for a Spanish public company (Sociedad Anónima)) Article 150 of the Spanish Companies Law or in any other legal provision that may substitute such Article 150 or be applicable to any Spanish Obligor in respect of such financial assistance; or

(ii)                      (for a Spanish limited liability company (Sociedad de Responsabilidad Limitada)) Article 143 of the Spanish Companies Law or in any other legal provision that may substitute such Article 143 or be applicable to any Spanish Obligor in respect of such financial assistance;

(b)                                 a “guarantee” includes any guarantee (fianza), performance bond (aval) and an on demand guarantee (garantía a primer requerimiento);

(c)                                  an “insolvency proceeding” or “bankruptcy” includes a declaration of insolvency proceeding regardless of whether it is deemed necessary or voluntary (declaración de concurso, con independecia de su carácter necesario o voluntario) in Spain or elsewhere, including any notice to a competent court pursuant to articles 583 to 585, 588 to 593 and 595 of the Spanish Insolvency Law or the situation set forth in the additional section fourth of the Spanish Insolvency Law, or any other similar provision or regulation that supplements or amends the currently applicable regime, and the request for the commencement of the insolvency proceeding (solicitud de inicio de procedimiento de concurso), order declaring the commencement of the insolvency proceeding (auto declaración de concurso), a judicial or extrajudicial agreement with creditors (convenio judicial o extrajudicial con acreedores) and judicial or extrajudicial agreement (transacción judicial o extrajudicial);

(d)                                 a “winding-up”, “receivership” or “dissolution” includes, without limitation, windingup (disolución) liquidation (liquidación), insolvency proceeding (procedimiento concursal) or any other similar proceedings;

(e)                                  a “receiver”, “administrator” or the like includes, without limitation, administración del concurso, administración concursal or any other Person performing the same function;

(f)                                   a “composition”, “compromise”, “assignment” or “arrangement” with any creditor includes, without limitation, the celebration of a convenio de acreedores within the context of a concurso; and

(g)                                  “security” includes, without limitation, any mortgage (hipoteca), pledge (prenda) (with or without transfer of possession), financial collateral agreement (garantía fincanciera pignoraticia), in general, any in rem right governed by Spanish law garantía personal, derecho de retención, crédito privilegiado, preferencia en el orden de prelación de créditos or other transaction having the same effect as each of the foregoing.

1.3                                                                               Other Usages.

References to “this agreement”, “the agreement”, “hereof”, “herein”, “hereto” and like references refer to this agreement and not to any particular Article, Section or other subdivision of this agreement.  Any references herein to any agreements or documents shall mean such agreements or documents as amended, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms hereof and thereof.

1.4                                                                               Plural and Singular.

Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.5                                                                               Headings.

The division of this agreement into Articles and Sections and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.6                                                                               Currency.

Unless otherwise specified herein, all statements of or references to dollar amounts in this agreement shall mean lawful money of the United States of America.  Whenever it is provided herein that an amount shall be expressed in United States dollars but such amount is denominated in another currency, such amount shall be expressed as the U.S. Dollar Equivalent of the amount denominated in such other currency.

1.7                                                                               Applicable Law.

This agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.8                                                                               Time of the Essence.

Time shall in all respects be of the essence of this agreement.

1.9                                                                               Non-Banking Days.

Subject to Section 7.5(c), whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

1.10                                                                        Consents and Approvals.

Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for herein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.11                                                                        Amount of Credit.

Any reference herein to the amount of credit outstanding under the Credit Facilities shall mean, at any particular time:

(a)                                 in the case of a Euribor Loan, Prime Rate Loan or a BA Equivalent Loan, the U.S. Dollar Equivalent of the principal amount thereof;

(b)                                 in the case of a Bankers’ Acceptance, the U.S. Dollar Equivalent of the face amount of the Bankers’ Acceptance;

(c)                                  in the case of a LIBOR Loan or a Base Rate Canada Loan, the principal amount thereof;

(d)                                 in the case of a Letter denominated in Canadian dollars, the U.S. Dollar Equivalent of the contingent liability of the Issuing Lender thereunder; and

(e)                                  in the case of a Letter denominated in United States dollars, the contingent liability of the Issuing Lender thereunder.

1.12                                                                        Schedules.

Each and every one of the schedules which is referred to in this agreement and attached to this agreement shall form a part of this agreement.

1.13                                                                        Paramountcy.

In the event of any conflict or inconsistency between the provisions of this agreement and the provisions of any other Loan Document, the provisions of this agreement shall prevail and be paramount.  If any covenant, representation, warranty or event of default contained in any other Loan Document is in conflict with or is inconsistent with a provision of this agreement relating to the same specific matter, such covenant, representation, warranty or event of default shall be deemed to be amended to the extent necessary to ensure that it is not in conflict with or inconsistent with the provision of this agreement relating to the same specific matter.

1.14                                                                        Extension of Credit.

For the purposes hereof, each drawdown, rollover and conversion shall be deemed to be an extension of credit hereunder.

1.15                                                                        Documents in English.

The parties expressly request that this agreement as well as all documents relating thereto be drawn up in English and, to the extent required by the laws applicable to any Subject Entity, translated into another language. Les parties ont expressément exigé que cette convention de prêt ainsi que tous les documents s’y rattachant soient rédigés en Anglais et, si requis par les lois applicables a une entité sujette (Subject Entity), traduits en une autre langue.

1.16                                                                        Statute References.

Any reference in this agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.17                                                                        Calculations, Computations.

All computations and calculations determining compliance with financial covenants or the calculation or computation of other financial information for the purposes of this agreement shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved on the basis of the Borrower on a consolidated basis.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in conformity with those used in the preparation of the Financial Statements. Subject to Section 1.22, any change in the Borrower’s accounting treatment for the purposes of Section 11.1(f) or 11.1(g) shall only be done in accordance with generally accepted accounting principles and, in such event, the Majority Lenders shall have the right (if such change results in a material change to the ratios calculated under Section 11.1(f) or 11.1(g)), acting reasonably, to restructure Section 11.1(f) or 11.1(g) pursuant to Section 1.22 in a manner which eliminates the effect of any such change; provided that any such restructuring shall afford the Borrower the same degree of operational flexibility as do the current Sections.

1.18                                                                        Successors and Permitted Assigns of Parties.

Any reference in this agreement to a party to this agreement shall include the successors and permitted assigns of such party.

1.19                                                                        Meaning of Include.

The words “include”, “includes” and “including”, when used in this agreement, shall be deemed to be followed by the phrase “without limitation”.

1.20                                                                        Relevant Lenders.

For the purposes hereof, the relevant Lenders in respect of a particular Credit Facility shall be the Lenders who have an Individual Commitment with respect to such Credit Facility.

1.21                                                                        Permitted Liens.

For the avoidance of doubt, any reference to a Permitted Lien shall not serve to subordinate or postpone any Lien created by any Security Document to such Permitted Lien.

1.22                                                                        Accounting Principles.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied throughout the periods involved.  Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of any Credit Document, including the contents of any certificate to be delivered under any Credit Document, such determination, consolidation or computation shall, unless the parties otherwise agree or the context otherwise requires, be made in accordance with generally accepted accounting principles consistently applied throughout the periods involved; provided, however, that if any changes in accounting principles from those used in the preparation of the audited financial statements of the Borrower for the Fiscal Year ended December 31, 2018 (in this Section 1.22 “Historic GAAP”) occur by reason of any change in IFRS as issued by the International Accounting Standards Board (or any successor thereto or agency with similar function), and such change in accounting principles results in a change in the method or results of calculation of financial covenants or the terms related thereto contained in any Credit Document, the Borrower shall, at its option, either (a) furnish to the Administrative Agent, together with each delivery of the financial statements of the Borrower required to be delivered pursuant to 11.1(b), a written reconciliation setting forth the differences that would have resulted if such financial statements had been prepared utilizing Historic GAAP (in which case the method and calculation of financial covenants and the terms related thereto hereunder shall continue to be determined in accordance with Historic GAAP), or (b) agree with the Majority Lenders to amend (and for certainty, such amendments shall be at the sole discretion of the Majority Lenders) such financial covenants or terms in such manner as the Majority Lenders shall require in order to reflect fairly such changes so that the criteria for evaluating the financial condition of the Borrower shall be the same in commercial effect after, as well as before, such changes are made (in which case the method and calculation of financial covenants and the terms related thereto hereunder shall be determined in the manner so agreed).

1.23                                                                        Amendment and Restatement

This agreement is an amendment and restatement of the Existing Credit Agreement and not a novation of the Existing Credit Agreement.  This agreement reflects amendments to the Existing Credit Agreement and has been restated solely for the purposes of reflecting such amendments, which the Lenders, the Borrower and the other parties thereto have agreed upon. For greater certainty, all obligations under the Existing Credit Agreement continue as obligations under this agreement as amended and restated thereby.  Each references to the “Credit Agreement” or other similar reference contained in any of the Credit Documents and all other agreements, documents and instruments delivered by all or any one of the Borrower, the Administrative Agent, the Lenders or any Subsidiary of the Borrower prior to the effectiveness of this agreement in connection with or under the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended and restated by this agreement and shall remain in full force and effect as so amended and restated and is hereby ratified and confirmed in the form of this agreement.

1.24                                                                        Consent to Amendment and Restatement

The parties hereto consent to the amendment and restatement of the Existing Credit Agreement as set forth herein.

ARTICLE 2
CREDIT FACILITIES

2.1                                                                               Establishment of Credit Facilities.

Subject to the terms and conditions hereof, the Lenders through the Branch of Account hereby establish in favour of the Borrower:

(a)                                 a revolving term credit facility (the “RT 1 Facility”) in the aggregate amount of the RT 1 Credit Limit;

(b)                                 a revolving term credit facility (the “RT 2 Facility”) in the aggregate amount of the RT 2 Credit Limit;

(c)                                  a non-revolving term credit facility (the “NRT 1 Facility”) in the aggregate amount of the NRT 1 Credit Limit; and

(d)                                 a non-revolving term credit facility (the “NRT 2 Facility”) in the aggregate amount of the NRT 2 Credit Limit.

2.2                                                                               Accordion Feature.

(a)                                 The Borrower may, at any time and from time to time, give notice in writing to the Administrative Agent as provided in this Section 2.2 (each, an “Accordion Notice”), requesting that the Credit Limit of one or more of the RT 2 Facility, the NRT 1 Facility and the NRT 2 Facility (but not, for certainty, the RT 1 Facility) be increased by an aggregate amount of up to U.S.$250,000,000 in the aggregate for all Accordion Notices (each such increase, an “Accordion Increase”).  Each Accordion Notice shall specify, in respect of the proposed Accordion Increase: (i) the relevant Credit Facility to be increased, (ii) the aggregate amount of the proposed Accordion Increase in respect of such Credit Facility (which shall be in compliance with the first sentence of this Section 2.2(a)), (iii) the Lenders and / or proposed new Lenders (each, an “Accordion Lender” and, collectively, the “Accordion Lenders”) that have agreed to increase their respective Individual

Commitments or accept initial Individual Commitments, as the case may be, in respect of such Credit Facility in the aggregate amount of the requested Accordion Increase, (iv) such Accordion Lender’s proposed commitment in respect of the requested Accordion Increase (each, an “Individual Accordion Commitment”), and (v) if required by any Accordion Lender, an increase to the Applicable Margin for Loans, Bankers’ Acceptances and Letters, which increase shall not exceed 50 basis points (an “Applicable Margin Increase”), together with the corresponding increase to the standby fee, which shall be equal to 20% of the Applicable Margin Increase for Bankers’ Acceptances, LIBOR Loans and Letters. For certainty, no Lender shall in any way be obligated to be an Accordion Lender or participate in an Accordion Increase. The Accordion Notice shall be accompanied by evidence, satisfactory to the Administrative Agent of compliance with the financial covenants contained in Sections 11.1(f) and 11.1(g) on a pro forma basis to account for the proposed Accordion Increase.  If the Borrower delivers an Accordion Notice to the Administrative Agent requesting an increase of the RT 2 Facility, the Administrative Agent shall promptly notify the Issuing Lender and the Overdraft Lender and shall request the Issuing Lender and the Overdraft Lender to approve such increase.

(b)                                 Promptly following receipt of an Accordion Notice from the Administrative Agent pursuant to Section 2.2(a) requesting an Accordion Increase in respect of the RT 2 Facility, the Issuing Lender and the Overdraft Lender shall promptly notify the Administrative Agent whether or not it approves such Accordion Increase.  If either the Issuing Lender or the Overdraft Lender does not approve such Accordion Increase, then the Credit Limit of the RT 2 Facility shall not be increased pursuant to this Section 2.2.

(c)                                  Promptly following receipt of an Accordion Notice pursuant to Section 2.2(a), the Administrative Agent shall deliver a copy of same to each Accordion Lender specified therein that is an existing Lender.  Upon receipt of such Accordion Notice from the Administrative Agent pursuant to this Section 2.2(c), each Accordion Lender specified in such Accordion Notice that is an existing Lender shall execute and deliver to the Administrative Agent a confirmation letter (an “Accordion Confirmation”) confirming that it has agreed to increase its Individual Commitment with respect to the Credit Facility specified in such Accordion Notice in an amount equal to its Individual Accordion Commitment and, to the extent such Accordion Notice specified an Applicable Margin Increase, the amount of such Applicable Margin Increase and corresponding increase in the standby fee.  The increase in such Accordion Lender’s Individual Commitment with respect to such Credit Facility, the corresponding increase in the Credit Limit of such Credit Facility, any Applicable Margin Increase and any corresponding increase in the standby fee shall, subject to Section 2.2(b) and Section 2.2(f), become effective on the Accordion Effective Date.  Effective as of the Accordion Effective Date, Schedule A hereto shall be automatically amended to increase the Individual Commitment of such Accordion Lender with respect to such Credit Facility by the amount of its Individual Accordion Commitment and, to the extent such Accordion Notice specified an Applicable

Margin Increase, the definition of Applicable Margin shall be automatically amended to give effect to such Applicable Margin Increase and corresponding increase to the standby fee.  Such amendments shall be binding upon the Borrower, the Administrative Agent and all Lenders without the requirement for any further documentation, consents or other action by or on behalf of such Persons.

(d)                                 Any Accordion Lender specified in an Accordion Notice that is not an existing Lender must be acceptable to the Administrative Agent (and, in the case of a proposed Accordion Increase in respect of the RT 2 Credit Limit, the Issuing Lender and the Overdraft Lender), in each case acting in their discretion exercised reasonably.  Upon delivery to the Administrative Agent (and, if applicable, the Issuing Lender and the Overdraft Lender) of an Accordion Agreement executed by the Borrower and an Accordion Lender that is so acceptable to the Administrative Agent (and, if applicable, the Issuing Lender and the Overdraft Lender), the Administrative Agent (and, if applicable, the Issuing Lender and the Overdraft Lender) shall promptly execute and deliver such Accordion Agreement.  Upon execution and delivery of such Accordion Agreement, such Accordion Lender shall become a party to this agreement as a Lender and the corresponding increase in the Credit Limit of the Credit Facility specified in such Accordion Notice shall, subject to Section 2.2(f), become effective on the Accordion Effective Date.  On and from the Accordion Effective Date, this agreement and each other Loan Document shall be read and construed as if such Accordion Lender were party to this agreement as a Lender having all of the rights and obligations of a Lender expressed herein or therein with respect to its Individual Commitment with respect to such Credit Facility and all references to any Lender in any Loan Document shall (to the extent the context so admits) include such Accordion Lender. Effective as of the Accordion Effective Date, Schedule A hereto shall be automatically amended to add the Individual Commitment of such Accordion Lender with respect to such Credit Facility, which shall be in an amount equal to its Individual Accordion Commitment and, to the extent such Accordion Notice specified an Applicable Margin Increase, the definition of Applicable Margin shall be automatically amended to give effect to such Applicable Margin Increase and a corresponding increase to the standby fee.  Such amendments shall be binding upon the Borrower, the Administrative Agent and all Lenders without the requirement for any further documentation, consents or other action by or on behalf of such Persons.  Each Lender irrevocably appoints, authorizes and directs the Administrative Agent, as its attorney and agent, with full power of substitution and delegation, to complete and execute on its behalf an Accordion Agreement with each Accordion Lender that is acceptable to the Administrative Agent (and, in the case of a proposed Accordion Increase in respect of the RT 2 Facility, the Issuing Lender and the Overdraft Lender), in each case acting in their discretion exercised reasonably, and to date such Accordion Agreement as of the Accordion Effective Date.  Each Lender agrees that it will be bound by the terms of each such Accordion Agreement so completed and executed by the Administrative Agent.

(e)                                  The Administrative Agent shall promptly notify the Borrower and the Lenders of the new Individual Commitments or increased Individual Commitments, as the case may be, and the increased Credit Limit with respect to the RT 2 Credit Facility, the NRT 1 Facility or NRT 2 Facility, as applicable, after giving effect to an Accordion Increase requested in an Accordion Notice pursuant to this Section 2.2.  Notwithstanding the provisions of Sections 3.2, 3.4 and 9.6(b) with respect to the funding of Loans and Bankers’ Acceptances and reimbursing with respect to Letters in accordance with each relevant Lender’s Pro Rata Share, the Administrative Agent shall be entitled to reallocate the funding or reimbursement obligations among the relevant Lenders or the outstanding credit under such Credit Facility (any such reallocation of outstanding credit to be effected by way of participations) in order to ensure, to the greatest extent practicable, that after such increase the aggregate amount of credit extended hereunder by each Lender coincides with such Lender’s Pro Rata Share of the aggregate amount of credit extended under such Credit Facility by all of the relevant Lenders, provided that no such allocation shall result in the aggregate amount of credit extended hereunder by any Lender under such Credit Facility exceeding such Lender’s Individual Commitment with respect to such Credit Facility.  For purposes of this Section 2.2(e), a reference to “Lender” or “Lenders” shall include a reference to any Accordion Lender specified in such Accordion Notice that was not an existing Lender at the time such Accordion Notice was delivered to the Administrative Agent.

(f)                                   Notwithstanding any other provision of this Section 2.2, no increase in the amount of any of the RT 2 Credit Facility, the NRT 1 Facility or the NRT 2 Facility shall be permitted at any time that a Default or Event of Default has occurred and is outstanding and no Lender shall be required to increase its Individual Commitment under either such Credit Facility without its specific consent (which consent may be arbitrarily withheld).  Each of the Borrower, the Administrative Agent and the Lenders hereby agrees that the amendments specified in Sections 2.2(c) and 2.2(d) and the following amendments will be made to give effect to an Accordion Increase requested in an Accordion Notice and will become effective as of the Accordion Effective Date without the requirement for any further documentation, consents or other action by or on behalf of such Person: (i) to the extent such Accordion Notice requested an Accordion Increase to the RT 2 Facility, any reference to “RT 2 Credit Limit” shall be a reference to the RT 2 Credit Limit as increased by the amount of such Accordion Increase, (ii) to the extent such Accordion Notice requested an Accordion Increase to the NRT 1 Facility, any reference to “NRT 1 Credit Limit” shall be a reference to the NRT 1 Credit Limit as increased by the amount of such Accordion Increase, (iii) to the extent such Accordion Notice requested an Accordion Increase to the NRT 2 Facility, any reference to “NRT 2 Credit Limit” shall be a reference to the NRT 2 Credit Limit as increased by the amount of such Accordion Increase, and (iv) any reference in any Loan Document to “Lender” or “Lenders” shall include a reference to any Accordion Lender specified in such Accordion Notice that was not an existing Lender at the time such Accordion Notice was delivered to the Administrative Agent.  On and after the Accordion

Effective Date, each reference in this agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to this agreement, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof”, or words of the like import relating to the Credit Agreement, shall mean and be a reference to this agreement as amended by this Section 2.2(f) and as supplemented by any Accordion Agreement or Accordion Confirmation, as the case may be, executed and delivered in connection with such Accordion Notice.  This agreement shall, from and after the applicable Accordion Effective Date, as amended by this Section 2.2(f), be and continue to be in full force and effect.

2.3                                                                               Credit Restrictions.

Any extension of credit hereunder by way of Prime Rate Loans (other than by way of Overdraft Loans) shall be in a minimum amount of Cdn.$2,000,000, and in each case whole multiples of Cdn.$100,000.  Any extension of credit hereunder by way of Base Rate Canada Loans (other than by way of Overdraft Loans) shall be in a minimum amount of U.S.$2,000,000, and in each case whole multiples of U.S.$100,000.  Any extension of credit hereunder by way of Bankers’ Acceptances shall be in a minimum amount of Cdn.$2,000,000, and in each case whole multiples of Cdn.$100,000.  Any extension of credit hereunder by way of LIBOR (U.S.) Loans shall be in a minimum amount of U.S.$2,000,000, and in each case whole multiples of U.S.$100,000. Any extension of credit hereunder by way of Euribor Loans shall be in a minimum amount of €2,000,000, and in each case whole multiples of €100,000.

2.4                                                                               Lenders’ Commitments.

Subject to the terms and conditions hereof, the Lenders severally agree to extend credit to the Borrower from time to time provided that the aggregate amount of credit extended by each Lender under a particular Credit Facility shall not at any time exceed the Individual Commitment of such Lender with respect to such Credit Facility and further provided that, subject to Section 9.8, the aggregate amount of credit outstanding under a particular Credit Facility shall not at any time exceed the Credit Limit with respect to such Credit Facility.  All credit requested under a Credit Facility shall be made available to the Borrower contemporaneously by each Lender that has an Individual Commitment with respect to such Credit Facility.  Such Lender shall provide to the Administrative Agent its Pro Rata Share of each credit, whether such credit is extended by way of drawdown, rollover or conversion.  No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit nor shall the Individual Commitment of any Lender with respect to a Credit Facility be increased as a result of any such default of another Lender in extending credit under such Credit Facility.  The failure of any Lender to make available to the Borrower its Pro Rata Share of any credit under a Credit Facility shall not relieve any other Lender of its obligation hereunder to make available to the Borrower its Pro Rata Share of such credit.

2.5                                                                               Reduction of Credit Limits.

The Borrower may, from time to time and at any time, by notice in writing to the Administrative Agent but without penalty, permanently reduce either RT Credit Limit to the extent it is not being utilized.  The amount of a RT Credit Limit will not be permanently reduced by any prepayment or repayment under such RT Facility pursuant to Section 9.2 or 9.8 but will be reduced at the time of and by the amount of any repayment of such RT Facility pursuant to Section 9.1.  The amount of a NRT Credit Limit will be permanently reduced at the time of and by the amount of any prepayment or repayment under such NRT Facility pursuant to Section 9.1, 9.2 or 9.8 and any reduction of such NRT Facility pursuant to Section 9.3. On the Funding Date, the amount of the NRT 1 Credit Limit will be permanently reduced to an amount equal to the amount of the credit extended to the Borrower under the NRT 1 Facility on or prior to the Funding Date.  On the Funding Date, the amount of the NRT 2 Credit Limit will be permanently reduced to an amount equal to the amount of the credit extended to the Borrower under the NRT 2 Facility on the Funding Date.  Any repayment of outstanding credit which forms part of any conversion from one type of credit to another type of credit under Article 6 shall not cause any reduction in the amount of the relevant Credit Limit.  Upon any reduction of a Credit Limit, the Individual Commitment of each Lender with respect to the relevant Credit Facility shall thereupon be reduced by an amount equal to such Lender’s Pro Rata Share of the amount of such reduction of such Credit Limit.

2.6                                                                               Termination of Credit Facilities.

A Credit Facility shall terminate upon the earliest to occur of:

(a)                                 the Maturity Date applicable to such Credit Facility;

(b)                                 the termination of such Credit Facility in accordance with Section 13.1; and

(c)                                  the date on which, pursuant to Section 2.5, the relevant Credit Limit has been permanently reduced to zero.

Upon the termination of a Credit Facility, the right of the Borrower to obtain any credit under such Credit Facility and all of the obligations of the Lenders to extend credit under such Credit Facility shall automatically terminate.

2.7                                                                               Credit Availability Restrictions

Notwithstanding any other provisions of this agreement, the Borrower acknowledges and agrees that,  until the date on which the Borrower has complied with the conditions set forth in Section 12.3, availability of credit to the Borrower under (x) the NRT Facility 2 shall be nil and (y) the RT 2 Facility shall not exceed U.S.$370,000,000.

ARTICLE 3
GENERAL PROVISIONS RELATING TO CREDITS

3.1                                                                               Types of Credit Availments.

Subject to the terms and conditions hereof, the Borrower may obtain credit under the Credit Facilities as follows:

(a)                                 the Borrower may obtain credit under either RT Facility by way of one or more Prime Rate Loans, Base Rate Canada Loans, LIBOR Loans, Bankers’ Acceptances, BA Equivalent Loans and Letters; and

(b)                                 the Borrower may obtain credit under either NRT Facility by way of one or more Prime Rate Loans, Base Rate Canada Loans, LIBOR Loans, Bankers’ Acceptances and BA Equivalent Loans;

provided, however, that the aggregate amount of credit extended by way of Letters under the RT Facilities shall not at any time exceed U.S.$50,000,000 or the Canadian Dollar Equivalent thereof.

3.2                                                                               Funding of Loans.

Each Lender shall make available to the Administrative Agent at the Branch of Account its Pro Rata Share of the principal amount of each Loan to the Borrower prior to 11:00 a.m. (Toronto time) on the date of the extension of credit. The Administrative Agent shall, upon fulfilment by the Borrower of the terms and conditions set forth in Article 12, make such funds available to the Borrower by 3:00 p.m. (Toronto time) on the date of the extension of credit by crediting the relevant Designated Account.  Unless the Administrative Agent has been notified by a Lender at least one Banking Day prior to the date of the extension of credit that such Lender will not make available to the Administrative Agent its Pro Rata Share of such Loan, the Administrative Agent may assume that such Lender has made such portion of the Loan available to the Administrative Agent on the date of the extension of credit in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such Lender’s Pro Rata Share of the Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon at the then prevailing interbank rate for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent.  The amount payable by each Lender to the Administrative Agent pursuant hereto shall be set forth in a certificate delivered by the Administrative Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable.  If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender’s Pro Rata Share of the Loan for purposes of this agreement and shall entitle the Lender to all rights and remedies against the Borrower in respect of such Loan.

3.3                                                                               Failure of Lender to Fund Loan.

If any Defaulting Lender fails to make available to the Administrative Agent its Pro Rata Share of any Loan as required and the Administrative Agent has not funded pursuant to Section 3.2, the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other relevant Lenders and such notice shall state that any relevant Lender may make available to the Administrative Agent all or any portion of the Defaulting Lender’s Pro Rata Share of such Loan (but in no way shall any other Lender or the Administrative Agent be obliged to do so) in the place and stead of the Defaulting Lender.  If more than one relevant Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its pro rata share of such advance based on the Contributing Lenders’ relative commitments to advance in such circumstances.  If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing interbank rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from the Borrower. In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Administrative Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender.  For purposes of this agreement, “the then prevailing interbank rate” means,

(i)                         if the relevant availment is denominated in U.S. dollars, the Federal Funds Effective Rate;

(ii)                      if the relevant availment is denominated in Canadian dollars, the BA Schedule I Rate for Bankers’ Acceptances having a term of one month; and

(iii)                   if the relevant amount is denominated in Euros, the Euribor-Reference Bank’s Rate.

3.4                                                                               Funding of Bankers’ Acceptances.

(a)                                 If the Administrative Agent receives a Drawdown Notice, Rollover Notice or Conversion Notice requesting a drawdown of, a rollover of or a conversion into Bankers’ Acceptances, the Administrative Agent shall notify each of the relevant Lenders, prior to 11:00 a.m. (Toronto time) on the second Banking Day prior to the date of such extension of credit, of such request and of each relevant Lender’s Pro Rata Share of such extension of credit.  The Administrative Agent shall also at such time notify the Borrower of each relevant Lender’s Pro Rata Share of such extension of credit.  Subject to Section 3.5, each relevant Lender shall, not later than 11:00 a.m. (Toronto time) on the date of each extension of credit by way of Bankers’ Acceptance, accept drafts of the Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Lender’s Pro Rata Share of the total extension of credit being made available by way of Bankers’ Acceptances on such date, as advised by the Administrative Agent. Each Lender shall purchase the Bankers’ Acceptances which it has accepted for a purchase price equal to the BA Discounted Proceeds therefor.  Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any and all Bankers’ Acceptances accepted and purchased by it.

(b)                                 The Borrower hereby waives presentment for payment of Bankers’ Acceptances by the Lenders and any defence to payment of amounts due to a Lender in respect of a Bankers’ Acceptance which might exist by reason of such Bankers’ Acceptance being held at maturity by the Lender which accepted it and agrees not to claim from such Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.

(c)                                  In the case of a drawdown by way of Bankers’ Acceptance, each Lender shall, forthwith after the acceptance of drafts of the Borrower as aforesaid, make available to the Administrative Agent the BA Proceeds with respect to the Bankers’ Acceptances accepted by it.  The Administrative Agent shall, upon fulfilment by the Borrower of the terms and conditions set forth in Article 12, make such BA Proceeds available to the Borrower on the date of such extension of credit by crediting the relevant Designated Account.  In the case of a rollover of or conversion into Bankers’ Acceptances, each Lender shall retain the Bankers’ Acceptance accepted by it and shall not be required to make any funds available to the Administrative Agent for deposit to the relevant Designated Account; however, forthwith after the acceptance of drafts of the Borrower as aforesaid, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to the aggregate amount of the acceptance fees in respect of such Bankers’ Acceptances calculated in accordance with Section 7.6 plus the amount by which the aggregate face amount of such Bankers’ Acceptances exceeds the aggregate BA Discounted Proceeds with respect thereto.

(d)                                 Any Bankers’ Acceptance may, at the option of the Borrower, be executed in advance by or on behalf of the Borrower (as otherwise provided herein), by mechanically reproduced or facsimile signatures of any two officers of the Borrower who are properly so designated and authorized by the Borrower from time to time.  Any Bankers’ Acceptance so executed and delivered by the Borrower to the Lenders shall be valid and shall bind the Borrower and may be dealt with by the Lenders to all intents and purposes as if the Bankers’ Acceptance had been signed in the executing officers’ own handwriting.

(e)                                  The Borrower shall notify the Lenders as to those officers of the Borrower whose signatures may be reproduced and used to execute Bankers’ Acceptances in the manner provided in Section 3.4(d).  Bankers’ Acceptances with the mechanically reproduced or facsimile signatures of designated officers may be used by the Lenders and shall continue to be valid, notwithstanding the death, termination of employment or termination of authorization of either or both of such officers or any other circumstance.

(f)                                   The Borrower hereby indemnifies and agrees to hold harmless the Lenders against and from all losses, damages, expenses and other liabilities caused by or attributable to the use of the mechanically reproduced or facsimile signature instead of the original signature of an authorized officer of the Borrower on a Banker’s Acceptance prepared, executed, issued and accepted pursuant to this agreement, except to the extent determined by a court of competent jurisdiction to be due to the gross negligence or wilful misconduct of the Lenders.

(g)                                  Each of the Lenders agrees that, in respect of the safekeeping of executed drafts of the Borrower which are delivered to it for acceptance hereunder, it shall exercise the same degree of care which it gives to its own property, provided that it shall not be deemed to be an insurer thereof.

(h)                                 All Bankers’ Acceptances to be accepted by a particular Lender shall, at the option of such Lender, be issued in the form of depository bills made payable originally to and deposited with The Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

(i)                                     In order to facilitate the issuance of Bankers’ Acceptances pursuant to this agreement, the Borrower hereby authorizes each Lender, and appoints each Lender as the Borrower’s attorney, to complete, sign and endorse drafts or depository bills (each such executed draft or bill being referred to in this clause (i) as a “BA Draft”) on its behalf in handwritten form or by facsimile or mechanical signature or otherwise in accordance with the applicable Drawdown Notice, Rollover Notice or Conversion Notice and, once so completed, signed and endorsed to accept them as Bankers’ Acceptances under this agreement and then if applicable, purchase, discount or negotiate such Bankers’ Acceptances in accordance with the provisions of this agreement.  BA Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by such Lender shall bind the Borrower as fully and effectively as if so performed by an authorized officer of the Borrower.  Each draft of a Bankers’ Acceptance completed, signed or endorsed by a Lender shall mature on the last day of the term thereof.

(j)                                    If at any time on or prior to the proposed first day of the term of a proposed issue of Bankers’ Acceptances the Administrative Agent determines (which determination shall be made acting reasonably and in good faith, but shall be conclusive and bind the Borrower) that:

(i)                         the issuance or discount of any Bankers’ Acceptances for the proposed term thereof has been made impossible or impracticable by reason of the occurrence of any event affecting the Canadian money markets or any national or international financial, political, terrorist or economic event;

(ii)                      there does not exist a normal money market in Canada for the purchase and sale of bankers’ acceptances or such money market has been disrupted by the occurrence of an extraordinary event or an act of terrorism; or

(iii)                   the Administrative Agent is unable to determine CDOR for the proposed term of the proposed issue of Bankers’ Acceptances,

(in this clause (j), a “BA Disruption Event”) then the Administrative Agent will promptly notify the Borrower and each Lender of such determination.  Thereafter, and until the Administrative Agent notifies the Borrower and the Lenders that the

BA Disruption Event no longer exists or applies, the right of the Borrower to request an extension of credit by way of Bankers’ Acceptances shall be suspended and any Drawdown Notice, Rollover Notice or Conversion Notice with respect to any proposed issue of Bankers’ Acceptances that has not yet been made shall be deemed to be replaced by a Drawdown Notice, Rollover Notice or Conversion Notice for a Prime Rate Loan in the same amount as the requested issue of Bankers’ Acceptances.

3.5                                                                               BA Equivalent Loans.

If, in the sole judgement of a Lender, such Lender is unable to extend credit by way of Bankers’ Acceptances in accordance with this agreement, such Lender shall give an irrevocable notice to such effect to the Administrative Agent and the Borrower prior to 10:00 a.m. (Toronto time) on the date of the requested credit extension and shall make available to the Borrower prior to 11:00 a.m. (Toronto time) on the date of such requested credit extension a Canadian dollar loan (a “BA Equivalent Loan”) in the principal amount equal to such Lender’s Pro Rata Share of the total credit to be extended by way of Bankers’ Acceptances, such BA Equivalent Loan to be funded in the same manner as a Loan is funded pursuant to Sections 3.2 and 3.3.  Such BA Equivalent Loan shall have the same term as the Bankers’ Acceptances for which it is a substitute and shall bear such rate of interest per annum throughout the term thereof as shall permit such Lender to obtain the same effective rate as if such Lender had accepted and purchased a Bankers’ Acceptance at the same acceptance fee and pricing at which a Non-Schedule I Lender would have accepted and purchased such Bankers’ Acceptance at approximately 11:00 a.m. (Toronto time) on the date such BA Equivalent Loan is made, on the basis that, and the Borrower hereby agrees that, for such a BA Equivalent Loan, interest shall be payable in advance on the date of the extension of credit by the Lender deducting the interest payable in respect thereof from the principal amount of such BA Equivalent Loan.  All BA Equivalent Loans to be made by a particular Lender shall, at the option of such Lender, be evidenced by a promissory note in the form of a depository note made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

3.6                                                                               Inability to Fund U.S. Dollar Advances in Canada.

If a Lender determines in good faith, which determination shall be final, conclusive and binding on the Borrower, and the Administrative Agent notifies the Borrower that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of United States dollars are unavailable to such Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR (U.S.) or Alternate Base Rate Canada, as the case may be, (iii) the making or continuation of United States dollar advances in Canada has been made impracticable by the occurrence of a contingency which materially and adversely affects the funding of the advances at any interest rate computed on the basis of LIBOR (U.S.) or the Alternate Base Rate Canada, as the case may be, or by reason of a change since the date hereof in any Applicable Law, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in LIBOR (U.S.) or the Alternate Base Rate Canada, as the case may be, no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or (iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of United States dollar advances in Canada as contemplated herein, then

(a)                                 the right of the Borrower to obtain any credit in United States dollars by way of Base Rate Canada Loans or LIBOR (U.S.) Loans, as applicable, shall be suspended until such Lender determines, acting reasonably, that the circumstances causing such suspension no longer exist and such Lender so notifies the Borrower;

(b)                                 if any credit in United States dollars by way of Base Rate Canada Loans or LIBOR (U.S.) Loans, as applicable, is not yet outstanding, any applicable Drawdown Notice shall be cancelled and the advance requested therein shall not be made;

(c)                                  if any LIBOR (U.S.) Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a LIBOR (U.S.) Loan is suspended, it shall, subject to the Borrower having the right to obtain credit by way of a Base Rate Canada Loan at such time, be converted to a Base Rate Canada Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) or, if the Borrower does not have the right to obtain credit by way of a Base Rate Canada Loan at such time, such LIBOR (U.S.) Loan shall be converted to a Prime Rate Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of such LIBOR (U.S.) Loan; and

(d)                                 if any Base Rate Canada Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a Base Rate Canada Loan is suspended, it shall, subject to the Borrower having the right to obtain credit by way of a LIBOR (U.S.) Loan at such time, be immediately converted to a LIBOR (U.S.) Loan in the principal amount equal to the principal amount of the Base Rate Canada Loan and having an Interest Period of one month or, if the Borrower does not have the right to obtain credit by way of a LIBOR (U.S.) Loan at such time, it shall be immediately converted to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of the Base Rate Canada Loan.

In the event that any of the events listed above results in a limitation of the amount of loans made by such Lender which can bear interest at LIBOR (U.S.) or the Alternate Base Rate Canada, as the case may be, or the amount of United States dollar advances which such Lender can make in Canada, such Lender agrees to use good faith to allocate, in reasonable fashion, the available amounts amongst its borrowers as is reasonably practicable.

3.7                                                                               Inability to Fund Euribor Advances in Canada

If a Lender determines in good faith, which determination shall be final, conclusive and binding on the Borrower, and the Administrative Agent notifies the Borrower that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of Euros are unavailable to such Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Euribor, (iii) the making or continuation of advances in Euros in Canada has been made impracticable by the occurrence of a contingency which materially and adversely affects the funding of the advances at any interest rate computed on the basis of Euribor, or by reason of a change since the date hereof in any Applicable Law, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in Euribor no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or (iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of Euribor Loans in Canada as contemplated herein, then

(i)                                     the right of the Borrower to obtain any credit in Euros by way of Euribor Loans shall be suspended until such Lender determines, acting reasonably, that the circumstances causing such suspension no longer exist and such Lender so notifies the Borrower;

(ii)                                  if any credit in Euros by way of Euribor Loans is not yet outstanding, any applicable Drawdown Notice shall be cancelled and the advance requested therein shall not be made; and

(iii)                               if any Euribor Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a Euribor Loan is suspended, such Euribor Loan shall be converted to a Prime Rate Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any Applicable Law) in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of such Euribor Loan.

In the event that any of the events listed above results in a limitation of the amount of loans made by such Lender which can bear interest at Euribor or the amount of Euro advances which such Lender can make in Canada, such Lender agrees to use good faith to allocate, in reasonable fashion, the available amounts amongst its borrowers as is reasonably practicable.

3.8                                                                               Timing of Credit Availments.

No Bankers’ Acceptance, BA Equivalent Loan, LIBOR Loan or Letter may have a maturity date later than the applicable Maturity Date.

3.9                                                                               Time, Place and Source of Payments.

Unless otherwise expressly provided herein, the Borrower shall make all payments pursuant to this agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit by or on behalf of the Borrower to the relevant Designated Account before 12:00 noon (Toronto time) on the day specified for payment and the Administrative Agent or its designee shall be entitled to withdraw the amount of any payment due to the Administrative Agent or the Lenders hereunder from such accounts on the day specified for payment.  Any such payment received on the day specified for such payment but after 12:00 noon (Toronto time) shall be deemed to have been received prior to 12:00 noon (Toronto time) on the Banking Day immediately following such day specified for payment.

3.10                                                                        Remittance of Payments.

Forthwith after the withdrawal from the relevant Designated Account by the Administrative Agent or its designee of any payment of principal, interest, fees or other amounts for the benefit of the Lenders pursuant to Section 3.9, the Administrative Agent shall, subject to Sections 3.3, 8.3 and 14.22 remit to each Lender, in immediately available funds, such Lender’s Pro Rata Share of such payment (except to the extent such payment results from a Loan with respect to which a Lender had failed, pursuant to Section 3.2, to make available to the Administrative Agent its Pro Rata Share and, where any other Lender has made funds available in the place and stead of a Defaulting Lender); provided that if the Administrative Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, without limitation, a prepayment), interest, fees or other amount hereunder, remits to each Lender its Pro Rata Share of such payment and the Borrower fails to make such payment, each of the Lenders agrees to repay to the Administrative Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrower on demand and after reasonable efforts by the Administrative Agent to collect such amount (without in any way obligating the Administrative Agent to take any legal action with respect to such collection), such Lender’s Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the then prevailing interbank rate for each day from the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Administrative Agent, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each Lender, which certificate shall constitute prima facie evidence of such amount of repayment.

3.11                                                                        Evidence of Indebtedness.

The Administrative Agent shall open and maintain accounts wherein the Administrative Agent shall record the amount of credit outstanding, each payment of principal and interest on account of each Loan, each Bankers’ Acceptance accepted and cancelled, each Letter issued and drawn upon and all other amounts becoming due to and being paid to the Lenders or the Administrative Agent hereunder.  As against the Borrower but not the Lenders, the Administrative Agent’s accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower pursuant to this agreement.

3.12                                                                        General Provisions Relating to Letters.

(a)                                 The Borrower shall indemnify and save harmless the Lenders, the Issuing Lender and the Administrative Agent (except to the extent caused by the gross negligence or wilful misconduct of any of the Lenders, the Issuing Lender or the Administrative Agent) against all claims, losses, costs, expenses or damages to the Lenders, the Issuing Lender and the Administrative Agent arising out of or in connection with any Letter, the issuance thereof, any payment thereunder or any action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other Person in connection therewith, including, without limitation, all costs relating to any legal process or proceeding instituted by any party restraining or seeking to restrain the Issuing Lender from accepting or paying any Draft or any amount under any such Letter.

(b)                                 The Borrower hereby acknowledges and confirms to the Issuing Lender that the Issuing Lender shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft or request any payment under a Letter issued by the Issuing Lender and payment by the Issuing Lender pursuant to a Letter shall not be withheld by the Issuing Lender by reason of any matters in dispute between the beneficiary thereof and the Borrower.  The sole obligation of the Issuing Lender with respect to Letters issued by the Issuing Lender is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter and for such purpose the Issuing Lender is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter.

(c)                                  The Issuing Lender shall not have any responsibility or liability for or any duty to inquire into the form, sufficiency (other than to the extent provided in the preceding paragraph), authorization, execution, signature, endorsement, correctness (other than to the extent provided in the preceding paragraph), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter and the Borrower unconditionally assumes all risks with respect to the same.  The Borrower agrees that it assumes all risks of the acts or omissions of the beneficiary of any Letter with respect to the use by such beneficiary of the relevant Letter.

(d)                                 The obligations of the Borrower hereunder with respect to Letters shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation:

(i)                         any lack of validity or enforceability of this agreement or any such Letter;

(ii)                      any amendment or waiver of or any consent to departure from this agreement;

(iii)                   the existence of any claim, set-off, defence or other rights which the Borrower may have at any time against any beneficiary or any transferee of any such Letter (or any person or entities for whom any such beneficiary or any such transferee may be acting), any Lender, the Issuing Lender or any other Person;

(iv)                  any Draft, statement or other document presented under any such Letter proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(v)                     any non-application or misapplication by the beneficiary of such Letter of the proceeds of any drawing under such Letter;

(vi)                  the surrender or impairment of any Security;

(vii)               any reduction or withdrawal of the Issuing Lender’s credit rating by any rating agency; or

(viii)            any other circumstance, happening or omission, whether or not similar to any of the foregoing, excluding any circumstance, happening or omission that a court of competent jurisdiction determines arose on account of the gross negligence or wilful misconduct of the Issuing Lender.

The obligations of the Borrower hereunder with respect to Letters shall remain in full force and effect and shall apply to any amendment to or extension of the expiration date of any such Letter.

(e)                                  Any action, inaction or omission taken or suffered by the Issuing Lender or any of the Issuing Lender’s correspondents under or in connection with a Letter issued by the Issuing Lender or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon the Borrower and shall not place the Issuing Lender or any of its correspondents under any resulting liability to the Borrower except in the case of the Issuing Lender’s gross negligence or wilful misconduct.  Without limiting the generality of the foregoing, the Issuing Lender and its correspondents may receive, accept or pay as complying with the terms of a Letter issued by the Issuing Lender, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns.  The Borrower covenants that it will not take any steps, issue any instructions to the Issuing Lender or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuing Lender or its correspondents to honour and pay any Draft or Drafts.

(f)                                   The Borrower agrees that the Lenders, the Issuing Lender and the Administrative Agent shall have no liability to it for any reason in respect of or in connection with any Letter, the issuance thereof, any payment thereunder, or any other action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other person in connection therewith, other than on account of the Issuing Lender’s gross negligence or wilful misconduct.

(g)                                  Save to the extent expressly provided otherwise in this Section 3.12, the rights and obligations between the Issuing Lender and the Borrower with respect to each Letter shall be determined in accordance with the applicable provisions of the (i) Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publications 500 or (ii) the International Standby Practices - ISP98, ICC Publication No. 590, as applicable.

(h)                                 Notwithstanding any other provision hereof, the Issuing Lender shall not be obligated to issue a Letter hereunder if, at the time of such issuance, any of the Lenders is a Defaulting Lender unless either such Defaulting Lender or the Borrower has cash collateralized the reimbursement obligations of such Defaulting Lender to the Issuing Lender with respect to such Letter and all other Letters then outstanding to the satisfaction of the Issuing Lender.

3.13                                                                        Notice Periods.

Each Drawdown Notice, Rollover Notice, Conversion Notice and Prepayment Notice shall be given to the Administrative Agent:

(a)                                 prior to 10:00 a.m. (Toronto time) on the third Banking Day prior to the date of any voluntary prepayment pursuant to Section 9.2, any drawdown by way of issuance of a Letter or any drawdown of, rollover of, conversion into or conversion of a LIBOR Loan;

(b)                                 prior to 10:00 a.m. (Toronto time) on the second Banking Day prior to the date of  any drawdown, rollover of or conversion into or conversion of a Bankers’ Acceptance or BA Equivalent Loan; and

(c)                                  prior to 10:00 a.m. (Toronto time) on the first Banking Day prior to the date of any other drawdown, rollover or conversion.

3.14                                                                        Overdraft Loans.

(a)                                 Subject to the following provisions of this Section, overdrafts on the accounts of the Borrower maintained with the Overdraft Lender shall be deemed to be outstanding as an extension of credit to the Borrower from the Overdraft Lender under the RT 2 Facility (each, an “Overdraft Loan”) as follows:

(i)                         in the case of overdrafts in Canadian dollars, as Prime Rate Loans; and

(ii)                      in the case of overdrafts in United States dollars, as Base Rate Canada Loans.

For certainty, notwithstanding Section 4.1, no Drawdown Notice need be delivered by the Borrower in respect of Overdraft Loans.

(b)                                 Except as otherwise specifically provided herein, all references to Prime Rate Loans and Base Rate Canada Loans shall include Overdraft Loans made in Canadian and United States dollars, respectively.

(c)                                  Overdraft Loans shall be made by the Overdraft Lender alone, without assignment to or participation by the other Lenders.

(d)                                 The aggregate principal amount of the Overdraft Loans shall not exceed U.S.$40,000,000 or the Canadian Dollar Equivalent thereof.

(e)                                  If the Borrower shall request a drawdown under the RT 2 Facility other than under this Section (in this clause (e), a “Syndicated Drawdown”) and the Overdraft Lender’s Pro Rata Share of such Syndicated Drawdown would cause the Overdraft Lender’s Pro Rata Share of all Syndicated Loans together with its Pro Rata Share of the Overdraft Loans then outstanding to exceed the Overdraft Lender’s Individual Commitment with respect to the RT 2 Facility then the Borrower shall be deemed to have given a repayment notice notifying the Administrative Agent of a repayment of the Overdraft Loans to the extent of such excess (without any bonus or penalty being payable in respect thereof) and the Borrower shall make such repayment on the requested date of such Syndicated Drawdown.

(f)                                   The Borrower may make repayments of Overdraft Loans (together with accrued interest thereon) by deposit to the applicable account of the Borrower from time to time without penalty.

(g)                                  All interest payments and principal repayments of or in respect of Overdraft Loans shall be solely for the account of the Overdraft Lender.  Subject to Sections 3.14(h) and 3.14(i), all costs and expenses relating to the Overdraft Loans shall be solely for the account of the Overdraft Lender.

(h)                                 Notwithstanding anything to the contrary herein contained or contrary to the provisions of Applicable Law, (a) if a Default occurs and is continuing or (b) if the Overdraft Lender so requires, and there are then outstanding any Overdraft Loans, then, effective on the day of notice to that effect to the other Lenders with Individual Commitments with respect to the RT 2 Facility from the Overdraft Lender, the Borrower shall be deemed to have requested, and hereby requests, an extension of credit by way of drawdown of an amount of Syndicated Loans, in the currency or currencies of the Overdraft Loans, sufficient to repay the Overdraft Loans and accrued and unpaid interest in respect thereof, and on the day of receipt of such notice, each of the other relevant Lenders shall disburse to the Overdraft Lender its respective Pro Rata Share of such amounts and such amounts shall thereupon be deemed to have been advanced by the relevant Lenders to the Borrower and to constitute Syndicated Loans (by way of Base Rate Canada Loans if the Overdraft Loans were so denominated or Prime Rate Loans if the Overdraft Loans were so denominated, or both).  Such Syndicated Loans shall be deemed to be comprised of principal and accrued and unpaid interest in the same proportions as the corresponding Overdraft Loans.  If a relevant Lender does not disburse to the Overdraft Lender its respective Pro Rata Share of any amount under this Section then, for the purpose only of any distributions or payments to such Lenders (and not, for greater certainty, for purposes of any obligations of such Lenders, including those under Section 14.10), including any distribution or payment with respect to the Borrower in the event of any enforcement or realization proceedings or any bankruptcy, winding-up, liquidation, arrangement, compromise or composition, the Individual Commitment of such Lender with respect to the RT 2 Facility shall be deemed to be nil and the Individual Commitment of the Overdraft Lender with respect to the RT 2 Facility shall be increased by the Individual Commitment of such Lender with respect to the RT 2 Facility until the amounts owed by the Borrower are outstanding to each relevant Lender in accordance with its Pro Rata Share determined without regard to this sentence.  If any amount disbursed by a relevant Lender to the Overdraft Lender under this Section and deemed to have been advanced to the Borrower must be repaid by the Overdraft Lender or by the relevant Lender to the Borrower then no reduction of the Overdraft Loans as contemplated above shall be deemed to have occurred, but the relevant Lenders shall purchase participations in the Overdraft Loans (without recourse to the Overdraft Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section.

(i)                                     For certainty, it is hereby acknowledged and agreed that the relevant Lenders shall be obligated to advance their Pro Rata Share of an extension of credit by way of drawdown contemplated by Section 3.14(h) and to disburse to the Overdraft Lender their Pro Rata Shares of the Syndicated Loan referenced therein irrespective of:

(i)                         whether a Default or Event of Default is then continuing or whether any other condition in Article 12 is met; and

(ii)                      whether or not the Borrower has in fact actually requested such extension of credit by way of drawdown (by delivery of a Drawdown Notice or otherwise).

3.15                                                                        Administrative Agent’s Discretion to Allocate.

Notwithstanding the provisions of Sections 3.2, 3.4 and 9.6 with respect to the funding of Loans and Bankers’ Acceptances and reimbursing with respect to Letters in accordance with each relevant Lender’s Pro Rata Share, the Administrative Agent shall be entitled to reallocate the funding or reimbursement obligations among the Lenders in order to ensure, to the greatest extent practicable, that after such funding the aggregate amount of credit extended hereunder by each Lender coincides with such Lender’s Pro Rata Share of the aggregate amount of credit extended under each Credit Facility by all of the Lenders, provided that no such allocation shall result in the aggregate amount of credit extended under a particular Credit Facility by any Lender exceeding such Lender’s Individual Commitment with respect to such Credit Facility.

3.16                                                                        Benchmark Replacement Setting

(a)                                 Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this agreement and or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(b)                                 Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this agreement or any other Loan Document.

(c)                                  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender pursuant to this Section 3.16 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.16.

(d)                                 Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR (U.S.) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)                                  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR (U.S.) Loan of, conversion to or continuation of LIBOR (U.S.) Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Canada Loans.

(f)                                   Administrative Agent Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR (U.S.)” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

(g)                                  Certain Defined Terms. As used in this Section 3.16:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 3.16.

“Benchmark” means, initially, LIBOR (U.S.); provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR (U.S.) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 3.16.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)                                 the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)                                 the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)                                 the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)                                 for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)                                 the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)                                 the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)                                 for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate Canada”,” the definition of “Banking Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)                                 in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)                                 in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)                                 in the case of an Early Opt-in Election, the sixth (6th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)                                 a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)                                 a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the F.R.S. Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)                                 a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document  in accordance with this Section 3.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document and in accordance with this Section 3.16.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the

Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is LIBOR (U.S.), the occurrence of:

(1)                                 a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)                                 the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR (U.S.) and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR (U.S.), 11:00 a.m. (London, England time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR (U.S.), the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the F.R.S. Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the F.R.S. Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Banking Day, a rate per annum equal to the secured overnight financing rate for such Banking Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Banking Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

3.17                                                                        CDOR Discontinuance

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.5 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.5 have not arisen but the supervisor for the administrator of the CDOR Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the CDOR Rate shall no longer be used for determining interest rates for loans (in each case, a “CDOR Discontinuance”), then the Administrative Agent and the Borrowers shall negotiate in good faith to establish an alternate rate of interest to the CDOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for CDOR Rate advances made in Canada at such time. Upon an agreement being reached, such parties shall enter into an amendment to this agreement to reflect such alternate rate of interest and such other related changes to this agreement as may be applicable.  Notwithstanding anything to the contrary in Section 14.14, such amendment shall become effective without any further action or consent of any other party to this agreement so long as the Administrative Agent shall not have received, within five (5) Banking Days of the date such amendment is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment.  If such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this agreement.

ARTICLE 4
DRAWDOWNS

4.1                                                                               Drawdown Notice.

Subject to the terms and conditions hereof and provided that all of the applicable conditions precedent set forth in Article 12 have been fulfilled by the Borrower or waived by the Lenders in accordance with Section 14.14, the Borrower may have credit extended to it under any Credit Facility from time to time by way of drawdown by giving to the Administrative Agent an irrevocable notice (“Drawdown Notice”) in accordance with Section 3.13, in substantially the form of Schedule D hereto and specifying:

(a)                                 the applicable Credit Facility;

(b)                                 the date the credit is to be extended;

(c)                                  whether the credit is to be extended by way of Loan, Letter or Bankers’ Acceptance;

(d)                                 in the case of any credit to be extended by way of Loan, the type of Loan and the principal amount of the Loan;

(e)                                  in the case of any credit to be extended by way of LIBOR Loan, the applicable Interest Period;

(f)                                   in the case of any credit to be extended by way of Bankers’ Acceptances, the aggregate face amount of the Bankers’ Acceptances to be issued and the term of the Bankers’ Acceptances;

(g)                                  in the case of any credit to be extended by way of Letter, the date of issuance of the Letter, the named beneficiary of the Letter, the maturity date and amount of the Letter, the currency of denomination of the Letter and all other terms of the Letter; and

(h)                                 in the case of any credit to be extended to fund a Permitted Acquisition, confirmation of compliance by the Borrower with all covenants hereunder, including Sections 11.1(f) and 11.1(g), on a pro forma basis after giving effect to the extension of credit and the completion of the Permitted Acquisition.

ARTICLE 5
ROLLOVERS

5.1                                                                               Bankers’ Acceptances.

Subject to the terms and conditions hereof and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 5.3, requested the relevant Lenders to accept drafts of the Borrower to replace all or a portion of outstanding Bankers’ Acceptances as they mature, each relevant Lender shall, on the maturity of such Bankers’ Acceptances, accept the Borrower’s draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate face amount of the matured Bankers’ Acceptances or the portion thereof to be replaced.

5.2                                                                               LIBOR Loans and BA Equivalent Loans.

Subject to the terms and conditions hereof and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 5.3, requested the relevant Lenders to continue to extend credit by way of LIBOR Loans or BA Equivalent Loans, as the case may be, to replace all or a portion of an outstanding LIBOR Loan or BA Equivalent Loan, as the case may be, as it matures, each relevant Lender shall, on the maturity of such LIBOR Loan or BA Equivalent Loan, as the case may be, continue to extend credit to the Borrower by way of a LIBOR Loan or BA Equivalent Loan, as the case may be, (without a further advance of funds to the Borrower) in the principal amount equal to such Lender’s Pro Rata Share of the principal amount of the matured LIBOR Loan or the matured BA Equivalent Loan, as the case may be. The provisions of Section 3.5 with respect to the payment of interest on a BA Equivalent Loan shall apply mutatis mutandis to any rollover of a BA Equivalent Loan pursuant to this Section 5.2.

5.3                                                                               Rollover Notice.

The notice to be given to the Administrative Agent pursuant to Section 5.1 or 5.2 (“Rollover Notice”) shall be irrevocable, shall be given in accordance with Section 3.13, shall be substantially in the form of Schedule E hereto and shall specify:

(a)                                 the applicable Credit Facility;

(b)                                 the maturity date of the maturing Bankers’ Acceptances, BA Equivalent Loan or LIBOR Loan, as the case may be;

(c)                                  the face amount of the maturing Bankers’ Acceptances or the principal amount of the maturing LIBOR Loan or BA Equivalent Loan, as the case may be, and the portion thereof to be replaced;

(d)                                 in the case of a maturing LIBOR Loan, the Interest Period or Interest Periods of the replacement LIBOR Loans;

(e)                                  in the case of maturing Banker’s Acceptances, the aggregate face amount of the new Bankers’ Acceptances to be issued and the term or terms of the new Bankers’ Acceptances; and

(f)                                   in the case of maturing BA Equivalent Loans, the aggregate principal amount of the new BA Equivalent Loans and the term or terms of the new BA Equivalent Loans.

ARTICLE 6
CONVERSIONS

6.1                                                                               Converting Loan to Other Type of Loan.

Subject to the terms and conditions hereof and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the relevant Lenders to convert all or a portion of an outstanding Loan (other than a BA Equivalent Loan) into another type of Loan (other than a BA Equivalent Loan), each relevant Lender shall, on the date of conversion (which, in the case of the conversion of all or a portion of an outstanding LIBOR Loan, shall be the date on which the Loan matures), continue to extend credit to the Borrower by way of the type of Loan into which the outstanding Loan or a portion thereof is converted in the aggregate principal amount equal to such Lender’s Pro Rata Share of the principal amount of the Loan being converted or the Exchange Equivalent thereof.

6.2                                                                               Converting Loan to Bankers’ Acceptances.

Subject to the terms and conditions hereof and provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the relevant

Lenders to accept its drafts to replace all or a portion of an outstanding Loan and, if a LIBOR Loan or a BA Equivalent Loan is to be replaced the date of conversion is the date on which such Loan matures, each Lender shall, on the date of conversion, accept the Borrower’s draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate principal amount of such Loan or the portion thereof which is being converted.

6.3                                                                               Converting Bankers’ Acceptances to Loan.

Each Lender shall, on the maturity date of a Bankers’ Acceptance which such Lender has accepted, pay to the holder thereof the face amount of such Bankers’ Acceptance.  Provided that the Borrower has, by giving notice to the Administrative Agent in accordance with Section 6.4, requested the relevant Lenders to convert all or a portion of outstanding maturing Bankers’ Acceptances into a Loan, each Lender shall, upon the maturity date of such Bankers’ Acceptances and the payment by such Lender to the holders of such Bankers’ Acceptances of the aggregate face amount thereof and concurrent with the payment by or on behalf of the Borrower to such Lender of the aggregate face amount of such Bankers’ Acceptances, extend credit to the Borrower by way of the Loan into which the matured Bankers’ Acceptances or a portion thereof are converted in the aggregate principal amount equal to its Pro Rata Share of the aggregate face amount of the matured Bankers’ Acceptances or the portion thereof which are being converted or the Exchange Equivalent thereof.  Where a particular Lender has funded the Borrower by way of a BA Equivalent Loan rather than by way of Bankers’ Acceptances, the provisions of this Section 6.3 as they relate to Bankers’ Acceptances shall apply mutatis mutandis to such BA Equivalent Loan.

6.4                                                                               Conversion Notice.

The notice to be given to the Administrative Agent pursuant to Section 6.1, 6.2 or 6.3 (“Conversion Notice”) shall be irrevocable, shall be given in accordance with Section 3.13, shall be substantially in the form of Schedule F hereto and shall specify:

(a)                                 the applicable Credit Facility;

(b)                                 whether an outstanding Loan is to be converted or outstanding Bankers’ Acceptances are to be converted and, if an outstanding Loan is to be converted, the type of Loan to be converted;

(c)                                  the date on which the conversion is to take place;

(d)                                 the face amount of the Bankers’ Acceptances or the portion thereof which is to be converted or the principal amount of the Loan or the portion thereof which is to be converted;

(e)                                  the type and amount of the Loan or Bankers’ Acceptances into which the outstanding Loan is to be converted or outstanding Bankers’ Acceptances are to be converted;

(f)                                   if an outstanding Loan is to be converted into a LIBOR Loan or Bankers’ Acceptances are to be converted into a LIBOR Loan, the applicable Interest Period of the new LIBOR Loan; and

(g)                                  if an outstanding Loan is to be converted into Bankers’ Acceptances, the aggregate face amount of the new Bankers’ Acceptances to be issued and the term or terms of the new Bankers’ Acceptances.

6.5                                                                               Absence of Notice.

Subject to the terms and conditions hereof, in the absence of a Rollover Notice or Conversion Notice within the appropriate time periods referred to herein, a maturing LIBOR Loan shall be automatically converted to a Base Rate Canada Loan and a maturing Bankers’ Acceptance or BA Equivalent Loan shall be automatically converted to a Prime Rate Loan as though a notice to such effect had been given in accordance with Section 6.4.

6.6                                                                               Conversion After Default.

If a Default has occurred and is continuing at 10:00 a.m. (Toronto time) on the third Banking Day prior to the maturity date of a LIBOR Loan, BA Equivalent Loan or Bankers’ Acceptance, such LIBOR (U.S.) Loan shall automatically convert to a Base Rate Canada Loan on its maturity date and such Euribor Loan, BA Equivalent Loan or Bankers’ Acceptance shall automatically convert to a Prime Rate Loan on its maturity date as though a notice to such effect had been given in accordance with Section 6.4.

ARTICLE 7
INTEREST AND FEES

7.1                                                                               Interest Rates.

The Borrower shall pay to the Lenders, in accordance with Section 3.9, interest on the outstanding principal amount from time to time of each Loan (other than BA Equivalent Loans) and on the amount of overdue interest thereon from time to time, at the rate per annum equal to:

(i)                         the Prime Rate plus the Applicable Margin in the case of each Prime Rate Loan;

(ii)                      the Alternate Base Rate Canada plus the Applicable Margin in the case of each Base Rate Canada Loan; and

(iii)                   LIBOR plus the Applicable Margin in the case of each LIBOR Loan.

7.2                                                                               Interest In Advance.

Interest on each BA Equivalent Loan shall be paid in advance as provided in Section 3.5.

7.3                                                                               Calculation and Payment of Interest.

(a)                                 Interest on the outstanding principal amount from time to time of each Loan (other than BA Equivalent Loans) and on the amount of overdue interest thereon from time to time shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or the date on which such payment of overdue interest was due, as the case may be, to but excluding the date on which such Loan or such overdue interest, as the case may be, is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 365 or 366 in the case of a leap year (in the case of a Prime Rate Loan or Base Rate Canada Loan) or divided by 360 days (in the case of a LIBOR Loan).

(b)                                 Accrued interest shall be paid,

(i)                         in the case of interest on Prime Rate Loans and Base Rate Canada Loans, monthly in arrears on the last Banking Day of each calendar month; and

(ii)                      in the case of interest on LIBOR Loans, on the last day of the applicable Interest Period; provided that, in the case of Interest Periods of a duration longer than three months, accrued interest shall be paid no less frequently than every three months from the first day of such Interest Period during the term of such Interest Period and on the date on which such Loans are otherwise required to be repaid.

7.4                                                                               General Interest Rules.

(a)                                 For the purposes hereof and any other Loan Document, whenever interest is calculated on the basis of a year of 360 or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, respectively.

(b)                                 The amount of the interest or fees payable under this agreement shall not exceed the maximum rate permitted by Applicable Law.  Where the amount of such interest or such fees is greater than such maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Applicable Law.

(c)                                  The parties agree that all interest in this agreement will be calculated using the nominal rate method and not the effective rate method, and that the deemed re-investment principle shall not apply to such calculations.  In addition, the parties acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

(d)                                 Interest on each Loan shall be payable in the currency in which such Loan is denominated during the relevant period.

(e)                                  If the Borrower fails to pay any fee or other amount of any nature payable by it to the Administrative Agent or the Lenders hereunder (other than principal or interest) on the due date therefor or under any document, instrument or agreement delivered pursuant hereto on the due date therefor, the Borrower shall pay to the relevant Lenders interest on such overdue amount in the same currency as such overdue amount is payable from and including such due date to but excluding the date of actual payment (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to:

(i)                         the Alternate Base Rate Canada plus the aggregate of the Applicable Margin and 2% per annum in the case of overdue amounts denominated in U.S. dollars; and

(ii)                      the Prime Rate plus the aggregate of the Applicable Margin and 2% per annum in the case of all other overdue amounts.

Such interest on overdue amounts shall become due and be paid on demand by the Administrative Agent.

7.5                                                                               Selection of Interest Periods.

With respect to each LIBOR Loan, the Borrower shall specify in the Drawdown Notice, Rollover Notice or Conversion Notice, the duration of the Interest Period provided that:

(a)                                 Interest Periods for LIBOR Loans shall have a duration of 1 month, 2 months, 3 months or 6 months;

(b)                                 the first Interest Period for a LIBOR Loan shall commence on and include the day on which credit is obtained by way of such Loan and each subsequent Interest Period applicable thereto shall commence on and include the date of the expiry of the immediately preceding Interest Period applicable thereto; and

(c)                                  if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

7.6                                                                               Acceptance Fees.

Upon the acceptance of any draft of the Borrower pursuant hereto, the Borrower shall pay to the relevant Lenders, in accordance with Section 3.9, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days equal to the Applicable Margin on the face amount of such Bankers’ Acceptance for its term, being the actual number of days in the period commencing on the date of acceptance of the Borrower’s draft and ending on but excluding the maturity date of the Bankers’ Acceptance.  With respect to each drawdown by way of Bankers’ Acceptances, such acceptance fees shall be paid by the relevant Lenders deducting the amount thereof from the BA Discounted Proceeds before the relevant Lenders remit the BA Proceeds to the Administrative Agent as provided in Section 3.4(c).  With respect to each rollover of and conversion into Bankers’ Acceptances, such acceptance fees shall be paid by the Borrower to the Administrative Agent as provided in Section 3.4(c).  Each such payment is non-refundable and fully earned when due.

7.7                                                                               Standby Fees.

Upon the last Banking Day of each Fiscal Quarter and upon the termination of the RT 1 Facility pursuant to Section 2.6, the Borrower shall pay to the relevant Lenders in accordance with Section 3.9, in arrears, a standby fee on the applicable Available RT 1 Credit, calculated and accruing daily from the Closing Date, at the rate per annum, calculated on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Applicable Margin during such period.  Upon the last Banking Day of each Fiscal Quarter and upon the termination of the RT 2 Facility pursuant to Section 2.6, the Borrower shall pay to the relevant Lenders in accordance with Section 3.9, in arrears, a standby fee on the applicable Available RT 2 Credit, calculated and accruing daily from the Closing Date, at the rate per annum, calculated on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Applicable Margin during such period.  Notwithstanding the foregoing, standby fees shall cease to accrue on the unfunded portion of the Individual Commitment of any Lender with respect to the RT Facilities while it is a Defaulting Lender.

7.8                                                                               Letter Fees.

(a)                                 The Borrower shall pay to the relevant Lenders, in accordance with Section 3.9, an issuance fee quarterly in arrears on the first Banking Day of each Fiscal Quarter, calculated at a rate per annum, on the basis of a year of 365 days or 366 days in the case of a leap year, equal to the Applicable Margin and on the amount of each such Letter for the period of time equal to the number of days in the preceding Fiscal Quarter on which such Letter was outstanding.  In addition, with respect to all Letters, the Borrower shall from time to time pay to the Issuing Lender its usual and customary fees (at the then prevailing rates) for the amendment, delivery and administration of letters of credit such as the Letters.  Each such payment is non-refundable and fully earned when due.  Notwithstanding the foregoing, (a) issuance fees shall cease to accrue on any Lender’s Pro Rata Share of the amount of such Letter for so long as it is a Defaulting Lender and (b) a Lender shall not be entitled to receive any fronting fees accruing hereunder during the period in which it is a Defaulting Lender.

(b)                                 With respect to each Letter issued hereunder, the Borrower shall pay to the Issuing Lender, in accordance with Section 3.9, a fronting fee quarterly in arrears on the first Banking Day of each Fiscal Quarter, calculated at a rate of 0.25% per annum on the amount of each such Letter for the period of time equal to the number of days in the preceding Fiscal Quarter on which such Letter was outstanding.  Each such payment is non-refundable and fully earned when due.

7.9                                                                               Interest and Fee Adjustment.

Subject to the second sentence hereof, the changes in the interest rates, acceptance fees, standby fees and Letter issuance fees contemplated in the definition of Applicable Margin shall be effective as of the date of receipt by the Administrative Agent of the compliance certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 12.2(f)(vi) or the compliance certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iii), as applicable (and, for greater certainty in the case of interest on LIBOR Loans and Letter issuance fees shall be effective for that portion of the term of any LIBOR Loans or Letters, as the case may be, on and after such date, and in the case of interest on any outstanding BA Equivalent Loans and acceptance fees in respect of any Bankers’ Acceptances shall only be effective at the end of the term of such BA Equivalent Loan or Bankers’ Acceptance, as the case may be).  The aforesaid changes shall be effective as of the relevant Reporting Date if the compliance certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iii) is delivered after the relevant Reporting Date if such compliance certificate evidences an increase in the Applicable Margin.  If, however, any such compliance certificate delivered after the relevant Reporting Date evidences a decrease in the Applicable Margin, the aforesaid changes shall only be effective as and from the date of receipt by the Administrative Agent of such compliance certificate.  Upon receipt of any compliance certificate which is delivered to the Administrative Agent after the relevant Reporting Date which evidences an increase in the Applicable Margin, the Administrative Agent shall determine the amount of the underpayment of interest, acceptance fees, standby fees and Letter issuance fees during the period from the relevant Reporting Date to and including the date of actual delivery thereof and notify the Borrower and the Lenders of such amounts. Such determination by the Administrative Agent shall constitute, in the absence of manifest error, prima facie evidence of the amount of such underpayment.  The Borrower shall, upon receipt of such notice, pay to the Lenders, in accordance with Section 3.9, the amount of such underpayment.

ARTICLE 8
RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

8.1                                                                               Conditions of Credit.

The obtaining or maintaining of credit hereunder shall be subject to the terms and conditions contained in this Article 8.

8.2                                                                               Change of Circumstances.

(a)                                 If, after the date hereof, the introduction of or any change in or in the interpretation of, or any change in its application to any Lender of, any law or any regulation or guideline issued by any Official Body (a “Change in Law”), including, without limitation, any reserve or special deposit requirement or any Tax (other than (i) any Excluded Taxes, or (ii) any Indemnified Taxes or Other Taxes covered by Section 8.6) or any capital requirement, has, due to a Lender’s compliance, the effect, directly or indirectly, of (i) increasing the cost to such Lender of performing its obligations hereunder; (ii) reducing any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital; or (iii) causing such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then such Lender shall deliver to the Borrower a certificate stating that such costs have been incurred because of the existence of this agreement or the credit extended hereunder and setting out the reason for and the calculation of the relevant amount and shall document that such costs are generally being charged by such Lender to other similarly situated borrowers under similar credit facilities and, upon demand from time to time, the Borrower shall pay such amount as shall compensate such Lender for any such cost, reduction, payment or foregone return (but no earlier than the amount to which it pertains would have been required to be paid hereunder) provided that the Borrower shall be obligated under this Section 8.2(a) to compensate such Lender for capital adequacy requirements measured against its outstanding obligations hereunder only to the extent such capital adequacy requirements are in excess of the capital adequacy requirements as of the date hereof and further provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.  Any certificate of a Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for manifest error, provided that such Lender shall determine the amounts owing to it in good faith using any reasonable averaging and attribution methods.

(b)                                 Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek additional amounts from the Borrower pursuant to Section 8.2(a), it will use reasonable efforts to make, fund or maintain the affected credit through another lending office or take such other actions as it deems appropriate if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such credit pursuant to Section 8.2(a), would be reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Lender and would not, in such Lender’s sole discretion, be commercially unreasonable.

(c)                                  Notwithstanding Section 8.2(a), the Borrower shall not be liable to compensate a Lender for any such cost, reduction, payment or foregone return:

(i)                         occurring more than 60 days before receipt by the Borrower of the certificate described in Section 8.2(a); or

(ii)                      if such compensation is not being claimed as a general practice from customers of such Lender who by agreement are liable to pay such or similar compensation.

In determining the amount of compensation payable by the Borrower under Section 8.2(a), such Lender shall use all reasonable efforts to minimize the compensation payable by the Borrower including, without limitation, using all reasonable efforts to obtain refunds or credits, and any compensation paid by the Borrower which is later determined not to have been properly payable shall forthwith be reimbursed by such Lender to the Borrower.

(d)                                 If any of the circumstances described in Section 8.2(a) continue in effect for 60 consecutive days and an affected Lender has delivered to the Borrower the certificate described in Section 8.2(a), on request from the Borrower, the Borrower shall be entitled, in consultation with the Administrative Agent and the affected Lender, to arrange for one or more other financial institutions (in this Section 8.2(d), the “assuming Lender”) reasonably satisfactory to the Borrower and the Administrative Agent,  the Issuing Lender and the Overdraft Lender, to assume all or a portion of the relevant Individual Commitment and acquire the outstanding credit and other rights and interests of the affected Lender hereunder. The assuming Lender and affected Lender shall execute all such documents as may be reasonably required by the Administrative Agent and the Borrower to effect such assumption and acquisition, which shall include, without limitation, the documentation contemplated in Section 15.6(c).

8.3                                                                               Failure to Fund as a Result of Change of Circumstances.

If any Lender but not all of the Lenders who have Individual Commitments seeks additional compensation pursuant to Section 8.2(a) or becomes a Defaulting Lender or a Non-FATCA Compliant Lender (each, an “Affected Lender”), then the Borrower may indicate to the Administrative Agent in writing that it desires to replace the Affected Lender with one or more of the other relevant Lenders, and the Administrative Agent shall then forthwith give notice to the other relevant Lenders that any such Lender or Lenders may, in the aggregate, advance all (but not part) of the Affected Lender’s Pro Rata Share of the affected credit and, in the aggregate, assume all (but not part) of the Affected Lender’s Individual Commitments and obligations under the relevant Credit Facility and acquire all (but not part) of the rights of the Affected Lender and assume all (but not part) of the obligations of the Affected Lender under each of the other Loan Documents to the extent they relate to such Credit Facility (but in no event shall any other relevant Lender or the Administrative Agent be obliged to do so).  If one or more relevant Lenders shall so agree in writing (herein collectively called the “Assenting Lenders” and individually called an “Assenting Lender”) with respect to such advance, acquisition and assumption, the Pro Rata Share of such credit of each Assenting Lender and the Individual Commitments and the obligations of such Assenting Lender under such Credit Facility and the rights and obligations of such Assenting Lender under each of the other Loan Documents shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders under such Credit Facility) of the Affected Lender’s Pro Rata Share of such credit and Individual Commitments and obligations and rights and obligations under each of the other Loan Documents on a date mutually acceptable to the Assenting Lenders and the Borrower.  On such date, the Assenting Lenders shall extend to the Borrower the Affected Lender’s Pro Rata Share of such credit and shall prepay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such advance and prepayment by the Assenting Lenders, the Affected Lender shall cease to be a “Lender” for purposes of this agreement and shall no longer have any obligations hereunder.  Upon the assumption of the Affected Lender’s Individual Commitments as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitments of such Assenting Lender by the respective amounts of such assumption.  For certainty, the Borrower shall not be required to pay an Affected Lender that is a Defaulting Lender or a Non-FATCA Compliant Lender in respect of breakage costs or other amounts required to be paid as a result of prepayment to such Lender.

8.4                                                                               Indemnity Relating to Credits.

Upon notice from the Administrative Agent to the Borrower (which notice shall be accompanied by a detailed calculation of the amount to be paid by the Borrower), the Borrower shall pay to the Administrative Agent, the relevant Lenders or the Issuing Lender such amount or amounts as will compensate the Administrative Agent, the relevant Lenders or the Issuing Lender for any loss, cost or expense incurred by them:

(a)                                 in the liquidation or redeposit of any funds acquired by such Lenders to fund or maintain any portion of a LIBOR Loan or BA Equivalent Loan as a result of:

(i)                         the failure of the Borrower to borrow or make repayments on the dates specified under this agreement or in any notice from the Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan or a BA Equivalent Loan at any time other than its maturity date, then the Borrower shall be responsible for any loss, costs or expenses referred to above); or

(ii)                      the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein or in any notice from the Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan or a BA Equivalent Loan at any time other than its maturity date, then the Borrower shall be responsible for any loss, costs or expenses referred to above);

(b)                                 in converting United States dollars into Canadian dollars, Canadian dollars into United States dollars or Euros into either Canadian dollars or United States dollars as a result of the failure of the Borrower to make repayments of outstanding credit hereunder in the currency in which such outstanding credit was denominated; or

(c)                                  with respect to any Bankers’ Acceptance or Letter, arising from claims or legal proceedings, and including reasonable legal fees and disbursements, respecting the obtaining of credit by the Borrower by way of such Bankers’ Acceptance or Letter, the collection of amounts owed by the Borrower hereunder in respect of such Bankers’ Acceptance or Letter or the enforcement of the Issuing Lender’s or Lender’s rights hereunder in respect of such Bankers’ Acceptance or Letter including, without limitation, legal proceedings attempting to restrain the Issuing Lender or any Lender or any of them from paying any amount under such Bankers’ Acceptance or Letter except for any such loss, cost or expense that a court of competent jurisdiction determined arose on account of the gross negligence or wilful misconduct of such Lender.

Notwithstanding the foregoing, the Borrower shall not be required to indemnify a Lender for any such loss, cost or expense if such loss, cost or expense is sustained or incurred by such Lender while it is a Defaulting Lender.

8.5                                                                               Indemnity for Transactional and Environmental Liability.

(a)                                 The Borrower hereby agrees to indemnify, exonerate and hold each Creditor (collectively, the “Indemnified Persons”, and individually, an “Indemnified Person”) free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees, out of pocket disbursements and amounts paid to the Indemnified Persons’ respective affiliates, employees, officers, directors and agents (collectively, in this Section 8.5(a), the “Indemnified Liabilities”), paid, incurred or suffered by the Indemnified Persons or any of them as a result of, or arising out of, or relating to (i) any use made or to be made in whole or in part, directly or indirectly, with the proceeds of any credit obtained hereunder, or (ii) the execution, delivery, performance or enforcement of this agreement and the other Loan Documents and any instrument, document or agreement executed pursuant hereto or thereto, except for any such Indemnified Liabilities that a court of competent jurisdiction determined arose on account of the relevant Indemnified Person’s gross negligence or wilful misconduct or the relevant Indemnified Person’s breach of this agreement or any other Loan Document to which it is a party.

(b)                                 Without limiting the generality of the indemnity set out in Section 8.5(a), the Borrower hereby further agrees to indemnify, exonerate and hold the Indemnified Persons free and harmless from and against any and all claims, demand, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees, out of pocket disbursements and amounts paid to the Indemnified Persons’ respective affiliates, employees, officers, directors and agents, of any and every kind whatsoever (collectively, in this Section 8.5(b), the “Indemnified Liabilities”), paid, incurred or suffered by the Indemnified Persons or any of them for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any Property of any Hazardous Material or (ii) the breach or violation of any Environmental Law by any Subject Entity, except for any such Indemnified Liabilities that a court of competent jurisdiction determines arose on account of the relevant Indemnified Person’s gross negligence or wilful misconduct, or the relevant Indemnified Person’s breach of this agreement or any other Loan Document to which it is a party.

(c)                                  All obligations provided for in this Section 8.5 shall survive any termination of the Credit Facilities or this agreement and shall not be reduced or impaired by any investigation made by or on behalf of any Creditor.

(d)                                 If, for any reason, the obligations of the Borrower pursuant to this Section 8.5 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under Applicable Law, except to the extent that a court of competent jurisdiction determines such obligations arose on account of the gross negligence or wilful misconduct of any Indemnified Person.

8.6                                                                               Payments Free and Clear of Taxes.

(a)                                 Any and all payments made by the Borrower under this agreement or under any other Loan Document (any such payment being hereinafter referred to as a “Payment”) to or for the benefit of any Creditor shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any and all present or future Taxes except to the extent that such deduction or withholding is required by Applicable Law or the administrative practice of any Official Body.  If any such Taxes are required to be deducted or withheld from or in respect of any Payment made to or for the benefit of any Creditor, the Borrower shall:

(i)                                     promptly notify the Administrative Agent of such requirement;

(ii)                      in the case of Indemnified Taxes, pay to the Creditor, in addition to the Payment to which the Creditor is otherwise entitled, such additional amount as is necessary to ensure that the net amount actually received by the Creditor (net of, any such Indemnified Taxes, including the full amount of any Indemnified Taxes required to be deducted or withheld from any additional amount paid by the Borrower under this Section 8.6(a), whether assessable against the Creditor or the Borrower) equals the full amount such Creditor would have received had no such deduction or withholding been required. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional amount(s) described in this paragraph if such additional amounts arise solely as a result of any Lender ceasing to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Tax Act or any successor provision thereto, or the Loan to which the particular Payment to the Creditor relates ceases to be effectively connected with a permanent establishment of the Lender situated in Canada;

(iii)                               make such deduction or withholding;

(iv)                              pay to the relevant Official Body in accordance with Applicable Law the full amount of Taxes required to be deducted or withheld (including the full amount of Indemnified Taxes required to be deducted or withheld from any additional amount paid by the Borrower to such Creditor under this Section 8.6(a)), within the time period required by Applicable Law; and

(v)                                 as promptly as possible thereafter, forward to the Administrative Agent or such Creditor, as the case may be, an original official receipt (or a certified copy), or other documentation reasonably acceptable to the Administrative Agent or such Creditor, evidencing such payment to such Official Body.

(b)                                 In addition, the Borrower agrees to pay any and all present or future Other Taxes.

(c)                                  Without duplication for amounts paid to a Creditor pursuant to Section 8.6(a), the Borrower hereby indemnifies and holds harmless each Creditor for the full amount of Indemnified Taxes and Other Taxes levied, imposed or assessed against (and whether or not paid directly by) any Creditor, and for all expenses, resulting from or relating to an Obligor’s failure to:

(i)                                     remit to the Administrative Agent or any Creditor the documentation referred to in Section 8.6(a)(v); or

(ii)                                  pay any Taxes or Other Taxes when due to the relevant Official Body (including, without limitation, any Taxes imposed by any Official Body on amounts payable under this Section 8.6).

The provisions of this Section 8.6(c) shall apply whether or not such Taxes were correctly or legally assessed. Any Creditor who pays any Taxes or Other Taxes in excess of the amount (if any) paid by the Borrower on account thereof under Section 8.6, shall promptly notify the Borrower of such payment, provided, however, that failure to provide such notice shall not detract from, or compromise, the obligations of the Borrower under this Section 8.6.  Payment pursuant to this indemnification shall be made within 30 days from the date any Creditor makes written demand therefor accompanied by a certificate as to the amount of such Taxes or Other Taxes and the calculation thereof, which calculation shall be prima facie evidence of such amount.

(d)                                 If any Creditor receives a refund of, or credit for, Indemnified Taxes for which a payment has been made by the Borrower under this Section 8.6, which refund or credit in the good faith judgment of such Creditor is attributable to the Indemnified Taxes giving rise to such payment made by the Borrower, then such Creditor shall reimburse the Borrower for such amount (if any, but not exceeding the amount of any payment made under this Section 8.6 that gives rise to such refund or credit), net of out-of-pocket expenses of such Creditor which the Creditor determines in its absolute discretion will leave it, after such reimbursement, in no better or worse position than it would have been in if such

Taxes had not been exigible.  The Borrower, upon the request of any Creditor, agrees to repay such Creditor any portion of any such refund or credit paid over to the Borrower that such Creditor is required to pay to the relevant Official Body and agrees to pay any interest, penalties or other charges paid by such Creditor as a result of or related to such payment to such Official Body.  No Creditor shall be under any obligation to arrange its Tax affairs in any particular manner so as to claim any refund or credit.  None of the Creditors shall be obliged to disclose any information regarding its Tax affairs or computations to the Borrower or any other Person in connection with this Section 8.6(d) or any other provision of this Section 8.6.

(e)                                  A Lender that is entitled to an exemption from or reduction of Indemnified Taxes or Other Taxes (collectively, “Relevant Taxes”) under the laws of Canada, or any treaty to which Canada is a party, with respect to Payments shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law (if any) as will permit such payments to be made without withholding or at a reduced rate of withholding or a reduced rate of Relevant Taxes.  In addition, (i) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law (if any) or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (ii) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Tax Act or any successor provision thereto in respect of Payments shall within five Banking Days thereof notify the Borrower and the Administrative Agent in writing.  Notwithstanding the foregoing, no Lender shall be required to deliver any documentation pursuant to this Section 8.6(e) that such Lender is not legally able to deliver.

(f)                                   If a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 8.6(f), “FATCA” shall include any amendments made to FATCA after the date of this agreement.  Each

Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  For purposes of this Section 8.6(f), “Lender Party” shall mean any Lender and the Administrative Agent.

(g)                                  The Borrower’s obligations under this Section 8.6 shall survive, without limitation, the termination of this agreement and all other Loan Documents and the permanent repayment of the outstanding credit and all other amounts payable hereunder.

ARTICLE 9
REPAYMENTS AND PREPAYMENTS

9.1                                                                               Repayment of Credit Facilities.

(a)                                 On the RT Maturity Date, the Borrower shall pay to the Lenders the full amount of the credit outstanding under the RT Facilities together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto.

(b)                                 On the last Banking Day of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2021, the Borrower shall repay to the Lenders an amount equal to 1.25% of the NRT 1 Facility Scheduled Repayment Aggregate and the NRT 2 Facility Scheduled Repayment Aggregate.  On the NRT 1 Maturity Date, the Borrower shall pay to the Lenders the full amount of the credit outstanding under the NRT 1 Facility together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto. On the NRT 2 Maturity Date, the Borrower shall pay to the Lenders the full amount of the credit outstanding under the NRT 2 Facility together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto.

9.2                                                                               Voluntary Prepayments.

Subject to Section 9.4, the Borrower shall be entitled, at its option, to prepay all or any portion of the outstanding Loans (other than BA Equivalent Loans) under any Credit Facility at any time provided that Section 8.4 shall be complied with in connection with any prepayment.  Prepayments under any of the RT Facilities pursuant to this Section 9.2 may be reborrowed provided, for certainty, that any such reborrowings shall not be used for the purposes of directly or indirectly financing the Triple C Transaction.  Prepayments under any of the NRT Facilities pursuant to this Section 9.2 may not be reborrowed.

9.3                                                                               Mandatory Prepayments.

(a)                                 The NRT Credit Limits shall be permanently reduced in an amount equal to the amount of any Net Proceeds of disposition by any Subject Entity of its assets pursuant to Section 11.3(o)(v) which are greater than U.S.$10,000,000 but less than or equal to U.S. $60,000,000 in any Fiscal Year to the extent such Net Proceeds are not reinvested in the business of the Subject Entities within 365 days of receipt thereof. Any permanent reduction of the NRT Credit Limits pursuant to this Section 9.3(a) shall be applied to the reduction of the NRT 1 Credit Limit and/or the NRT 2 Credit Limit, as determined by the Borrower and specified in a written notice provided by the Borrower to the Administrative Agent, until each NRT Credit Limit reaches zero.

(b)                                 To the extent required to comply with Section 9.3(a), the Borrower shall prepay outstanding credit under the NRT Facilities.

(c)                                  Section 8.4 shall be complied with in connection with any prepayment pursuant to this Section 9.3.  Any prepayments under the NRT Facilities made pursuant to Section 9.3(b) shall be applied to the scheduled repayments under the applicable NRT Facility required pursuant to Section 9.1(b) in inverse order of maturity until such NRT Facility has been repaid in full. Any such prepayments may not be reborrowed.

9.4                                                                               Prepayment Notice.

The Borrower shall give written notice to the Administrative Agent of each voluntary prepayment pursuant to Section 9.2.  Such notice (a “Prepayment Notice”) shall be irrevocable, shall be given in accordance with Section 3.13 and shall specify:

(a)                                 the Credit Facility under which the prepayment is to be made;

(b)                                 the date on which the prepayment is to take place; and

(c)                                  the type and principal amount of the Loan or the portion thereof which is to be prepaid.

9.5                                                                               Reimbursement Obligation for Maturing Bankers’ Acceptances.

The Borrower hereby unconditionally agrees to pay to each Lender on the maturity date (whether at stated maturity, by acceleration or otherwise) of each Bankers’ Acceptance accepted by such Lender the undiscounted face amount of such then-maturing Bankers’ Acceptance.  The obligation of the Borrower to reimburse the Lenders for then-maturing Bankers’ Acceptances may be satisfied by the Borrower by:

(a)                                 paying to the Lenders, in accordance with Section 3.9, on the maturity date of the Bankers’ Acceptances an amount equal to the aggregate undiscounted face amount thereof, provided that the Borrower shall notify the Administrative Agent of its intention to reimburse the Lenders in such manner prior to 10:00 a.m. (Toronto time) on such maturity date;

(b)                                 replacing the maturing Bankers’ Acceptances with new Bankers’ Acceptances in accordance with Section 5.1; or

(c)                                  converting the maturing Bankers’ Acceptances into a Loan in accordance with Section 6.3, 6.5 or 6.6.

In no event shall the Borrower claim from the Lenders any grace period with respect to the aforesaid obligation of the Borrower to reimburse the Lenders.

9.6                                                                               Reimbursement or Conversion on Presentation of Letters.

(a)                                 On presentation of a Letter issued by the Issuing Lender and payment thereunder by the Issuing Lender, the Borrower shall forthwith pay to the Administrative Agent for the account of the Issuing Lender, and thereby reimburse the Issuing Lender for, all amounts paid by the Issuing Lender pursuant to such Letter; failing such payment, the Borrower shall be deemed to have effected a conversion of such Letter into (x) a Prime Rate Loan (if such Letter is denominated in Canadian dollars) or (y) into a Base Rate Canada Loan (if such Letter is denominated in United States dollars or Euros), in each case, in an amount equal to the amount paid by the Issuing Lender thereunder (or if such Letter is denominated in Euros, the Canadian Dollar Equivalent thereof).

(b)                                             (i)                         If the Issuing Lender makes payment under any Letter issued by it and the Borrower does not fully reimburse the Issuing Lender on or before the date of payment, then Section 9.6(a) shall apply to deem (x) a Prime Rate Loan (if such Letter is denominated in Canadian dollars) or (y) a Base Rate Canada Loan (if such Letter is denominated in United States dollars or Euros), in each case to be outstanding to the Borrower under the relevant RT Facility, in each case, in an amount equal to the amount paid by the Issuing Lender and not fully reimbursed by the Borrower (or if such Letter is denominated in Euros, the Canadian Dollar Equivalent thereof).  Each relevant Lender shall, on request by the Issuing Lender, immediately pay to the Issuing Lender an amount equal to such Lender’s Pro Rata Share of the amount paid by the Issuing Lender such that each such Lender is participating in the deemed Prime Rate Loan or Base Rate Canada Loan in accordance with its Pro Rata Share.

(ii)                      Each relevant Lender shall immediately on demand indemnify the Issuing Lender to the extent of such Lender’s Pro Rata Share of any amount paid or liability incurred by the Issuing Lender under each Letter issued by it to the extent that the Borrower does not fully reimburse the Issuing Lender therefor.

(c)                                  For certainty, the obligations in this Section 9.6 shall continue as obligations of each Person who was a relevant Lender at the time each such Letter was issued notwithstanding that such Lender may assign its rights and obligations hereunder, unless the Issuing Lender specifically releases such Lender from such obligations in writing.

9.7                                                                               Letters Subject to an Order.

The Borrower shall pay to the Administrative Agent for the account of the Issuing Lender an amount equal to the maximum amount available to be drawn under any unexpired Letter which becomes the subject of any Order.  Payment in respect of each such Letter shall be due forthwith no later than one Banking Day after demand.

9.8                                                                               Repayment of Credit Excess.

The Borrower shall repay to the Administrative Agent for the account of the relevant Lenders on demand by the Administrative Agent the amount of any Credit Excess existing from time to time, any such repayment to be made no later than one Banking Day after the making of such demand.  To the extent any such Credit Excess results solely from currency fluctuations, no such demand shall be made (unless a Default has occurred and is continuing) unless the amount of any such Credit Excess at the time of such demand exceeds 105% of the amount of the relevant Credit Limit at such time.

9.9                                                                               Currency of Repayment.

All payments and repayments of outstanding credit hereunder shall be made in the currency of such outstanding credit.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1                                                                        Representations and Warranties.

To induce the Lenders and the Administrative Agent to enter into this agreement and to extend credit to the Borrower hereunder from time to time, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent, as at the date hereof, as at the date of each extension of credit hereunder and as the last day of each Fiscal Quarter as follows and acknowledges and confirms that the Lenders and the Administrative Agent are relying upon such representations and warranties in executing this agreement and in extending credit hereunder:

(a)                                 Status and Power.  Each of the Subject Entities is validly subsisting under the laws of the jurisdiction of its incorporation, organization or formation and is duly qualified, registered or licensed in all material respects in all jurisdictions where such qualification, registration or licensing is required.  Each of the Subject Entities has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which it is a party.  None of the Subject Entities is an “investment company” within the meaning of the Investment Company Act of 1940 of the United States, as amended.

(b)                                 Authorization and Enforcement of Loan Documents.  All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party.  Each Obligor has duly executed and delivered the Loan Documents to which it is a party.  The Loan Documents to which each Obligor is a party are legal, valid and binding obligations of such Obligor, enforceable against such Obligor by the other parties thereto in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies.

(c)                                  Compliance with Other Instruments.  The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, and the consummation of the transactions contemplated herein and therein (i) do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of (A) the articles of incorporation, by-laws  or other constating documents of, or any unanimous shareholder agreement or declaration relating to, such Obligor (B) any of the Material Contracts or (C) in any material respect, any law, regulation, judgment, decree or order binding on or applicable to any Obligor or to which its property is subject or any agreement, lease, licence, permit or other instrument to which any Obligor is a party or is otherwise bound or by which any Obligor benefits or to which any of its property is subject and (ii) do not require the consent or approval of any Official Body or any other Person which has not been obtained and provided to the Administrative Agent.

(d)                                 Financial Statements.

(i)                         The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied in accordance with past practice and no Material Adverse Change has occurred since September 30, 2020. The Financial Statements present fairly, in all material respects, the financial position of the Borrower as at the respective dates thereof and the Financial Statements present fairly, in all material respects the results of its operations and its cash for the fiscal periods covered thereby.

(ii)                      Since the date of delivery of either: (x) the Financial Statements, or (y) the financial statements referred to in Section 11.1(b)(i), whichever is later, there has been no Material Adverse Change.  The Subject Entities have no liabilities, contingent or otherwise, not disclosed on the Financial Statements as of such dates and which are of the type required to be disclosed in accordance with generally accepted accounting principles, other than in respect of liabilities and obligations arising in the ordinary course of business.

(e)                                  Litigation, etc.  There are no actions, suits, investigations, claims or proceedings which have been commenced or, to the knowledge of the Borrower, have been threatened in writing against or affecting any Subject Entity before any Official Body which contest the Lionbridge Transaction or any of the transactions contemplated in any of the Loan Documents or the Material Contracts.  There are no actions, suits, investigations, claims or proceedings which have been commenced or, to the knowledge of the Borrower, have been threatened in writing against or affecting any Subject Entity before any Official Body which could reasonably be expected to have a Material Adverse Effect.

(f)                                   Title to Assets.  Each Subject Entity has a good and marketable title to all of its property, assets and undertaking, free from any Liens other than Permitted Liens, and no Person has any agreement or right to acquire any of such property, assets or undertaking except as permitted hereunder.

(g)                                  Conduct of Business.  No Subject Entity is in violation in any material respect of any mortgage, franchise, licence, pension plan, certificate of approval, permit, judgment, decree, order, statute, rule or regulation relating in any way to itself or to the operation of its business or to its property or assets.  Each Subject Entity has all material licenses, certificates of approval, permits, registrations, approvals and consents which are required to own its properties and assets and to operate its businesses where they are currently being operated.

(h)                                 Labour Matters.  There are no strikes or any other labour disputes against any Subject Entity pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of each Subject Entity have not been in violation in any material respect of any Applicable Law dealing with such matters.  All payments due from each Subject Entity on account of employee health and welfare insurance which could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Subject Entity.

(i)                                     No Default.  No Default or Event of Default exists or would result from the incurring of any Secured Obligations by any Obligor.  No Subject Entity is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the initial drawdown hereunder, create an Event of Default.

(j)                                    Tax Returns and Taxes.  Except as disclosed in writing to the Lenders prior to the date hereof, each Subject Entity has filed all Tax returns of significance and Tax reports of significance required by law to have been filed by it and has paid all material Taxes thereby shown to be owing, except any Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

(k)                                 Environmental Compliance.

(i)                                     Each Property is operated or used by each Subject Entity in compliance with all Environmental Laws applicable to it, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

(ii)                                  There are no commenced or threatened (in writing)

(A)                               claims, complaints or notices received by any Subject Entity from an Official Body with respect to any alleged material violation of any Environmental Law by such Subject Entity, or

(B)                               complaints, notices to, or investigations of, any Subject Entity from an Official Body regarding potential material liability of such Subject Entity under any Environmental Law;

notice of which has not been provided by the Borrower to the Administrative Agent.

(iii)                   There are no Releases of Hazardous Materials by any Subject Entity at, on or under any Property which would constitute a breach of any Environmental Law applicable to it to the extent such Release could reasonably be expected to have a Material Adverse Effect.

(iv)                  Each Subject Entity has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Laws to own its properties and assets and to carry on its businesses, except where the non-issuance or non-compliance could not reasonably be expected to have a Material Adverse Effect.

(l)                                     Consents, Approvals, etc.  No consents, approvals, acknowledgements, undertakings, non-disturbance agreements, directions or other documents or instruments which have not already been provided to the Administrative Agent are required to be entered into by any Official Body or any Person (i) to make effective the Security created or intended to be created by any Obligor in favour of the Administrative Agent pursuant to the Security Documents to which it is a party, (ii) to ensure the perfection and the intended priority of such Security other than the filing of financing statements or other similar filings or registrations or the issuance of notices in connection with such Security or (iii) to implement the closing of the Lionbridge Transaction or the transactions contemplated by the Loan Documents to which it is a party or the Material Contracts (other than as set forth in Schedule J, all of which scheduled approvals and consents have been obtained).

(m)                             Assets Insured.  The property and assets of the Subject Entities are insured with insurers, in amounts, for risks and otherwise on terms which are reasonable in relation to such property and assets against loss or damage and there has been no default or failure by the party or parties insured under the provisions of such policies of insurance maintained which would prevent the recovery by the party or parties insured thereunder of the full amount of any material insured loss.  The named insured under all insurance policies maintained by each Subject Entity are not in default under any of the material provisions contained in any such insurance policies.  The property and assets of the Subject Entities, on an individual or aggregate basis, are insured with insurers having an AM Best rating of “A-” or better or the equivalent.

(n)                                 Capital of Pledged Subject Entities.  As at the date hereof, and hereafter, except as such information may change as a result of a transaction permitted hereby and reported to the Administrative Agent in accordance with Section 11.1(b), the Perfection Certificates set out (A) the authorized and issued capital of each Pledged Subject Entity, all of which issued Shares have been issued and are outstanding as fully paid and non-assessable and (B) the owner of record of all such issued Shares.  In each case other than as held by or issued to an Obligor (provided written notice of such has been provided by the Borrower to the Administrative Agent), there are no outstanding warrants, options or other agreements which require or may require the issuance of any Shares of any Pledged Subject Entity or the issuance of any debt or securities convertible into Shares of any Pledged Subject Entity, there are no outstanding debt or securities convertible into Shares of any Pledged Subject Entity and there are no Shares of any Pledged Subject Entity allotted for issuance.  There is no shareholder agreement with respect to any Subject Entity other than the Borrower Shareholders Agreements.

(o)                                 Corporate Structure.  Part 1 of Schedule G accurately sets out, as at the date hereof and immediately prior to giving effect to the Lionbridge Transaction, the corporate structure of the Subject Entities and evidences intercorporate Share ownership. Part 2 of Schedule G accurately sets out, as at the date hereof and immediately after giving effect to the Lionbridge Transaction, the corporate structure of the Subject Entities and evidences intercorporate Share ownership.

(p)                                 Real Property and Leases.  Other than Voxpro Limited, no Subject Entity owns any real property as at the date hereof.  The Perfection Certificates contain a complete and accurate list, as at the date hereof, of all leases of real property and any amendments or additions thereto to which each Subject Entity is a party, by which it is bound, or in respect of which it is entitled to benefit.  The Borrower has delivered or made available to the Administrative Agent true and complete copies of each of such leases which the Administrative Agent has requested and all documents to which each Subject Entity is a party affecting the rights or obligations of such Subject Entity thereunder including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attachment agreements and agreements regarding the term or rental of any of such leases.  No Subject Entity is in default of its material obligations under any such lease nor has it delivered or received any notice of default thereunder (except as may have been promptly disclosed to the Administrative Agent).

(q)                                 Intellectual Property.  Each Subject Entity owns or is licensed or otherwise has the right to use all Intellectual Property that is used in the operation of its businesses without, to the knowledge of the Borrower, conflict with the rights of any other Person (other than any Intellectual Property the absence of which or any such conflict with respect to which would not have a Material Adverse Effect). No Subject Entity has received any written notice of any claim of infringement or similar claim or proceeding relating to any of the Intellectual Property which if determined against such Subject Entity, as the case may be, could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Borrower, no present or former employee of a Subject Entity or any other Person owns, or has made any claim in writing, to own or have any interest, direct or indirect, in whole or in part, in any of the Intellectual Property of a Subject Entity that could reasonably be expected to have a Material Adverse Effect.

(r)                                    Employment and Labour Agreements.  Each Subject Entity is in material compliance with the terms and conditions of all collective bargaining agreements and other labour agreements.

(s)                                   Liens.  The Liens granted to the Administrative Agent pursuant to the Security Documents are fully perfected first priority Liens in and to the Secured Assets secured thereby, subject only to Permitted Liens.

(t)                                    Material Contracts.  Each of the Material Contracts to which a Subject Entity is a party is in full force and effect and is a legal, valid and binding obligation of each of the parties thereto (other than such Subject Entity), enforceable by such Subject Entity against each of such parties in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies.  No party to a Material Contract is in material breach of any of its obligations thereunder.

(u)                                 [Intentionally deleted.]

(v)                                 No Omissions.  None of the representations and statements of fact set forth in this Section 10.1 omits to state any fact necessary to make any such representation or statement of fact not misleading in any material respect.

(w)                               ERISA.  No Subject Entity or ERISA Affiliate sponsors or participates in a Plan (including a Multiemployer Plan). Furthermore, no Subject Entity or ERISA Affiliate sponsored or participated in a Plan (including a Multiemployer Plan) nor has any Subject Entity or ERISA Affiliate incurred any liability relating to a Plan (including a Multiemployer Plan).

(x)                                 Regulation T, U or X.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any credit obtained hereunder shall be used for a purpose which violates, Regulation T, U or X of the F.R.S. Board.  Terms for which meanings are provided in Regulation T, U or X of the F.R.S. Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

(y)                                 Sanctions Laws.  None of the transactions contemplated by the Credit Documents violates any Sanctions.  Furthermore, no Subject Entity is a

Sanctioned Person and, engages in any dealings or transactions, or is otherwise associated, with a Sanctioned Person.  This clause (y) is not made by and does not apply to any Subject Entity which qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of section 2 paragraph 15 German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) if and to the extent it would result in a violation of, a conflict with or any liability under, section 7 German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) No 2271/96 or any other anti-boycott statute applicable to the relevant Subject Entity.

(z)                                  Immaterial Subsidiaries.  None of TELUS Communications (U.K.) Ltd., Progressive Pathway, SDN, BHD or TELUS Philippines, Inc. has assets or liabilities, in either case, exceeding Cdn.$4,000,000.  TELUS International Korea Corp. has no assets or liabilities, in either case, exceeding Cdn.$6,000,000.  No Immaterial Subsidiary (other than an Existing Immaterial Subsidiary) has assets or liabilities exceeding U.S.$1,500,000. No Existing Immaterial Subsidiary has revenues exceeding Cdn.$2,500,000 per year.  No Immaterial Subsidiary (other than an Existing Immaterial Subsidiary) has revenues exceeding U.S.$1,500,000 per year.

(aa)                          Perfection Certificates.  All information in each Perfection Certificate is hereby certified to be true and correct, in all material respects.

(bb)                          Anti-Corruption.  The Borrower and its employees, directors, officers and any agent, in each case, acting on the Borrower’s behalf and instructions, has not corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any government official (including any Person which the Borrower knows is an employee of a government-owned or -controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official, for the purpose of obtaining or retaining business, or directing business to any Person, or obtaining any other improper advantage, in each case in violation of the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”).  To the knowledge of the Borrower, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator with respect to any alleged breach of Anti-Corruption Laws by Borrower, is currently pending or threatened.

10.2                                                                        Survival of Representations and Warranties.

All of the representations and warranties of the Borrower contained in Section 10.1 shall survive the execution and delivery of this agreement and shall continue until the Secured Obligations Termination Date notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or any of the Lenders.

ARTICLE 11
COVENANTS

11.1                                                                        Affirmative Covenants.

The Borrower hereby covenants and agrees with the Administrative Agent and the Lenders that, until the Secured Obligations Termination Date, and unless waived in writing in accordance with Section 14.14.

(a)                                 Prompt Payment.  The Borrower shall, and shall cause each other Obligor to, duly and punctually pay or cause to be duly and punctually paid to the Lenders, the Overdraft Lender, the Issuing Lender and the Administrative Agent all amounts payable by the Obligors under the Loan Documents at the times and places and in the currency and manner mentioned therein.

(b)                                 Financial Reporting.  The Borrower shall furnish the Administrative Agent with the following statements and reports (with, if requested by the Administrative Agent, sufficient copies for each Lender):

(i)                         within 120 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements of the Borrower and the auditors’ report thereon and management discussion and analysis thereon;

(ii)                      within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited consolidated financial statements of the Borrower with respect thereto and management discussion and analysis thereon;

(iii)                   within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of each Fiscal Year, a duly executed and completed compliance certificate, in the form attached as Schedule B hereto, evidencing compliance with the terms of this agreement and, with respect only to compliance certificates delivered after the end of a Fiscal Year commencing with the Fiscal Year ending December 31, 2020, providing notification of any material change in the information certified in any Perfection Certificate.  For certainty, any change in the information contained in any Perfection Certificate that could reasonably be expected to negatively impact the Security shall constitute a “material change” to such Perfection Certificate;

(iv)                  within 90 days after the end of each Fiscal Year, an annual budget for the following Fiscal Year;

(v)                     any information and documents that are within its possession, custody or control reasonably required by any Lender in order for that Lender to comply with any AML/CTF Laws; and

(vi)                  such additional financial or operating reports or statements as the Administrative Agent may, from time to time, reasonably require.

(c)                                  Corporate Existence.  Subject to the provisos in Section 11.3(c), the Borrower shall, and shall cause each other Subject Entity to, preserve and maintain its legal existence in good standing and shall, and shall cause each other Subject Entity to, qualify and remain duly qualified to carry on business and own property in each jurisdiction in which failure to maintain such qualification would have a Material Adverse Effect.

(d)                                 Conduct of Business.  The Borrower shall, and shall cause each other Subject Entity to, conduct its business in such a manner so as to comply in all respects with all Applicable Law (including, without limitation, ERISA, the USA Patriot Act, Environmental Laws, AML/CTF Laws and laws relating to the discharge, spill, disposal or emission of Hazardous Materials), so as to observe and perform in all respects all its obligations under leases, licences and agreements necessary for the proper conduct of its business, so as to keep its property and assets in good repair and working condition and so as to preserve and protect its property and assets and the earnings, income and profits therefrom except where failure to do so could not reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each other Subject Entity to, perform in all material respects all obligations incidental to any trust imposed upon it by statute and shall, and shall cause each other Subject Entity to, ensure that any breaches of the said obligations and the consequences of any such breach shall be promptly remedied.  The Borrower shall, and shall cause each other Subject Entity to, obtain and maintain all licenses, permits, government approvals, franchises, authorizations and other rights necessary for the operation of its business except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Use of Proceeds.  The Borrower shall apply all of the proceeds obtained under the RT 1 Facility (i) to refinance in its entirety the RT 1 Facility (for the purposes of this reference only, as defined in the Existing Credit Agreement) subject to Section 12.6, and (ii) otherwise to finance the general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions) and working capital requirements.  The Borrower shall apply all of the proceeds obtained under the RT 2 Facility (i) to refinance in its entirety the RT 2 Facility (for the purposes of this reference only, as defined in the Existing Credit Agreement) subject to Section 12.6, (ii) to partially finance the Lionbridge Transaction and to pay any fees and expenses related thereto and (iii) otherwise to finance the general corporate purposes of the Borrower and its Subsidiaries (including other Permitted Acquisitions) and working capital requirements. The Borrower shall apply all of the proceeds obtained under the NRT 1 Facility to (i) refinance in its entirety the NRT Facility (for the purposes of this reference only, as defined in the Existing Credit Agreement) subject to Section 12.6 and thereafter partially finance the Lionbridge Transaction and to pay any fees and expenses related thereto, and (ii) following the implementation of an Accordion Increase to the

Credit Limit of the NRT 1 Facility in accordance with Section 2.2, finance the general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions) and working capital requirements. The Borrower shall apply all of the proceeds obtained under the NRT 2 Facility to partially finance the Lionbridge Transaction and to pay any fees and expenses related thereto and (iii) following the implementation of an Accordion Increase to the Credit Limit of the NRT 2 Facility in accordance with Section 2.2, finance the general corporate purposes of the Borrower and its Subsidiaries (including other Permitted Acquisitions) and working capital requirements. The Borrower shall not, directly or indirectly, use the proceeds of the RT Facilities (other than the proceeds from the initial drawdown under the RT 1 Facility (for the purposes of this reference only, as defined in the Existing Credit Agreement) pursuant to the Existing Credit Agreement) or the proceeds of a drawdown under the NRT Facilities (other than the proceeds from the initial drawdown pursuant to the Existing Credit Agreement under the NRT Facility (as such term is defined in the Existing Credit Agreement)) for the purpose of financing the Triple C Transaction. The Borrower shall not, directly or indirectly, use the proceeds of the Credit Facilities, or lend, contribute or otherwise make available such proceeds to any Person, (i) for the purpose of funding or facilitating any business of or with any Sanctioned Person or in any Restricted Country, nor in any other manner, in each case as will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the transactions contemplated hereby, whether as Lender or otherwise) or (ii) for the purpose of making any payments in violation of applicable Anti-Corruption Law.

(f)                                   Debt Service Coverage Ratio.  The Borrower shall maintain the Debt Service Coverage Ratio for each Fiscal Quarter at greater than or equal to 1.5 to 1.

(g)                                  Total Net Debt/EBITDA Ratio.  The Borrower shall maintain the Total Net Debt/EBITDA Ratio:

(i)                         at less than or equal to 4.75 to 1 as at the Closing Date, calculated for the Fiscal Quarter ended September 30, 2020 in accordance with Section 12.2(f)(vi);

(ii)                      at less than or equal to 5.25 to 1 for each Fiscal Quarter from and including the Fiscal Quarter ending December 31, 2020 to and including the Fiscal Quarter ending December 31, 2021;

(iii)                   at less than or equal to 4.50 to 1 for each Fiscal Quarter from and including the Fiscal Quarter ending March 31, 2022 to and including the Fiscal Quarter ending December 31, 2022; and

(iv)                  for each subsequent Fiscal Quarter, at less than or equal to 3.75 to 1.

Notwithstanding the foregoing, if one or more Permitted Acquisitions with an aggregate cash consideration (for certainty, net of any equity consideration) in excess of U.S.$60,000,000 (in this clause (g), the “Step-Up Threshold”) occur in any twelve month period, the maximum permitted Total Net Debt/EBITDA Ratio shall, at the option of the Borrower upon notice to the Administrative Agent (which such notice must be provided during the Fiscal Quarter in which the Step-Up Threshold was exceeded and the date of the Administrative Agent’s receipt of any such notice pursuant to this Section 11.1(g), the “Step-Up Notice Date”), for the Fiscal Quarter in which the Step-Up Threshold was exceeded and for each of the seven full Fiscal Quarters after such Fiscal Quarter be increased to 4.50 to 1 and shall return to 3.75 to 1 for the eighth full Fiscal Quarter following the Step Up Notice Date and for each subsequent Fiscal Quarter thereafter. For certainty, the Borrower may exercise this option, in accordance with the provisions of this Section 11.1(g), at any time the Step-Up Threshold is exceeded in a particular twelve month period with the determination of whether the Step-Up Threshold has been exceeded, at any time the maximum permitted Total Net Debt/EBITDA Ratio has been increased to 4.50 to 1 pursuant to the terms of this Section 11.1(g), being calculated from the date immediately following the most recently delivered Step-Up Notice Date at such time and exclusive of any Permitted Acquisition previously included for purposes of such calculation.  For greater certainty, for purposes of determining pro forma compliance with this Section 11.1(g) in respect of any event occurring from and after the date on which the Step-Up Threshold was exceeded until the end of seventh full Fiscal Quarter following the Step-up Notice Date, including with respect to any Permitted Acquisition causing the Step-Up Threshold to be exceeded, the maximum permitted Total Net Debt/EBITDA Ratio shall be 4.50 to 1. For certainty, the acquisition by the Borrower of the Target should not be included in calculating the Step-Up Threshold.

(h)                                 Insurance.  The Borrower shall maintain, and shall cause each other Subject Entity to maintain (or ensure that the Parent maintains on behalf of the Subject Entities), on an individual or aggregate basis, with insurers having an AM Best rating of “A-” or better or the equivalent, property and commercial general liability insurance with respect to the properties and business of the Borrower and the other Subject Entities against loss, damage, risk or liability of the kinds customarily insured against by Persons carrying on a similar business.  The Borrower shall cause the Administrative Agent to be included as a loss payee as its interest may appear on the property insurance policies insuring property and assets of the Obligors (on or prior to 90 days following the Funding Date, in the case of policies relating to the Target Entities).  All premiums for such insurance shall be paid by the Borrower, the Parent or another Subject Entity (in the case of Spanish Obligors, subject to Spanish Legal Restrictions), as the case may be, when due, and certificates of insurance and, if requested following a claim relating to loss or damage to property in excess of $5,000,000, photocopies of the policies shall be delivered to the Administrative Agent.  The Borrower shall promptly notify the Administrative Agent of any loss, damage, or destruction to the Secured Assets, whether or not covered by insurance, in excess of U.S.$5,000,000.  In the absence of any Default, the Borrower shall have the right to determine, whether and to what extent any insurance proceeds shall be used for repair or replacement.  If, however, any Default shall be continuing, the Majority Lenders may determine, in their sole discretion, whether any such proceeds shall be used for repair or replacement.  For certainty, any insurance proceeds arising from the relevant Secured Assets on or after the Enforcement Date shall be applied in accordance with Section 14.22 of the Credit Agreement (in the case of insurance proceeds attributable to a Spanish Obligor, such application shall be subject to Spanish Legal Restrictions).

(i)                                     Taxes.  The Borrower shall, and shall cause each other Subject Entity to, pay all material Taxes, as and when the same become due and payable (save and except when and so long as the validity of any such Taxes is being contested in good faith by appropriate proceedings and adequate reserves shall have been set aside in the books of the Borrower or such other Subject Entity, as the case may be), and the Borrower shall, and shall cause each other Subject Entity to, deliver to the Administrative Agent, when requested, written evidence of such payments.

(j)                                    Reimbursement of Expenses.  The Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for all reasonable costs, charges and expenses incurred by or on its behalf (including, without limitation, travel costs, syndication expenses, due diligence expenses, out-of-pocket expenses and the reasonable fees and out-of-pocket disbursements of legal counsel and other consultants, provided that the reimbursement for fees and disbursements of legal counsel shall be limited to one legal counsel of the Administrative Agent and the Lenders in Canada and one legal counsel in each other foreign jurisdiction) in connection with:

(i)                         any review of the insurance policies of the Subject Entities;

(ii)                      any review, inspection or appraisal (at intervals of no more than one time in any calendar year unless an Event of Default has occurred and is continuing) of any security to be granted pursuant to the Security Documents;

(iii)                   the development, negotiation, preparation, execution, delivery, interpretation and enforcement of the Loan Documents and all other documentation ancillary to the completion of the transactions contemplated hereby (including, without limitation, the term sheet related to this agreement) and the development, negotiation, preparation, execution, delivery, interpretation and enforcement of any amendments hereto or thereto and any waivers of any provisions hereof or thereof (whether or not consummated or entered into); and

(iv)                  any lien search fees, recording and filing fees and stamp taxes and duties relating to the transactions contemplated hereby.

(k)                                 Notices.

The Borrower shall promptly notify the Administrative Agent:

(i)                         of the occurrence of any Default or Event of Default and the action which the Borrower proposes to take or has taken with respect thereto;

(ii)                      of any matter including (A) breach or non-performance of, or any default under, a contractual obligation of any Subject Entity; (B) any dispute, litigation, investigation, proceeding or suspension of or before any Official Body affecting a Subject Entity; or (C) the commencement of, or any material development in, any litigation or proceeding affecting a Subject Entity, in each case, which has resulted or is reasonably likely to result in a Material Adverse Effect;

(iii)                   of the issuance of any new equity of a Pledged Subject Entity.

Each notice under this Section shall be accompanied by a written statement by a senior officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time.  Each notice under clause (i) above shall describe with particularity any and all clauses or provisions of this agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

(l)                                     Inspection of Assets and Operations.  The Borrower shall, and shall cause each other Subject Entity to, permit representatives of the Administrative Agent to inspect its property and assets and, for that purpose, to enter on any Property where any of such property or assets may be situated during reasonable business hours and upon reasonable notice; provided, however, if a Default has occurred and is continuing, the foregoing limitation with respect to reasonable business hours and reasonable notice shall not apply.

(m)                             Books and Records.  The Borrower shall, and shall cause each other Subject Entity to, keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries of its transactions in such books, set aside on its books from its earnings all such proper reserves as required by generally accepted accounting principles and permit representatives of the Administrative Agent to inspect such books of account, records and documents during reasonable business hours and upon reasonable notice and to discuss the affairs, finances and accounts of the Borrower or each other Subject Entity with the officers of the Borrower or such other Subject Entity during reasonable business hours and upon reasonable notice; provided, however, if a Default has occurred and is continuing, the foregoing limitation with respect to reasonable business hours and reasonable notice shall not apply.  The Borrower shall, and shall cause each other Subject Entity to, at any time that a Default has occurred and is continuing, permit representatives of the Administrative Agent to make copies of all of the aforesaid records, books of account and documents and to discuss the affairs, finances and accounts of the Borrower or each other Subject Entity with their auditors.

(n)                                 Change in Perfection Certificates.  If any of the information contained in any Perfection Certificate shall change, the Borrower shall notify the Administrative Agent in writing of the details of such change at the time of the next delivery by the Borrower to the Administrative Agent of a compliance certificate pursuant to Section 11.1(b)(iii) and such Perfection Certificate shall thereupon be deemed to be amended accordingly.

(o)                                 Change of Name or Jurisdiction of Incorporation.  If any Obligor changes its corporate name, adopts a French form of name or changes its jurisdiction of incorporation or, if applicable, the jurisdiction of its location for the purposes of Section 7(4) of the Personal Property Security Act (Ontario) (or the equivalent provision in any other PPSA, as applicable), the Borrower shall promptly notify the Administrative Agent in writing of the details of such change or adoption.

(p)                                 Environmental Compliance.  The Borrower shall, and shall cause each other Subject Entity to:

(i)                         use and operate all of its facilities and properties in compliance with all Environmental Laws applicable to such facilities and properties, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters and necessary for the operation of its business in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except in each case where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(ii)                      promptly notify the Administrative Agent and provide copies upon receipt of all adverse written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect, and shall take commercially reasonable efforts to promptly cure, have dismissed or otherwise resolved to the satisfaction of the Lenders any actions and proceedings relating to any such compliance with Environmental Laws, except for those being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books; and

(iii)                   provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with the foregoing.

(q)                                 ERISA.  The Borrower shall, and shall cause each other Subject Entity to, deliver to the Administrative Agent, promptly and in any event within ten Banking Days after the relevant Subject Entity becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Subject Entity or an ERISA Affiliate proposes to take with respect thereto:

(i)                         any obligation with respect to a Plan (including a Multiemployer Plan); or

(ii)                      receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any Tax, whether by way of indemnity; or otherwise) with respect to one or more Non-U.S. Plans or any employee benefit Plan (as defined in Section 3(3) of ERISA), subject to Title I of ERISA and which would have a Material Adverse Effect.

(r)                                    Intellectual Property.

(i)                         The Borrower shall promptly notify the Administrative Agent if it knows or has reason to know that any item of Intellectual Property that is material to the business of any Subject Entity may become, in the case of Intellectual Property owned by such Subject Entity (A) abandoned or dedicated to the public or placed in the public domain other than in the ordinary course of business, or (B) invalid or unenforceable, or (C) subject to any adverse determination or development regarding such Subject Entity’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the Canadian Intellectual Property Office, any foreign counterpart of the foregoing, or any court), or (D) the subject of any reversion or termination rights.

(ii)                      In the event that any Intellectual Property that is material to the business of any Subject Entity and that is owned by or exclusively licensed to any Subject Entity is infringed, misappropriated, diluted or otherwise violated by a third party, the Borrower shall, and shall cause the other Subject Entities to, promptly take all commercially reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages.

(iii)                   The Borrower shall take all commercially reasonable steps necessary to protect (A) the Intellectual Property material to the business of any Subject Entity, and (B) the secrecy of all Trade Secrets material to the business of any Subject Entity, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

(s)                                   Security.  The Secured Obligations of the Obligors shall at all times be collaterally secured by the Security.

(t)                                    Intercompany Indebtedness.  The Borrower shall cause all Indebtedness owing by any Obligor to any Non-Guaranteeing Subsidiary to be subordinated and postponed, pursuant to a Postponement and Subordination Undertaking, to the Secured Obligations of such Obligor for so long as a Default has occurred and is continuing.

(u)                                 Keepwell.  Each Qualified ECP Obligor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this agreement in respect of CEA Swap Obligations (provided, that, anything in this agreement to the contrary notwithstanding, each Qualified ECP Obligor shall only be liable under this section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this section, or otherwise under this section, voidable under applicable law, including Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this section shall remain in full force and effect until the termination of the Credit Facilities pursuant to Section 2.6 of this agreement. Each Qualified ECP Obligor intends that this section constitute, and this section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(v)                                 Post-Closing Matters.  The Borrower shall cause to be delivered to the Administrative Agent, (x) on or prior to February 19, 2021, the deliverables set forth in Schedule R, all in form and substance satisfactory to the Administrative Agent and (y) on or prior to 90 days following the Funding Date, the Guarantees described in Part 1 of Schedule H at items (xxxviii) to (xli), inclusively, the Security Documents described in Part 2 of Schedule H at items (xcviii) to (cii), inclusively, as well as a Perfection Certificate with respect to each Target Entity that is not an Immaterial Subsidiary, all in form and substance satisfactory to the Administrative Agent, together with such registrations, resolutions, certificates and opinions as the Administrative Agent may reasonably request.

11.2                                                                        Performance of Covenants by Administrative Agent.

The Administrative Agent may, on the instructions of the Majority Lenders and upon notice by the Administrative Agent to the Borrower, perform any covenant of the Borrower under this agreement which the Borrower fails to perform or cause to be performed and which the Administrative Agent is capable of performing, including any covenants the performance of which requires the payment of money, provided that the Administrative Agent shall not be obligated to perform any such covenant on behalf of the Borrower (unless so instructed by the Majority Lenders) and no such performance by the Administrative Agent shall require the Administrative Agent to further perform the Borrower’s covenants or shall operate as a derogation of the rights and remedies of the Administrative Agent or the Lenders under this agreement or as a waiver of such covenant by the Administrative Agent or the Lenders.  Any amounts paid by the Administrative Agent as aforesaid shall be reimbursed by the Lenders in their Pro Rata Shares and shall be repaid by the Borrower to the Administrative Agent on behalf of the Lenders on demand.

11.3                                                                        Restrictive Covenants.

The Borrower hereby covenants and agrees with the Administrative Agent and the Lenders that, until the Secured Obligations Termination Date, and unless waived in writing in accordance with Section 14.14:

(a)                                 Liens.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, enter into or grant, create, assume or suffer to exist any Lien affecting any of their respective property or assets other than Permitted Liens.

(b)                                 Indebtedness.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, incur, assume or otherwise permit any Indebtedness other than Permitted Indebtedness.

(c)                                  Corporate Existence.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, take part in any transaction to merge, consolidate or amalgamate with or wind-up into another Person to form a successor Person (in this Section 11.3(c), a “Successor Person”) or change its corporate form or continue its corporate existence under the laws of another jurisdiction (in this Section 11.3(c), a “Continuance”) unless:

(i)                         such transaction is a Permitted Acquisition;

(ii)                      such transaction is between an Obligor and another Subject Entity (other than an Obligor) and (w) notice of such transaction (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent ten Banking Days before the proposed implementation date of such transaction, (x) at the time of the delivery of the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate certifying that the implementation of such transaction will not have a Material Adverse Effect, (y) the Borrower delivers or causes to be delivered to the Administrative Agent, contemporaneously with the completion of such transaction, all certificates, opinions, confirmations and other agreements as the Administrative Agent may reasonably request to preserve and confirm the validity of the Security  and to ensure that the Successor Person will have assumed by operation of law or otherwise all of the covenants and obligations of such Obligors under the Loan Documents to which it is a party and (z) no Default or Event of Default has occurred and is continuing at the time of such proposed transaction and no Default or Event of Default would arise immediately thereafter; or

(iii)                   such transaction is solely between two or more Obligors and (w) notice of such transaction (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent ten Banking Days before the proposed implementation date of such transaction, (x) at the time of the delivery of the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate certifying that the implementation of such transaction will not have a Material Adverse Effect, (y) the Borrower delivers or causes to be delivered to the Administrative Agent, contemporaneously with the completion of such transaction, all certificates, opinions, confirmations and other agreements as the Administrative Agent may reasonably request to preserve and confirm the validity of the Security  and to ensure that the Successor Person will have assumed by operation of law or otherwise all of the covenants and obligations of such Obligors under the Loan Documents to which it is a party and (z) no Default or Event of Default has occurred and is continuing at the time of such proposed transaction and no Default or Event of Default would arise immediately thereafter; or

(iv)                  such transaction is solely between two or more Subject Entities that are not Obligors and (w) notice of such transaction (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent ten Banking Days before the proposed implementation date of such transaction, (x) at the time of the delivery of the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate certifying that the implementation of such transaction will not have a Material Adverse Effect and (y) no Default or Event of Default has occurred and is continuing at the time of such proposed transaction and no Default or Event of Default would arise immediately thereafter; or

(v)                     [Intentionally deleted]; or

(vi)                  in the case of a Continuance by a Subject Entity, (w) notice of such Continuance (and reasonable details thereof) has been provided by the Borrower to the Administrative Agent ten Banking Days before the proposed implementation date of such Continuance, (x) at the time of the delivery of the aforesaid notice by the Borrower to the Administrative Agent, the Borrower delivers to the Administrative Agent a certificate certifying that the implementation of such Continuance will not have a Material Adverse Effect, (y) if such Subject Entity is an Obligor, the Borrower delivers or causes to be delivered to the Administrative Agent, contemporaneously with the completion of such Continuance, all certificates, opinions, confirmations and other agreements as the Administrative Agent may reasonably request to preserve and confirm the validity of the Security  and (z) no Default or Event of Default has occurred and is continuing at the time of such proposed transaction and no Default or Event of Default would arise immediately thereafter.

Upon compliance by the Borrower with the provisions in this Section 11.3(c) with respect to any such transaction or Continuance, the Borrower shall deliver a revised Schedule G reflecting such transaction or Continuance and, upon receipt thereof, Schedule G hereof shall be deemed to be amended accordingly.

(d)                                 Change in Business.  The Borrower shall not, and shall not suffer or permit any Subject Entity to, discontinue its business or any material part thereof or change in any material manner the nature of its business.

(e)                                  Capital of Pledged Subject Entities.  The Borrower shall not suffer or permit any Pledged Subject Entity to issue any Shares unless such Shares are issued to an Obligor and such Shares constitute Secured Assets over and in respect of which Security has been taken by the Administrative Agent.

(f)                                   Material Contracts and Borrower Shareholders Agreements.

(i)                         The Borrower shall not, and shall not suffer or permit any other Subject Entity to, enter into any amendment, modification or replacement of, or grant any waiver or consent under, any Material Contract to which it is a party which amendment, modification, replacement, waiver or consent would constitute, as concerns the relevant Subject Entity, a material adverse change to such Material Contract; provided, however, that any Subject Entity may amend, amend and restate, modify or replace any Material Contract to which it is a party on or after, or in connection with, the completion of an initial public offering of the common Equity Interests of the Borrower, provided such amendment, amendment and restatement, modification or replacement would not reasonably be expected to be materially adverse to the Lenders.

(ii)                      The Borrower shall not enter into any amendment, modification or replacement of, or grant any waiver or consent under, any Borrower Shareholders Agreement to which it is a party which amendment, modification, replacement, waiver or consent would constitute, as concerns the Borrower, a material adverse change to such Borrower Shareholders Agreement; provided, however, that the Borrower may amend, amend and restate, modify, replace or terminate any of the Borrower Shareholders Agreement on or after, or in connection with,  the completion of an initial public offering of the common Equity Interests of the Borrower, provided such amendment, amendment and restatement, modification, replacement or termination would not reasonably be expected to be materially adverse to the Lenders.

(iii)                   The Borrower shall not, and shall not suffer or permit any other Subject Entity to, terminate any Material Contract to which it is a party, except in connection with a replacement of such Material Contract permitted by Section 11.3(f)(i).

(iv)                  The Borrower shall forthwith provide the Administrative Agent a copy of any amendment, modification, replacement, waiver or consent with respect to any Material Contract or Borrower Shareholders Agreement.

(g)                                  Acquisitions.  The Borrower shall not, and shall not suffer or permit any Subject Entity to make any Acquisitions other than Permitted Acquisitions and, for greater certainty, Acquisitions permitted by Section 11.3(o)(iv).

(h)                                 Investments.  The Borrower shall not, and shall not permit any Subject Entity to, make any Investments other than Permitted Investments.

(i)                                     Deposit and Investment Accounts.  The Borrower shall not, and shall not suffer or permit any other Obligor (other than TELUS International Philippines, Inc.) to, maintain any bank accounts with any Person other than a Lender or an affiliate of a Lender, except (x) bank accounts subject to the Security or which will be subject to the Security in accordance with Section 11.1(v) (and to the extent necessary to be so subject to the Security, subject to a deposit account control agreement in favour of the Administrative Agent) and (y) any Excluded Account.

(j)                                    Fiscal Year.  No Subject Entity shall change its Fiscal Year end provided a Subject Entity (other than the Borrower) may enter into or consummate any transaction otherwise permitted under this agreement which results in the occurrence of a Fiscal Year end for tax or accounting purposes.

(k)                                 Hedging Obligations.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, incur any Hedging Obligations other than pursuant to a Capital Market Agreement or the CCC Secured Non-Lender Hedge Arrangements.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, incur any Hedging Obligations for speculative purposes.

(l)                                     Subsidiaries.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, have any Subsidiaries (other than  an Immaterial Subsidiary, a Non-Guaranteeing Subsidiary and TELUS International Philippines, Inc.) unless (x) the Borrower is required to cause such Subsidiary to deliver the Guarantees and Security Documents described in Section 11.1(v) or (y) in the case of a newly formed or newly acquired Subsidiary, such Subsidiary has become a Guarantor within 30 days of being formed or acquired, in either case, as a result of the delivery to the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

(i)                         a Guarantee of such Subsidiary;

(ii)                      a certificate of a senior officer of such Subsidiary certifying the jurisdiction of incorporation of such Subsidiary, a description of each type of property or assets, whether tangible or intangible, of such Subsidiary, the location of its tangible property and assets and the location of each place of business, the chief executive office and the registered office or head office of such Subsidiary;

(iii)                   security documents of such Subsidiary granting to the Administrative Agent a security interest in all of such Subsidiary’s property, assets and undertaking, such security documents to be substantially in the form of the

Security Documents and, for greater certainty, in accordance with the Agreed Security Principles;

(iv)                  such security documents or confirmations as may be required to pledge such Subsidiary’s Equity Interests to the Administrative Agent in accordance with the Agreed Security Principles;

(v)                     a certificate of status or good standing, compliance or the equivalent with respect to such Subsidiary and issued by the jurisdiction of incorporation or other formation of such Subsidiary (where available);

(vi)                  certified copies of the charter or constating documents and by-laws of such Subsidiary (or equivalent documentation), of the resolutions of the board of directors of such Subsidiary (or equivalent documentation) approving the Guarantee and Security Documents and of all documents evidencing other necessary corporate or equivalent action of such Subsidiary and government approvals, if any, with respect to the Guarantee and Security Documents;

(vii)               a certificate of a senior officer of such Subsidiary certifying the names and true signatures of its officers authorized to sign the Guarantee and Security Documents to be delivered by it hereunder;

(viii)            to the extent the Equity Interests of such Subsidiary are certificated, certificates representing all of the issued and outstanding Equity Interests of such Subsidiary, duly endorsed in blank or with powers of attorney with respect thereto, and any consents which may be required to permit the pledge thereof to the Administrative Agent pursuant to the relevant Security Documents and any subsequent disposition thereof by the Administrative Agent in realizing on the Security constituted therein;

(ix)                  a favourable opinion of such Subsidiary’s counsel or the Administrative Agent’s counsel, as the case may be, as to such matters as the Administrative Agent may reasonably request;

(x)                     all documents and other evidence reasonably requested by the Lenders in order for them to identify such Subsidiary and to carry out all necessary checks to comply with AML/CTF Laws, delivered sufficiently in advance for each Lender to complete such identification; and

(xi)                  such other certificates, registrations, documentation and amendments as the Administrative Agent may reasonably request.

(m)                             Transactions with Affiliates.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, enter into any transaction including, without limitation, any management or consulting agreement, with any affiliate thereof (other than an Obligor) except on arm’s length terms, other than as set out in Schedule I;

(n)                                 Distributions.  The Borrower shall not make any Distributions except provided that no Default has occurred and is continuing at the time of the proposed Distribution:

(i)                         Distributions to its shareholders as of the time immediately prior to the completion of an initial public offering of the common Equity Interests of the Borrower using the proceeds of such initial public offering; and

(ii)                            (A)                         if the Total Net Debt/EBITDA Ratio is less than or equal to 2.75 to 1 based on the compliance certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iii), the Borrower may make Distributions in an aggregate amount not exceeding 100% of Free Cash Flow for such Fiscal Quarter; and

(B)                         if the Total Net Debt/EBITDA Ratio for a particular Fiscal Quarter is greater than 2.75 to 1, but less than or equal to 3.25 to 1 based on the compliance certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 11.1(b)(iii), the Borrower may make Distributions in an aggregate amount not exceeding 50% of Free Cash Flow for such Fiscal Quarter.

Any Distribution permitted by Section 11.3(n)(i) shall be made in its entirety within 10 Banking Days of the delivery to the Administrative Agent of the applicable compliance certificate pursuant to Section 11.1(b)(iii).

(o)                                 Disposition of Assets.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of their respective property or assets or enter into any agreement to do any of the foregoing except:

(i)                         dispositions of inventory, or used, worn-out or surplus property, all in the ordinary course of business;

(ii)                      the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of other equipment;

(iii)                   the sale of equipment that is obsolete or no longer useful for the purposes of carrying on the business of the Subject Entity;

(iv)                  dispositions from a Subject Entity to an Obligor (and, for certainty, the related Acquisitions by such Obligor is permitted); or

(v)                     other dispositions of assets provided that:

(A)                               the Net Proceeds thereof shall not exceed U.S.$60,000,000 in any Fiscal Year;

(B)                               the consideration received reflects the fair market value of the property sold; and

(C)                               no Default exists at the time of such disposition or would arise immediately thereafter as a result of such disposition.

Notwithstanding the foregoing, the Borrower shall not, and shall not suffer any other Subject Entity to, effect any securitization of receivables.

(p)                                 Restrictive Agreements.  The Borrower shall not, and shall not suffer or permit any other Subject Entity to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subject Entity, (i) to pay dividends or make other distributions to any Obligor with respect to its Equity Interests, (ii) to pay any Indebtedness owed to any Obligor, (iii) to make or permit to exist loans or advances to any Obligor, (iv) to make any payments to the Lenders, or provide security or perform or observe any other covenants and agreements applicable to such Subject Entity, as and when required hereunder, or (v) to sell transfer, lease or otherwise dispose of any of its properties or assets to any Obligor; provided that (x) the foregoing shall not apply to restrictions and conditions imposed by law or by this agreement, and (y) such Subject Entity may enter into such an agreement in connection with any Permitted Lien, so long as such prohibition or limitation is by its terms effective only against the property, assets or revenues subject to such Permitted Lien.

(q)                                 Sale and Leaseback.  The Borrower shall not, and will not allow any other Subject Entity to, enter into any arrangement with any Person providing for the leasing by any Subject Entity, in each case, as lessee, of property which has been or is to be sold or transferred by such Subject Entity to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or the lease obligation of such Subject Entity except to the extent that such arrangement constitutes Permitted Indebtedness.

(r)                                    Immaterial Subsidiaries. The Borrower shall not suffer or permit:  (i) any of TELUS Communications (U.K.) Ltd., Progressive Pathway, SDN, BHD or TELUS Philippines, Inc. to have assets or liabilities, in either case, at any time in excess of Cdn.$4,000,000, (ii) TELUS International Korea Corp. to have assets or liabilities, in either case, at any time in excess of Cdn.$6,000,000, (iii) any Existing Immaterial Subsidiary to have revenues that exceed Cdn.$2,500,000 per year, (iv) any Immaterial Subsidiary (other than an Existing Immaterial Subsidiary) to have assets or liabilities, in either case, at any time in excess of U.S.$1,500,000 or (v)  any Immaterial Subsidiary (other than an Existing Immaterial Subsidiary) to have revenues that exceed U.S.$1,500,000 per year.

11.4                                                                        Compliance

For purposes of determining compliance with the provisions of Article 11 and the definitions of “Permitted Acquisition,” “Permitted Indebtedness,” “Permitted Investments” and “Permitted Liens” with respect to any amount expressed in any currency, no Default or Event of Default shall occur or be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time compliance with any such provision is determined (so long as such Indebtedness, Lien, Distribution, disposition or Investment at the time incurred or made was permitted hereunder).

ARTICLE 12
CONDITIONS PRECEDENT TO OBTAINING CREDIT

12.1                                                                        Conditions Precedent to All Credit.

The obligation of the Lenders to extend credit under any Credit Facility is subject to fulfilment of the following conditions precedent at the time such credit is extended:

(a)                                 no Default has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit;

(b)                                 the Borrower shall have complied with the requirements of Article 4, Article 5 or Article 6, as the case may be, in respect of the relevant credit; and

(c)                                  the representations and warranties of the Obligors contained in the Loan Documents shall be true and correct on the date such credit is made available as if such representations and warranties were made on such date except to the extent the same expressly relate to an earlier date.

12.2                                                                        Conditions Precedent to Effectiveness of Agreement and Initial Extension of Credit.

The effectiveness of this agreement and the obligation of the Lenders to extend credit under the NRT 1 Facility, the RT 1 Facility and, subject to Section 2.7, the RT 2 Facility for the first time on or after the Closing Date are subject to fulfilment or waiver of the following conditions precedent:

(a)                                 the conditions precedent set forth in Section 12.1 have been fulfilled;

(b)                                 the Loan Documents (other than the Perfection Certificates but including in respect of any Loan Documents delivered pursuant to the Original Credit Agreement and the Existing Credit Agreement, amendments, amendment and restatements or confirmations thereof) shall have been executed and delivered by the Obligors, except for the Guarantees described in Part 1 of Schedule H at items (xxxviii) to (xli), the Security Documents described in Part 2 of Schedule H at items (xcviii) to (cii) and the Security Documents described in Schedule R;

(c)                                  to the extent not previously delivered pursuant to the Existing Credit Agreement, a Postponement and Subordination Undertaking shall have been executed and delivered to the Administrative Agent by each Non-Guaranteeing Subsidiary to whom an Obligor is indebted;

(d)                                 there shall exist no pending or threatened litigation, legal proceedings or investigations which contest, enjoin or restrict the establishment or maintaining of the Credit Facilities;

(e)                                  nothing shall have occurred (nor shall any Lender become aware of any material facts not previously known) since September 30, 2020 which the Lenders shall determine, acting reasonably, is reasonably likely to have a Material Adverse Effect;

(f)                                   subject to Section 11.1(v), the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)                         a duly certified copy of the articles of incorporation and by-laws (or analogous organizational documents) of each Obligor and for each Obligor incorporated in Germany (“German Obligor”) a copy of an up-to-date (A) electronic excerpt of the commercial register (Handelsregisterausdruck), (B) if applicable articles of association (Gesellschaftsvertrag) and (C) list of shareholders (Gesellschafterliste);

(ii)                      if applicable, a duly certified resolution of the board of directors of each Obligor or, where applicable, of the shareholders of the relevant Obligor authorizing it to execute, deliver and perform its obligations under the Loan Documents to which such Obligor is a party and, in the case of any Pledged Subject Entity, authorizing the relevant pledge and any subsequent disposition thereof by the Administrative Agent in realizing on the security therein constituted by the relevant Security Documents;

(iii)                   a copy of a resolution signed by all the holders of the issued shares of each German Obligor and/or if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of such German Obligor approving the terms of, and the transactions contemplated by the Loan Documents;

(iv)                  a certificate of a senior officer of each Obligor setting forth specimen signatures of the individuals authorized to sign Loan Documents on behalf of such Obligor;

(v)                     a certificate of status or good standing (or equivalent) for each Obligor (where available), issued by the appropriate governmental body or agency of the jurisdiction in which such Obligor is incorporated or formed;

(vi)                  a compliance certificate evidencing, on a pro forma basis, the Total Net Debt/EBITDA Ratio for the Fiscal Quarter ended September 30, 2020 to be no more than 4.75 to 1, calculated on a pro forma basis, after giving effect to the initial extensions of credit under the Credit Facilities and the completion of the Lionbridge Transaction;

(vii)               opinions of legal counsel to the Obligors or the Administrative Agent, as the case may be, with respect to, inter alia, the status and capacity of the Obligors, the due authorization, execution and delivery and the enforceability of the Loan Documents, and as to such other matters as the Majority Lenders may reasonably request, and otherwise in form and substance satisfactory to the Administrative Agent;

(viii)            to the extent not previously delivered pursuant to the Existing Credit Agreement, certificates representing all of the issued and outstanding Shares which are Secured Assets (where certificated), in each case duly endorsed in blank or accompanied by either an executed stock transfer power of attorney or a security endorsement;

(ix)                  to the extent not previously delivered pursuant to the Existing Credit Agreement, any newly issued promissory notes evidencing intercompany debt owing to each Obligor, duly endorsed in blank or accompanied by an executed note transfer power of attorney;

(x)                     certificates of insurance and statements of coverage with respect to the insurance referred to in Section 11.1(h);

(xi)                  a Perfection Certificate signed by an officer of each Obligor;

(xii)               to the extent not previously delivered pursuant to the Existing Credit Agreement, all documents and other evidence reasonably requested by the Lenders in order for them to identify the Obligors and to carry out all necessary checks to comply with AML/CTF Laws, delivered sufficiently in advance for each Lender to complete such identification;

(g)                                  the Lenders shall be satisfied that all corporate, governmental and other material third party approvals, acknowledgements, directions and consents necessary in connection with the Credit Facilities, in form and substance satisfactory to the Lenders, acting reasonably, have been given and all Applicable Laws have been complied with, in each case, in all material respects in respect of all agreements and transactions referred to herein;

(h)                                 subject to Section 11.1(v), all documents and instruments shall have been properly registered, recorded and filed in all places which, searches shall have been conducted in all jurisdictions which, and deliveries of all consents, approvals, acknowledgements, undertakings and non-disturbance agreements contemplated herein, directions, negotiable documents of title, ownership certificates and other documents and instruments to the Administrative Agent shall have been made which, in the opinion of the Administrative Agent’s counsel, are desirable or required to make effective the Security created or intended to be created by the Obligors in favour of the Administrative Agent pursuant to the Security Documents and to ensure the perfection and the intended priority of the Security; and

(i)                                     the Borrower shall have paid all fees which are then due and payable pursuant to the Loan Documents and shall have reimbursed the Administrative Agent and the Lenders for all reasonable costs, charges and expenses incurred by or on its behalf as provided in Section 11.1(j).

12.3                                                                        Conditions Precedent to Initial Extension of Credit under NRT 2 Facility and Entirety of RT 2 Credit Limit

The obligation of the Lenders to the initial extension of credit under the NRT 2 Facility and the extension of credit under the RT 2 Facility up to an amount equal to the RT 2 Credit Limit are subject to fulfillment or waiver of the following conditions precedent on or prior to January 29, 2021:

(a)                                 the conditions precedent set forth in Sections 12.1 and 12.2 have been fulfilled;

(b)                                 the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

(i)                         a certified copy of the Lionbridge Sale and Purchase Agreement; and

(ii)                      all documents and other evidence reasonably requested by the Lenders in order for them to identify the Target Entities and to carry out all necessary checks to comply with AML/CTF Laws, delivered sufficiently in advance for each Lender to complete such identification;

(c)                                  all conditions precedent to the completion of the Lionbridge Transaction contained in the Lionbridge Sale and Purchase Agreement (other than payment of the purchase price owing thereunder) shall have been satisfied in accordance with the terms and conditions of the Lionbridge Sale and Purchase Agreement (without any amendment, modification or waiver of any of the provisions of the Lionbridge Sale and Purchase Agreement that are materially adverse to the interest of the Lenders unless such amendment, modification or waiver has been consented to expressly in writing by the Lenders) and all Applicable Law; and

(d)                                 no Default or Event of Default has occurred and is continuing or would arise immediately after giving effect to the Lionbridge Transaction.

12.4                                                                        Transaction

Notwithstanding any other provision of this agreement to the contrary, the aggregate credit outstanding under the NRT 2 Facility and $250,000,000 of the credit outstanding under the RT 2 Facility, together with all accrued and unpaid interest thereon, all accrued and unpaid fees with respect thereto, shall be repaid in full by the Borrower to the Lenders on the fifth

Banking Day following the Funding Date unless the following conditions have been satisfied on or before such date:

(a)                                 all conditions precedent to the completion of the Lionbridge Transaction contained in the Lionbridge Sale and Purchase Agreement (including payment of the purchase price owing thereunder) shall have been satisfied in accordance with the terms and conditions of the Lionbridge Sale and Purchase Agreement and all Applicable Law; and

(b)                                 the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, the share certificates representing all of the issued and outstanding shares of the Target duly executed in blank for transfer or attached to duly executed stock transfers and powers of attorney.

12.5                                                                        Waiver

The terms and conditions of Sections 12.1, 12.2, 12.3 and 12.4 are inserted for the sole benefit of the Administrative Agent and the Lenders, and the Lenders may waive such terms and conditions in accordance with Section 14.14, in whole or in part, with or without terms or conditions, without prejudicing their right to assert the terms and conditions of Sections 12.1, 12.2, 12.3 and 12.4 in whole or in part in respect of any subsequent extension of credit.

12.6                                                                        Existing Credit Outstanding under Existing Credit Agreement.

The parties hereto acknowledge that there are outstanding under the Credit Facilities (for the purposes of this sentence only, as defined in the Existing Credit Agreement) certain LIBOR Loans (for the purposes of this sentence only, as defined in the Existing Credit Agreement)  and Bankers’ Acceptances (for the purposes of this sentence only, as defined in the Existing Credit Agreement) (collectively, the “Existing Advances”).  The parties hereby agree that, contemporaneously with the fulfilment of the conditions precedent set forth in Section 12.2, the Existing Advances under each of the RT 1 Facility and the RT 2 Facility (as each term is defined in the Existing Credit Agreement) shall be deemed to be Loans and Bankers’ Acceptances under the RT 1 Facility and the RT 2 Facility, respectively.  The Existing Advances under the NRT Facility (as defined in the Existing Credit Agreement) shall be deemed to be Loans and Bankers’ Acceptances under the NRT 1 Facility.

ARTICLE 13
DEFAULT AND REMEDIES

13.1                                                                        Events of Default.

Upon the occurrence of any one or more of the following events, unless expressly waived in writing in accordance with Section 14.14:

(a)                                 a breach of Section 9.1, 9.3, 9.7, 9.8 or 12.4;

(b)                                 the non-payment of any amount due hereunder or under any other Loan Document (other than the payment pursuant to Section 9.1, 9.3, 9.7, 9.8 or 12.4) within three Banking Days after the due date therefor;

(c)                                  the commencement of proceedings for the dissolution, liquidation or winding-up of any of the Subject Entities (other than any Immaterial Subsidiary) or for the suspension of the operations of any of the Subject Entities (other than any Immaterial Subsidiary) except as permitted pursuant to the proviso in Section 11.3(c) (provided that, if such proceedings are commenced by another Person, such proceedings shall only constitute an Event of Default if (i) such proceedings are not being diligently defended or (ii) such proceedings have not been discharged, vacated or stayed within 30 days after commencement);

(d)                                 any of the Subject Entities (other than any Immaterial Subsidiary) ceases to carry on its business or is adjudged or declared bankrupt or insolvent or admits in writing its inability to pay debts as they become due or makes an assignment for the general benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any part of its property (or such a receiver or trustee is appointed for it or any part of its property), or files a notice of intention to file a proposal, or commences (or any other Person commences) any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect (provided that, if such proceedings are commenced by another Person, such proceedings shall only constitute an Event of Default if (i) such proceedings are not being diligently defended or (ii) such proceedings have not been discharged, vacated or stayed within 30 days after commencement), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or suffers the appointment of any receiver or trustee, sequestrator or other custodian for it or any such part of its property;

(e)                                  any representation or warranty made or deemed made by any of the Subject Entities in any Loan Document or in any other document, agreement or instrument delivered pursuant hereto or thereto or referred to herein or therein proves to have been incorrect when made or furnished which has not been remedied within fifteen Banking Days after written notice to do so has been given by the Administrative Agent to the Borrower. Notwithstanding this clause (e), in the event that any representation and warranty contained herein or in any other Loan Document is incorrect when made as a result of a circumstance relating to the Lionbridge Transaction or any Target Entity that existed or occurred prior to the Funding Date, such incorrectness will not constitute an Event of Default for the period from the date hereof to and including 60 days following the Funding Date, provided that (x) the Borrower has notified the Administrative Agent in writing of the incorrectness of such representation or warranty, and provided reasonable details of the circumstances leading to such incorrectness, (y) such incorrectness could not reasonably be expected to have a Material Adverse Effect, and (z)  no other Default or Event of Default has arisen in connection therewith or as a result thereof.

(f)                                   the breach or failure of due observance or performance by the Borrower of Section 11.1(f), (g) or (v) any provision of Section 11.3 (other than Section 11.3(f)(iv));

(g)                                  the breach or failure of due observance or performance by any of the Subject Entities of any covenant or provision of any of the Loan Documents, other than those heretofore or hereafter dealt with in this Section 13.1, or of any other document, agreement or instrument delivered pursuant hereto or thereto or referred to herein or therein which is not remedied within fifteen Banking Days after written notice to do so has been given by the Administrative Agent to the Borrower;

(h)                                 a writ, execution, attachment or similar process is issued or levied against all or any portion of the property or assets of the Subject Entities in connection with any judgment against any of the Subject Entities in excess of U.S.$25,000,000 or the Canadian Dollar Equivalent thereof and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within thirty days after its entry, commencement or levy;

(i)                                     one or more encumbrances or lienors enforce their security or other remedies against any part of the property or assets of the Subject Entities having a fair market value in excess of U.S.$25,000,000 or the Canadian Dollar Equivalent thereof;

(j)                                    any Subject Entity fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than U.S.$25,000,000 or the Canadian Dollar Equivalent thereof when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness and the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) are able to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or such Indebtedness which is a contingent obligation has become payable on notice;

(k)                                 any one or more of the Security Documents is determined by a court of competent jurisdiction not to be valid and enforceable by the Administrative Agent or the Lenders, as the case may be, against the relevant Obligor, and any such document has not been replaced by a valid and enforceable document and equivalent in effect to such document, assuming such document had originally been valid and enforceable, in form and substance acceptable to the Administrative Agent, within thirty (30) days of such determination, provided, however, that such grace period shall only be provided if the relevant Obligor actively cooperates with the Administrative Agent to so replace such document;

(l)                                     TELUS Corporation ceases to have the power to, directly or indirectly, (i) vote Shares that represent more than 50% of the total voting power represented by the voting securities of the Borrower; (ii) direct management, business or policies of the Borrower, whether through the ability to exercise voting power in accordance with the threshold set out in (i) or by contract the effect of which is substantially the same as the threshold set out in (i); and (iii) elect, or appoint, a majority of the directors of the Borrower;

(m)                             if: (i) Subject Entity or ERISA Affiliate fails to pay when due any material amounts required to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Subject Entity or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) any Subject Entity, including by reason of liability of any ERISA Affiliate, shall have incurred, or is reasonably expected to incur, any material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) any Subject Entity or any ERISA Affiliate withdraws from any Multiemployer Plan or fails to make any contribution or payment to any Multiemployer Plan which such Subject Entity or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, (v) any Subject Entity fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or, (vi) any Subject Entity becomes subject to the imposition of a financial penalty (which for this purpose shall mean any Tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this Section 13.1(n), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to each such term in section 3 of ERISA);

(n)                                 the termination of any Material Contract, except in connection with a replacement of such Material Contract permitted by Section 11.3(f)(i);

(o)                                 the breach or failure of due observance by any Non-Guaranteeing Subsidiary of any of the covenants or provisions under any Postponement and Subordination Undertaking to which it is a party; or

(p)                                 the occurrence of a Material Adverse Change;

the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by notice to the Borrower, terminate the Credit Facilities, declare all indebtedness of the Borrower to the Lenders pursuant to this agreement (including (i) the face amount of all Bankers’ Acceptances issued and outstanding hereunder and (ii) the then contingent liability of the Issuing Lender under all outstanding Letters) and all accrued and unpaid interest and fees hereunder to be immediately due and payable, whereupon the Credit Facilities shall terminate, all such indebtedness shall immediately become and be due and payable and the Administrative Agent may enforce or cause to be enforced the Security (provided, however, that the Credit Facilities shall terminate, all such indebtedness of the Borrower to the Lenders shall automatically become due and payable and the Security shall become immediately enforceable, without notice of any kind, upon the occurrence of an event described in clause (c) or (d) above).  Upon the payment by the Borrower to the Issuing Lender of the then contingent liability of the Issuing Lender under all outstanding Letters issued by it, the Borrower shall have no further liability to the Issuing Lender with respect to such Letters.  With respect to any Bankers’ Acceptances outstanding at the time all such indebtedness becomes immediately due and payable, the Borrower shall forthwith deposit with the Administrative Agent cash collateral in an amount equal to the aggregate face amount of the Bankers’ Acceptances, to be held on terms and conditions satisfactory to the Administrative Agent, and upon such deposit having been made the Borrower shall have no further liability to the Lenders with respect to such Bankers’ Acceptances.

13.2                                                                        Refund of Overpayments.

With respect to each Letter issued by the Issuing Lender for which the Issuing Lender has been paid all of its contingent liability pursuant to Section 9.1, 9.6, 9.7 or 13.1 and provided that all such amounts due by the Borrower to the Issuing Lender under Section 9.1, 9.6, 9.7 or 13.1 have been paid, the Issuing Lender agrees to pay to the Borrower, upon the earlier of:

(a)                                 the date on which either the original counterpart of such Letter is returned to the Issuing Lender for cancellation or the Issuing Lender is released by the beneficiary thereof from any further obligations in respect of such Letter;

(b)                                 the expiry of such Letter; and

(c)                                  the Issuing Lender is permanently enjoined by a court of competent jurisdiction from honouring such Letter pursuant to a final Order;

an amount equal to any excess of the amount received by the Issuing Lender hereunder in respect of its contingent liability under such Letter over the total of amounts applied to reimburse the Issuing Lender for amounts paid by it under or in connection with such Letter (the Issuing Lender having the right to so appropriate such funds).

13.3                                                                        Remedies Cumulative.

The Borrower expressly agrees that the rights and remedies of the Administrative Agent and the Lenders under this agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law.  Any single or partial exercise by the

Administrative Agent or any of the Lenders of any right or remedy for a default or breach of any term, covenant or condition in this agreement does not waive, alter, affect or prejudice any other right or remedy to which the Administrative Agent or such Lender may be lawfully entitled for the same default or breach.  Any waiver by the Administrative Agent with the approval of the Majority Lenders or all of the Lenders in accordance with Section 14.14 of the strict observance, performance or compliance with any term, covenant or condition of this agreement is not a waiver of any subsequent default and any indulgence by the Lenders with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this agreement is not a waiver of the entire term, covenant or condition or any subsequent default.

13.4                                                                        Set-Off.

In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, the Administrative Agent and each Lender is authorized, at any time that an Event of Default has occurred and is continuing and without notice to the Borrower or to any other Person, any such notice being expressly waived by the Borrower, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Administrative Agent or such Lender, as the case may be, to or for the credit of or the account of the Borrower against and on account of the obligations and liabilities of the Borrower which are due and payable to the Administrative Agent or such Lender, as the case may be, under this agreement.

ARTICLE 14
THE ADMINISTRATIVE AGENT

14.1                                                                        Appointment and Authorization of Administrative Agent.

Each Creditor hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Loan Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by such Creditor by the terms hereof (including holding the Guarantees and the Security for the benefit of the Creditors), together with such powers as are reasonably incidental thereto and each Creditor hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions of self-dealing and multiple representation applicable to it pursuant to any other law, in each case to the extent permitted by Applicable Law, provided that a Creditor that is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly.  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any of the Creditors for any action taken or omitted to be taken by it or them hereunder or thereunder or in connection herewith or therewith, except for its own gross negligence or wilful misconduct and each Creditor hereby acknowledges that the Administrative Agent shall be entitled to the benefit of the foregoing sentence on its own behalf and as agent and trustee for its directors, officers, employees and agents.

14.2                                                                        Interest Holders.

The Administrative Agent may treat each Lender set forth in Schedule A hereto, as amended pursuant to Section 2.2 or Section 15.6, as the holder of all of the interests of such Lender under the Loan Documents.

14.3                                                                        Consultation with Counsel.

The Administrative Agent may consult with legal counsel selected by it as counsel for the Administrative Agent and the other Creditors and shall not be liable for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

14.4                                                                        Documents.

The Administrative Agent shall not be under any duty to the Creditors to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant to or in connection with the Loan Documents and the Administrative Agent shall, as regards the Creditors, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.5                                                                        Administrative Agent as Creditor.

With respect to those portions of the Credit Facilities made available by it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Creditor and may exercise the same as though it were not the Administrative Agent.  The Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower and its affiliates and Persons doing business with the Borrower and/or any of its affiliates as if it were not the Administrative Agent and without any obligation to account to the Creditors therefor.

14.6                                                                        Responsibility of Administrative Agent.

The duties and obligations of the Administrative Agent to the Creditors under the Loan Documents are only those expressly set forth herein.  The Administrative Agent shall not have any duty to the Creditors to investigate whether a Default or an Event of Default has occurred.  The Administrative Agent shall, as regards the Creditors, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Administrative Agent has actual knowledge or has been notified by the Borrower of such fact or has been notified by a Creditor that such Creditor considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

14.7                                                                        Action by Administrative Agent.

The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Creditors by and under this agreement; provided, however, that the Administrative Agent shall not exercise any rights under Section 13.1 or under the Guarantees or the Security Documents or expressed to be on behalf of or with the approval of the Majority Lenders without the request, consent or instructions of the Majority Lenders.  For the avoidance of doubt, nothing in any Loan Document shall be construed so as to constitute an obligation of the Administrative Agent to provide any services which it would not be entitled to provide pursuant to the provisions of the German Act on Rendering Legal Services (Rechtsdienstleistungsgesetz) or pursuant to the provisions of the German Tax Advisory Act (Steuerberatungsgesetz) or any other services that require an express official approval, licence or registration, unless the Administrative Agent holds the required approval, licence or registration.  Furthermore, any rights of the Administrative Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Administrative Agent upon the request or instructions of the Majority Lenders.  The Administrative Agent shall incur no liability to the Creditors under or in respect of any of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or wilful misconduct.  The Administrative Agent shall in all cases be fully protected in acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Creditors.  In respect of any notice by or action taken by the Administrative Agent hereunder, the Borrower shall at no time be obliged to enquire as to the right or authority of the Administrative Agent to so notify or act.

14.8                                                                        Notice of Events of Default.

In the event that the Administrative Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 13.1 of this agreement and under the other Loan Documents as the Majority Lenders shall request in writing and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request.  If the Majority Lenders shall fail for five Banking Days after receipt of the notice of any Default or Event of Default to request the Administrative Agent to take such action or to assert such rights under any of the Loan Documents in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 13.1 of this agreement or under the other Loan Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Administrative Agent act contrary to such instructions unless required by law to do so.

14.9                                                                        Responsibility Disclaimed.

The Administrative Agent shall be under no liability or responsibility whatsoever as agent hereunder:

(a)                                 to the Borrower or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Creditor or Creditors of any of its or their obligations under any of the Loan Documents;

(b)                                 to any Creditor or Creditors as a consequence of any failure or delay in performance by, or any breach by, the Borrower of any of its obligations under any of the Loan Documents; or

(c)                                  to any Creditor or Creditors for any statements, representations or warranties in any of the Loan Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Loan Documents or any other documents contemplated hereby or thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Loan Documents or any other document contemplated hereby or thereby.

14.10                                                                 Indemnification.

The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to the Pro Rata Share of each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent.

14.11                                                                 Credit Decision.

Each Lender represents and warrants to the Administrative Agent that:

(a)                                 in making its decision to enter into this agreement and to make its Pro Rata Share of the Credit Facilities available to the Borrower, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Subject Entities and that it has made an independent credit judgment without reliance upon any information furnished by the Administrative Agent; and

(b)                                 so long as any portion of the Credit Facilities is being utilized by the Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Subject Entities.

14.12                                                                 Successor Administrative Agent.

(a)                                 Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, with the prior written consent of the Borrower, resign at any time by giving 30 days written notice thereof to the Lenders.  Upon any such resignation, the Majority Lenders, with the prior written consent of the Borrower (which consent shall not be required for so long as a Default has occurred and is continuing), shall have the right to appoint a successor

Administrative Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment.  If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Administrative Agent may, on behalf of the Creditors and with the prior written consent of the Borrower (which consent shall not be required for so long as a Default has occurred and is continuing), appoint a successor Administrative Agent which shall be a bank organized under the laws of Canada which has combined capital and reserves in excess of Cdn.$250,000,000 and has an office in Toronto.

(b)                                 Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent pursuant to Section 14.12(a), such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent (in its capacity as Administrative Agent but not in its capacity as a Creditor) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (in its capacity as Administrative Agent but not in its capacity as a Creditor).  After any retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

14.13                                                                 Delegation by Administrative Agent.

With the prior approval of the Majority Lenders, the Administrative Agent shall have the right to delegate any of its duties or obligations hereunder as Administrative Agent to any affiliate of the Administrative Agent so long as the Administrative Agent shall not thereby be relieved of such duties or obligations.

14.14                                                                 Waivers and Amendments.

(a)                                 Subject to Sections 14.14(b) and 14.14(c) and except as otherwise permitted pursuant to Section 2.2, any term, covenant or condition of any of the Loan Documents may only be amended with the prior consent of the Borrower and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

(b)                                 Notwithstanding Section 14.14(a), without the prior written consent of each Lender, no such amendment or waiver shall directly:

(i)                         increase the amount of any Credit Limit (other than pursuant to Section 2.2) or the amount of the Individual Commitment of any Lender with respect to any of the Credit Facilities;

(ii)                      extend the Maturity Date applicable to any of the Credit Facilities;

(iii)                   extend the time for the payment of interest on Loans, forgive any portion of principal thereof, reduce the stated rate of interest thereon or amend the requirement of pro rata application of all amounts received by the Administrative Agent in respect of any of the Credit Facilities;

(iv)                  change the percentage of the Lenders’ requirement to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders, Creditors, Enforcement Date, Exposure, Secured Obligations, Secured Obligations Termination Date or any definition forming part thereof;

(v)                     increase the stated rate of interest on any Loan, Bankers’ Acceptance or Letter in excess of the Applicable Margin Increase (which cannot be greater than 50 basis points) in connection with any increase to either the RT 2 Credit Facility or any of the NRT Facilities pursuant to Section 2.2;

(vi)                  reduce the stated amount or postpone the date for payment of any fees or other amount to be paid pursuant to Article 7 or Article 8 of this agreement;

(vii)               permit any subordination of any of the Secured Obligations;

(viii)            permit the sale, assignment, lease, conveyance, transfer or other disposition of any of the Secured Assets (other than in accordance with the terms hereof);

(ix)                  release or discharge (or amend in a manner which would have that effect) any of the Security Documents, in whole or in part (other than a release or discharge of Security pursuant to Section 14.27) or any Guarantee; or

(x)                     alter the terms of this Section 14.14.

Notwithstanding any other provision hereof:

(A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that none of the matters set forth in Section 14.14(b)(i), (ii) or (iii) may be effected without the consent of such Lender; and

(B) TELUS Corporation, in its capacity as a Lender, shall not have any right to approve or disapprove any amendment, waiver or consent hereunder other than any amendment or waiver which shall directly (i) increase the amount of the Individual Commitment of TELUS Corporation with respect to any of the Credit Facilities, (ii) amend the requirement of pro rata application of all amounts received by the Administrative Agent in respect of any of the Credit Facilities or (iii) alter the terms of this paragraph 14.14(b).

(c)                                  No amendment to or waiver of any provision hereof to the extent it affects the rights or obligations of any of the Administrative Agent, the Overdraft Lender or the Issuing Lender shall be effective without the prior written consent of such party.

(d)                                 Notwithstanding Sections 14.14(a) and (b), the Administrative Agent may, without the consent of the Lenders: (i) make amendments to the Loan Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, and (ii) make amendments to any Security Documents to cure any conflict or inconsistency between the terms of such Security Document and the terms of the Agreed Security Principles, but shall immediately notify the Lenders of such action taken under clauses (i) and (ii) hereof.

14.15                                                                 Determination by Administrative Agent Conclusive and Binding.

Any determination to be made by the Administrative Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this agreement shall be made by the Administrative Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.

14.16                                                                 Adjustments among Lenders after Acceleration.

(a)                                 The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 13.1 or after the cancellation or termination of the Credit Facilities, they will at any time or from time to time upon the request of any Lender through the Administrative Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this Sections 14.16(a) and (b), will be in the same proportions as their respective Pro Rata Shares thereof with respect to each of the Credit Facilities immediately prior to such acceleration, cancellation or termination.

(b)                                 The Lenders agree that, at any time after all indebtedness of the Borrower to the Lenders pursuant hereto has become immediately due and payable pursuant to Section 13.1 or after the cancellation or termination of the Credit Facilities, the amount of any repayment made by the Borrower under this agreement, and the amount of any Proceeds of Realization, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the respective Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof with respect to each of the

Credit Facilities immediately prior to such acceleration, cancellation or termination.

(c)                                  For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Section 14.16(b), such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, compensation, or otherwise) on account of any monies owing or payable by the Borrower to it hereunder in excess of its pro rata share of payments on account of monies owing by the Borrower to all the Lenders hereunder.

(d)                                 The Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.16.

(e)                                  This Section 14.16 is subject to the provisions of Section 14.22(c).

14.17                                                                 Redistribution of Payment.

If a Lender shall receive payment of a portion of the aggregate amount of principal and interest due to it under any of the Credit Facilities which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due in respect of such Credit Facility (having regard to the respective Individual Commitments of the Lenders with respect to such Credit Facility), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective participation in the credits; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrower, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

In the event that any Obligor incorporated in Spain was declared insolvent pursuant to the provisions of the Spanish Insolvency Law, and any Lender was considered a subordinated creditor of such Obligor under the relevant insolvency proceedings (and, therefore, it was determined that such Lender would not benefit from any security created by virtue of any Spanish Security Document), the portion of any Proceeds of Realization derived from disposal or realization of any Secured Assets subject to the Spanish Security Documents that would otherwise be distributed to such Lender under this agreement shall instead be distributed pro-rata amongst all of the other Lenders.

14.18                                                                 Distribution of Notices.

Promptly after receipt by the Administrative Agent of any notice or other document which is delivered to the Administrative Agent hereunder on behalf of the Lenders, the Administrative Agent shall provide a copy of such notice or other document to each of the Lenders.

14.19                                                                 Decision to Enforce Security.

Upon the Security becoming enforceable in accordance with its terms, the Administrative Agent shall promptly so notify each of the Creditors.  Any Lender (other than TELUS Corporation) may thereafter provide the Administrative Agent with a written request to enforce the Security.  Forthwith after the receipt of such a request, the Administrative Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced.  In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Creditors.  The Administrative Agent shall promptly notify the Creditors of all instructions and approvals of the Majority Lenders.  If the Majority Lenders instruct the Administrative Agent to enforce the Security, each of the Creditors agrees to accelerate the Secured Obligations owed to it in accordance with and to the extent permitted under the relevant Capital Market Agreements and Cash Management Agreements.

14.20                                                                 Enforcement.

The Administrative Agent reserves the sole right to enforce, or otherwise deal with, the Security and to deal with the Borrower in connection therewith; provided, however, that the Administrative Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

14.21                                                                 Determination of Exposures.

Concurrent with any request for any approval or instructions of the Majority Lenders and prior to any distribution of Proceeds of Realization to any of the Creditors, the Administrative Agent shall request each Creditor to provide to the Administrative Agent a written calculation of such Creditor’s Exposure as at the applicable date, each such calculation to be certified true and correct by the Creditor providing same.  Such calculation shall be in such detail as may be reasonably requested by the Administrative Agent.  Each Creditor shall so provide such calculation within two Banking Days following the request of the Administrative Agent.  Any such calculation provided by a particular Creditor shall, absent manifest error, constitute prima facie evidence of such Creditor’s Exposure at such time.  With respect to each determination of the Exposure of the Creditors, the Administrative Agent shall promptly notify the Creditors.  For the purposes of determining a particular Creditor’s Exposure:

(a)                                 the Exposure of a Lender under any Loan Documents shall be the aggregate amount owing to such Lender thereunder on the applicable date;

(b)                                 the Exposure of a Qualified Capital Market Lender in respect of Capital Market Agreements shall be the net exposure of such Qualified Capital Market Lender under all Capital Market Agreements to which such Qualified Capital Market Lender is a party, being the aggregate exposure of such Qualified Capital Market Lender thereunder less the aggregate exposure of the Borrower thereunder; the exposure of a party to a Capital Market Agreement shall be, in the case of a Capital Market Agreement which has not been terminated as of the applicable date, the total amount which such party would be obligated to pay to the other party under such Capital Market Agreement in the event of the early termination by such other party as of the applicable date of such Capital Market Agreement as a result of the occurrence of a default or event of default (however specified or designated) with respect to such party thereunder; or in the case of a Capital Market Agreement which has been terminated as of the applicable date, the total amount which such party is obligated to pay to the other party under such Capital Market Agreement; and

(c)                                  the Exposure of a Cash Management Lender with respect of any Cash Management Agreement shall be the aggregate amount owing to such Cash Management Lender under or in connection with such Cash Management Agreement on the applicable date.

This Section 14.21 is subject to the provisions of Section 14.22(c).

14.22                                                                 Application of Cash Proceeds.

(a)                                 All Proceeds of Realization which are not Cash Proceeds shall be forthwith delivered to the Administrative Agent and disposed of, or realized upon, by the Administrative Agent in such manner as the Majority Lenders may approve so as to produce Cash Proceeds.

(b)                                 Subject to the claims, if any, of secured creditors of the Obligors (except the claims of any Creditor) whose security ranks in priority to the Security, all Cash Proceeds shall be applied and distributed, and the claims of the Creditors shall be deemed to have the relative priorities which would result in the Cash Proceeds being applied and distributed, as follows:

(i)                         first, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (including, without limitation, all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the other Loan Documents and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including, without limitation, all legal fees and disbursements) in the exercise of all or any powers granted to it under the Guarantees and the Security Documents;

(ii)                      second, in payment of all amounts of money borrowed or advanced by the Administrative Agent or any Receiver pursuant to the Guarantees and the Security Documents and any interest thereon;

(iii)                   third, to the payment of the Secured Obligations of the Obligors (including holding as cash collateral to be applied against Secured Obligations of the Obligors which have not then matured) to the Creditors pro rata in accordance with their relative Exposures; and

(iv)                  finally, the balance, if any, to the Borrower or otherwise in accordance with Applicable Law.

(c)                                  Equitably Subordinated Lenders

(i)                         in this Section 14.22(c):

“Distributed Amount” means the amount distributed or paid to the Creditors or to the Administrative Agent on behalf of the Creditors (or any of them) by the person responsible for the distribution of the assets (including any payments) of a German Obligor which is insolvent or otherwise subject to insolvency or similar proceedings.

“Maximum Amount” means the amount which would, but for any reduction or prohibition of payment or other distribution due to the relationship between any Equitably Subordinated Lender and a German Obligor, have been distributed or be distributable to the Creditors or to the Administrative Agent on behalf of the relevant Creditors (or any of them) by the person responsible for the distribution of the assets (including any payments) of a German Obligor which is insolvent or otherwise subject to insolvency or similar proceedings.

“Shortfall Amount” means the amount by which the Maximum Amount exceeds the Distributed Amount.

(ii)

(A)                               If, in an insolvency of a German Obligor, the Distributed Amount is less than the Maximum Amount, then, upon application of the Distributed Amount (or any part thereof) pursuant to this clause 14.22 or otherwise under this agreement towards the discharge of the obligations of such German Obligor under the Credit Documents to which it is a party (including principal, interest, fees and commissions), the amount which would otherwise be required to be applied towards any portion of such obligations that is owed to an Equitably Subordinated Lender shall be reduced by the Shortfall Amount attributable to that Equitably Subordinated Lender and such amount shall in addition be applied towards the discharge of the portion of such obligations (including principal, interest, fees, commission) that is owed to the other Creditors pro rata in accordance with this agreement.

(B)                               Any risk of a shortfall between the Maximum Amount and the Distributed Amount (whether arising from the prohibition and/or reduction of payments to an Equitably Subordinated Lender and/or from any contestation (Anfechtung) under applicable law) shall, for all purposes of the Credit Documents to which the relevant German Obligor is a party, be borne by such Equitably Subordinated Lender.

(C)                               In respect of any Shortfall Amount only (i) an Equitably Subordinated Lender shall not have the benefit, but only the obligations, of any sharing provisions under the Credit Documents, and shall not be entitled to receive payment of such Shortfall Amount, and (ii) the Administrative Agent shall not be required to pay such Shortfall Amount to such Equitably Subordinated Lender; provided, for greater certainty, that such Equitably Subordinated Lender shall have the benefit of such sharing provisions in all other respects and nothing in this Section 14.22(c) shall affect such Equitably Subordinated Lender’s entitlement to receive, or the Administrative Agent’s obligation to pay to such Equitably Subordinated Lender, any other amount in accordance with this agreement and the other Credit Documents.

(iii)                   To the extent a participation, commitment, sub-participation or other agreement or arrangement of an Equitably Subordinated Lender would prejudice or adversely affect the Security provided by a German Obligor pursuant to a Security Document or the guarantee and indemnity provided pursuant to a Guarantee by a German Obligor, in each case in relation to any Lender other than an Equitably Subordinated Lender in any way, such Equitably Subordinated Lender shall not be a Secured Party under such Security Document and shall not benefit from the guarantee and indemnity provided pursuant to such Guarantee and no amount owing to such Equitably Subordinated Lender under any Credit Document shall be secured by any Security provided by such German Obligor.

14.23                                                                 Entering into Contracts.

The Administrative Agent may enter into any Loan Document as agent for and on behalf of the Creditors.

14.24                                                                 Other Security Not Permitted.

None of the Creditors shall be entitled to enjoy any Lien with respect to any of the Secured Assets other than the Security.

14.25                                                                 German Security.

(a)                                 The Administrative Agent shall:

(i)                         hold and administer any Security governed by German law (the “German Security”) which is security assigned (Sicherungseigentum/ Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht-akzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(ii)                      administer any German Security which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

(b)                                 Each Secured Party (other than the Administrative Agent) hereby authorises the Administrative Agent (whether or not by or through employees or agents):

(i)                         to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Administrative Agent under the Security Documents governed by German law (the “German Security Documents”) together with such powers and discretions as are reasonably incidental thereto;

(ii)                      to take such action on its behalf as may from time to time be authorised under or in accordance with the German Security Documents; and

(iii)                   to accept and enter into as its attorney (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Party in connection with the German Security Documents and to agree to and execute on its behalf as its attorney (Stellvertreter) any amendments, confirmations and/or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such German Security.

(c)                                  Each Secured Party (other than the Administrative Agent) hereby ratifies and approves all acts and declarations previously done by the Administrative Agent on such Secured Party’s behalf (including for the avoidance of doubt any declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).

14.26                                                                 Parallel Debt owed to the Administrative Agent.

(a)                                 The Borrower agrees to cause any German Obligor and any Austrian Obligor to irrevocably and unconditionally undertake to pay to the Administrative Agent as creditor in its own right and not as a representative of the other Secured Parties amounts equal to any amounts owing from time to time by such German Obligor or such Austrian Obligor, as the case may be, to any Secured Party under any Credit Document to which such German Obligor or Austrian Obligor, as applicable, is a party as and when those amounts are due for payment under such Credit Document.

(b)                                 The Borrower, on behalf of itself and any German Obligor and any Austrian Obligor, and the Administrative Agent and any other Secured Party acknowledge that the obligations of such German Obligor or such Austrian Obligor, as the case may be, under any payment undertaking pursuant to paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such German Obligor or such Austrian Obligor, as applicable, to any Secured Party under any Credit Document to which such German Obligor or Austrian Obligor, as applicable, is a party (its “Corresponding Debt”) nor shall the amounts for which such German Obligor or such Austrian Obligor, as applicable, is liable under paragraph (a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i)                         the Parallel Debt of such German Obligor or such Austrian Obligor, as applicable, shall be automatically decreased and discharged to the extent that Corresponding Debt of such German Obligor or such Austrian Obligor, as applicable, has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii)                      the Corresponding Debt of such German Obligor or such Austrian Obligor, as applicable, shall be automatically decreased and discharged to the extent that the Parallel Debt of such German Obligor or such Austrian Obligor, as applicable, has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c)                                  The Administrative Agent acts in its own name and not as a trustee, and its claims in respect of any Parallel Debt shall not be held on trust. The Security granted under the Credit Documents to which a German Obligor or an Austrian Obligor, as the case may be, is a party to the Administrative Agent to secure the Parallel Debt of such German Obligor or such Austrian Obligor, as applicable, is granted to the Administrative Agent in its capacity as creditor of such Parallel Debt and shall not be held on trust.

(d)                                 All monies received or recovered by the Administrative Agent pursuant to any payment undertaking of a German Obligor or Austrian Obligor provided pursuant to Clause 14.26(a), and all amounts received or recovered by the Administrative Agent from or by the enforcement of any Security granted to secure the Parallel Debt of any German Obligor or any Austrian Obligor shall be applied in accordance with this agreement.

(e)                                  Without limiting or affecting the Administrative Agent’s rights against any German Obligor or any Austrian Obligor (whether under this Clause 14.26 or under any other provision of the Credit Documents to which such German Obligor or such Austrian Obligor, as the case may be, is a party), the Borrower, on behalf of itself and any German Obligor and any Austrian Obligor, acknowledges that:

(i)                         nothing in this Clause 14.26 shall impose any obligation on the Administrative Agent to advance any sum to any German Obligor or Austrian Obligor or otherwise under any Credit Document, except in its capacity as Lender; and

(ii)                      for the purpose of any vote taken under any Credit Document, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.

14.27                                                                 Discharge of Security.

(a)                                 To the extent a sale or other disposition of the Secured Assets is permitted pursuant to the provisions hereof, the Lenders hereby authorize the Administrative Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments which are necessary for the purposes of releasing and discharging the Security therein or for the purposes of recording the provisions or effect thereof in any office where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 14.27.

(b)                                 To the extent all of the Shares of any Guarantor subject to the Liens (if any) granted by the Borrower or any other Obligor pursuant to any Security Documents are sold or otherwise disposed of and such sale or disposition is permitted pursuant to the provisions hereof, the Lenders hereby authorized the Administrative Agent, at the cost and expense of the Borrower, to execute such discharges and other instruments which are necessary for the purposes of (i) releasing and discharging such Guarantor and any Subsidiary of such Guarantor that is a Guarantor (in this Section 14.27, each a “Released Guarantor”) from its obligations under the Loan Documents to which such Released Guarantor is a party and to release and discharge the Security granted by such Released Guarantor, or (ii) for the purpose of recording the provisions or effect thereof in any officer where the Security Documents may be registered or recorded or for the purpose of more fully and effectively carrying out the provisions of this Section 14.27.

(c)                                  On the Secured Obligations Termination Date, the Lenders hereby authorize the Administrative Agent, at the expense and request of the Borrower, to execute such agreements and other instruments as may be necessary to release and discharge the Security or record the effects of such release or discharge in any office where the Security Documents may be registered or recorded.

14.28                                                                 Survival.

The provisions of Article 14 and all other provisions of this agreement which are necessary to give effect to each of the provisions of such Articles shall survive the permanent repayment in full of the Credit Facilities and the termination of all of the commitments of the Lender in connection therewith until the Secured Obligations Termination Date.

ARTICLE 15
MISCELLANEOUS

15.1                                                                        Waivers.

No failure or delay by the Administrative Agent, the Lenders or the Majority Lenders in exercising any remedy, right or power hereunder or otherwise shall operate as a waiver thereof, except a waiver which is specifically given in writing by the Administrative Agent, and no single or partial exercise of any power, right or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other power, right or privilege.

15.2                                                                        Notices.

All notices, demands and other communications provided for in this agreement shall be in writing and shall be personally delivered to an officer of the addressee or sent by telefacsimile, charges prepaid, at or to the applicable addresses, email addresses (which email notice shall be sent with a “read receipt” request)  or telefacsimile numbers, as the case may be, set opposite the party’s name on the signature page hereof (in the case of the Borrower and the Administrative Agent) or set forth in Schedule A hereto (in the case of the Lenders) or at or to such other address or addresses, email address or email addresses or telefacsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner.  Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made prior to 4:00 p.m. (Toronto time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery.  Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made prior to 4:00 p.m. (Toronto time); otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

15.3                                                                        Severability.

Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.4                                                                        Counterparts.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

15.5                                                                        Successors and Assigns; No Third Party Rights or Liabilities.

This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this agreement will be construed to give any Person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this agreement or any provision of this agreement.  This agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto and their successors and assigns.

15.6                                                                        Assignment.

(a)                                 Without the consent of all of the Lenders, neither the Loan Documents nor the benefit thereof may be assigned by the Borrower.

(b)                                 Subject to Section 15.6(d), a Lender may at any time sell to one or more other Persons (“Participants”) participating interests in any credit outstanding hereunder, any commitment of such Lender hereunder or any other interest of such Lender hereunder.  In the event of any such sale by a Lender of a participating interest to a Participant, the Lender’s obligations under this agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof and the Borrower shall continue to be obligated to the Lender in connection with the Lender’s rights under this agreement.  The Borrower agrees that if amounts outstanding under this agreement are due and unpaid, or shall have been declared to be or shall have become due and payable upon the occurrence of an Event of Default, or any Default which might mature into an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this agreement to the same extent as if the amount of its participating interest were owing directly to it as the relevant Lender under this agreement.  The Borrower also agrees that each Participant shall be entitled to the benefits of Article 8 with respect to its participation hereunder; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Article than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

(c)                                  Subject to Section 15.6(d), with the prior written consent of the Borrower (which consent shall not be required for so long as a Default has occurred and is continuing), the Issuing Lender (which consent shall only be required with respect to an assignment of any commitment either RT Facility and which in any event shall not be required (x) for so long as an Event of Default has occurred and is continuing if no Letters issued by the Issuing Lender are outstanding at the time of the relevant assignment or (y) if the selling Lender has made arrangements acceptable to the Issuing Lender with respect to any liability of such selling Lender with respect to Letters issued by the Issuing Lender then outstanding), the Overdraft Lender (which consent shall only be required with respect to an assignment of any commitment under the RT 2 Facility and which shall otherwise not be required if such sale is to one or more Lenders or to an affiliate or subsidiary of any of the Lenders) and the Administrative Agent (such consent not to be unreasonably withheld) and provided that, at any time other than when a Default has occurred and is continuing, such sale shall not be to a non-resident of Canada for purposes of the Income Tax Act (Canada) if such assignment would result in amounts payable under Section 8.6 by the Borrower hereunder, a Lender may at any time sell all or any part of its rights and obligations under the Loan Documents to one or more Persons (“Purchasing Lenders”) in amounts no less than U.S.$1,000,000 and provided, unless the Lender is selling all of its remaining rights and obligations under the Loan Documents, such Lender retains an aggregate of at least U.S.$1,000,000 in Individual Commitments.  Upon such sale, the Lender shall, to the extent of such sale, be released from its obligations under the Loan Documents (subject always to its continuing obligations under Section 9.6) and each of the Purchasing Lenders shall become a party to the Loan

Documents to the extent of the interest so purchased provided, however, no Lender that is a Defaulting Lender shall be released from any obligation in respect of damages arising in connection with it being or becoming a Defaulting Lender.  Any such assignment by a Lender shall not be effective unless and until such Lender has paid to the Administrative Agent an assignment fee in the amount of U.S.$3,500 for each Purchasing Lender, unless and until the Purchasing Lender has executed an instrument substantially in the form of Schedule C hereto whereby the Purchasing Lender has agreed to be bound by the terms of the Loan Documents as a Lender and has agreed to specific Individual Commitments and a specific address and telefacsimile number for the purpose of notices as provided in Section 15.2.  Upon any such assignment becoming effective, Schedule A hereto shall be deemed to be amended to include the Purchasing Lender as a Lender with the specific Individual Commitments, address and telefacsimile number as aforesaid and the Individual Commitments of the Lender making such assignment shall be deemed to be reduced by the respective amounts of the Individual Commitments of the Purchasing Lender.  When an assignment has been effected pursuant to this Section 15.6(c) without the consent of the Borrower, the Administrative Agent shall, within five Banking Days of any such assignment becoming effective, provide the Borrower with written notice of such assignment.  For certainty, no Subject Entity, nor any shareholder or affiliate of any Subject Entity, may be a Participant or Purchasing Lender.

(d)                                 Notwithstanding anything to the contrary in this agreement or any other Loan Document, TELUS Corporation as a Lender shall not be permitted to sell participating interests as contemplated by Section 15.6(b) (other than selling a participating interest to a wholly-owned Canadian resident Subsidiary of TELUS Corporation) or sell its rights and obligations under the Loan Documents as contemplated by Section 15.6(c), in each case without the consent of the Administrative Agent.

(e)                                  The Borrower authorizes the Administrative Agent and the Lenders to disclose to any Participant or Purchasing Lender (in this Section 15.6 each, a “Transferee”) and any prospective Transferee and authorizes each of the Lenders to disclose to any other Lender any and all financial information in their possession concerning the Subject Entities which has been delivered to them by or on behalf of the Borrower pursuant to this agreement or which has been delivered to them by or on behalf of the Borrower in connection with their credit evaluation of the Subject Entities prior to becoming a party to this agreement, so long as any such Transferee agrees not to disclose any confidential, non-public information to any Person other than its non-brokerage affiliates, employees, accountants or legal counsel, unless required by law.

15.7                                                                        Entire Agreement.

The Credit Documents and the agreements referred to therein and delivered pursuant thereto constitute the entire agreement between the parties hereto and supersede any prior agreements, commitment letters, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

15.8                                                                        Further Assurances.

The Borrower shall, and shall cause the other Obligors to, from time to time and at all times hereafter, upon every reasonable request of the Administrative Agent, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Administrative Agent for more effectually implementing and carrying out the true intent and meaning of the Loan Documents or any agreement delivered pursuant thereto and such additional security, legal opinions, consents, approvals, acknowledgements, undertakings, non-disturbance agreements, directions and negotiable documents of title in connection with the property and assets of the Obligors, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may from time to time request, to ensure (i) that all Secured Assets are subject to a Lien in favour of the Administrative Agent subject to and in accordance with this agreement, and (ii) the intended first ranking priority of such Liens.

15.9                                                                        Judgment Currency.

(a)                                 If, for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 15.9 referred to as the “Judgment Currency”) an amount due in another currency (such other currency being hereinafter in this Section 15.9 referred to as the “Indebtedness Currency”) under this agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)                         the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)                      the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 15.9(a)(i) being hereinafter in this Section 15.9 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in Section 15.9(a)(i), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay to the Lenders, such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)                                  Any amount due from the Borrower under the provisions of Section 15.9(b) shall be due to the judgment creditor as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this agreement.

(d)                                 The term “rate of exchange” in this Section 15.9 means the 4:30 pm (Toronto time) spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

15.10                                                                 Forum Selection and Consent to Jurisdiction.

Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  The Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the Province of Ontario for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.  To the extent permitted by Applicable Law, the Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the Province of Ontario.  The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this agreement.  Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than the Province of Ontario.

15.11                                                                 Confidentiality.

The Administrative Agent and each Lender agrees to use commercially reasonable efforts to ensure that financial statements or other information relating to the Borrower which may be delivered to it pursuant to this agreement and which are not publicly filed or otherwise made available to the public generally will be treated confidentially by the Administrative Agent and each Lender and will not, except with the written consent of the Borrower, be distributed or otherwise made available by the Administrative Agent or any Lender to any Person other than its directors, officers, employees, authorized agents, counsel or other representatives (provided the other representatives have agreed or are under a duty to keep all information confidential) required, in the reasonable opinion of the Administrative Agent or such Lender, to have such information.  The Administrative Agent and each Lender is authorized to deliver a copy of any financial statements or any other information which may be delivered to it pursuant to this agreement, to (i) any actual or potential Participant or Assignee provided prior written notice is given to the Borrower and the Participant or Assignee agrees to keep all such information confidential, (ii) any Official Body having jurisdiction over the Administrative Agent or a Lender, as the case may be, in order to comply with any Applicable Law; provided, however, the foregoing parenthetical exception shall not apply to (x) clause (ii) hereof or (y) after the occurrence and continuance of an Event of Default for at least 60 consecutive days.  Notwithstanding the foregoing, if any Lender forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Loan Documents to any Person in order to comply with any AML/CTF Laws, the parties agree that, to the extent permitted by Applicable Law, such disclosure will not breach any duty of confidentiality owed by that Lender to any other party to this agreement.

15.12                                                                 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

15.13                                                                 Waivers of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

15.14                                                                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                         a reduction in full or in part or cancellation of any such liability;

(ii)                      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this agreement or any other Loan Document; or

(iii)                   the variation of the terms of such liability in connection with the exercise of the Write-down and Conversion Powers of any Resolution Authority.

15.15                                                                 Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Capital Market Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding the governing law of any of the Loan Documents or any Supported QFC):

(a)                                 If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)                                 As used in this Section 15.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)                         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                      a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the parties hereto have executed this agreement.

TELUS International (Cda) Inc.		TELUS INTERNATIONAL (CDA) INC.
510 West Georgia Street, 8th Floor
Vancouver, BC V6B 0M3

Attention:	Stephen Lewis, SVP and Treasurer	By:	/s/ Jeffrey Puritt
Telefax:	(604) 899-9228		Name:	Jeffrey Puritt
Email:	Stephen.Lewis@TELUS.COM		Title:	President and Chief Executive Officer

- and copy to -

25 York Street, 29th Floor		By:	/s/ Michel Belec
Toronto, ON M5J 2V5			Name:	Michel Belec
			Title:	SVP, CLO and Corporate Secretary
Attention:	Senior Director of Finance
(Jason Mayr)
Email:	jason.mayr@telus.com

Second Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA		THE BANK OF NOVA SCOTIA,
Corporate Banking - Loan Syndications		as Administrative Agent
40 King Street West, 62nd Floor
Toronto, Ontario M5W 2X6
		By:	/s/ Clement Yu
Attention:	Head, Agency Services		Name: Clement Yu
Telefax:	(416) 866-3329		Title: Director
Email:	agency.services@scotiabank.com

		By:	/s/ Ryan Moonilal
Name: Ryan Moonilal
Title: Analyst

THE BANK OF NOVA SCOTIA, as Lender

		By:	/s/ Daniel Grouix
Name: Daniel Grouix
Title: Managing Director & Head

		By:	/s/ Iman Debnath
Name: Iman Debnath
Title: Associate Director

Second Amended and Restated Credit Agreement

THE TORONTO-DOMINION BANK, as Lender

By:	/s/ Rahim Kabani
Name: Rahim Kabani
Title: Managing Director

By:	/s/ Ben Montgomery
Name: Ben Montgomery
Title: Director

Second Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:	/s/ Stephen Redding
Name: Stephen Redding
Title: Managing Director

By:	/s/ Martin Danaj
Name: Martin Danaj
Title: Director

Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Lender

By:	/s/ Mike Elsey
Name: Mike Elsey
Title: Director, Corporate Banking

Second Amended and Restated Credit Agreement

BANK OF MONTREAL, as Lender

By:	/s/ Deep Gill
Name: Deep Gill
Title: Director, Corporate Banking

Second Amended and Restated Credit Agreement

NATIONAL BANK OF CANADA, as Lender

By:	/s/ Michelle Fiebig
Name: Michelle Fiebig
Title: Director

By:	/s/ David Torrey
Name: David Torrey
Title: Managing Director

Second Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., CANADIAN BRANCH, as Lender

By:	/s/ Marc-Philippe Piche
Name: Marc-Philippe Piche
Title: Managing Director

Second Amended and Restated Credit Agreement

MUFG BANK, LTD., CANADA BRANCH, as Lender

By:	/s/ Jack Shuai
Name: Jack Shuai
Title: Director

Second Amended and Restated Credit Agreement

HSBC BANK CANADA, as Lender

By:	/s/ My Le
Name: My Le
Title: Director, Global Banking

By:	/s/ Casey Coates
Name: Casey Coates
Title: Managing Director, Global Banking

Second Amended and Restated Credit Agreement

BANK OF CHINA (CANADA), as Lender

By:	/s/ Jian Shi
Name: Jian Shi
Title: Head of Corporate Banking Department

Second Amended and Restated Credit Agreement

ICICI BANK CANADA, as Lender

By:	/s/ Sumit Chatterjee
Name: Sumit Chatterjee
Title: CRO

By:	/s/ Lester Fernandes
Name: Lester Fernandes
Title: Assistant Vice President, Corporate & Commercial Bank

Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH, as Lender

By:	/s/ Steve Nishimura
Name: Steve Nishimura
Title:

Second Amended and Restated Credit Agreement

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Lender

By:	/s/ Oliver Sumugod
Name: Oliver Sumugod
Title: Director

By:	/s/ Matt van Remmen
Name: Matt van Remmen
Title: Managing Director

Second Amended and Restated Credit Agreement

TELUS CORPORATION, as Lender

By:	/s/ Stephen Lewis
Name: Stephen Lewis
Title: SVP, Finance and Treasurer

Second Amended and Restated Credit Agreement

SCHEDULE A
INDIVIDUAL COMMITMENTS

A-1

SCHEDULE B
COMPLIANCE CERTIFICATE

B-1

SCHEDULE C
FORM OF ASSIGNMENT

C-1

SCHEDULE D
FORM OF DRAWDOWN NOTICE

D-1

SCHEDULE E
FORM OF ROLLOVER NOTICE

E-1

SCHEDULE F
FORM OF CONVERSION NOTICE

F-1

SCHEDULE G
CORPORATE STRUCTURE

G-1

SCHEDULE H
GUARANTEE AND SECURITY DOCUMENTS

H-1

SCHEDULE I
TRANSACTIONS WITH AFFILIATES

I-1

SCHEDULE J
CONSENTS AND APPROVALS

J-1

SCHEDULE K
APPLICABLE MARGIN

K-1

SCHEDULE L
ACCORDION AGREEMENT

L-1

SCHEDULE A
TO ACCORDION AGREEMENT
INDIVIDUAL COMMITMENTS

L-2

SCHEDULE M
QUALIFIED AFFILIATE INSTRUMENT OF ADHESION

M-1

SCHEDULE N
GUARANTORS

N-1

SCHEDULE O
NON-GUARANTEEING MATERIAL SUBSIDIARIES

O-1

SCHEDULE P
TARGET ENTITIES

P-1

SCHEDULE Q
AGREED SECURITY PRINCIPLES

Q-1

SCHEDULE R
POST-CLOSING MATTERS RE EXISTING OBLIGORS

R-1